                                                                    EXHIBIT 4.22

                         CITY OF FARMINGTON, NEW MEXICO

                               __________________


                             ORDINANCE NO. 2002-1134

                              Adopted July 9, 2002

                               __________________


                                   AUTHORIZING

                            Pollution Control Revenue
                         Refunding Bonds, 2002 Series A
                            (El Paso Electric Company
                              Four Corners Project)


                               __________________

       TABLE OF CONTENTS

                                Table of Contents

                                                                                Page
                                                                                ----
ARTICLE I DEFINITIONS .........................................................    4

   Section 1.01  Definitions ..................................................    4
   Section 1.02  Number and Gender ............................................   13
   Section 1.03  Articles, Sections, Etc ......................................   13
   Section 1.04  Content of Certificates and Opinions .........................   13
   Section 1.05  Findings .....................................................   14

ARTICLE II THE BONDS ..........................................................   15

   Section 2.01  Authorization and Terms ......................................   15
   Section 2.02  Execution of Bonds; Limited Obligation .......................   28
   Section 2.03  Transfer and Exchange of Bonds ...............................   30
   Section 2.04  Bond Register ................................................   30
   Section 2.05  Bonds Mutilated, Lost, Destroyed or Stolen ...................   30
   Section 2.06  Disposition of Bonds .........................................   31
   Section 2.07  CUSIP Numbers ................................................   31
   Section 2.08  Other Obligations ............................................   31
   Section 2.09  Temporary Bonds ..............................................   31

ARTICLE III ISSUANCE OF BONDS .................................................   32

   Section 3.01  Authentication and Delivery of Bonds .........................   32
   Section 3.02  Payment of Principal and Interest ............................   32

ARTICLE IV REDEMPTION AND PURCHASE OF BONDS ...................................   33

   Section 4.01  Redemption of Bonds ..........................................   33
   Section 4.02  Selection of Bonds to be Redeemed ............................   37
   Section 4.03  Notice for Redemption ........................................   37
   Section 4.04  Partial Redemption of Bonds ..................................   38
   Section 4.05  Effect of Redemption .........................................   39
   Section 4.06  Payment of Redemption Price ..................................   39
   Section 4.07  Bank Purchase Option .........................................   39
   Section 4.08  Purchase of Bonds ............................................   42
   Section 4.09  Delivery of Tendered Bonds ...................................   44
   Section 4.10  Bonds Deemed Purchased .......................................   44

ARTICLE V THE BOND FUND .......................................................   45

   Section 5.01  Creation of Bond Fund ........................................   45
   Section 5.02  Deposits into Bond Fund ......................................   45
   Section 5.03  Use of Moneys in Bond Fund ...................................   45
   Section 5.04  Credit Facility ..............................................   46

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
   Section 5.05   Custody of Bond Fund; Withdrawal of Moneys .........................   48
   Section 5.06   Bonds Not Presented for Payment ....................................   48
   Section 5.07   Moneys Held in Trust ...............................................   48
   Section 5.08   Payment to the Bank and to the Company .............................   49

ARTICLE VI CONSTRUCTION FUND; APPLICATION OF BOND PROCEEDS ...........................   49

   Section 6.01   Construction Fund ..................................................   49
   Section 6.02   Application of Proceeds ............................................   51

ARTICLE VII INVESTMENTS ..............................................................   51

   Section 7.01   Investments ........................................................   51

ARTICLE VIII GENERAL COVENANTS .......................................................   52

   Section 8.01   Limited Obligation; Payment of Principal and Interest ..............   52
   Section 8.02   Performance of Agreements; Authority ...............................   52
   Section 8.03   Maintenance of Corporate Existence; Compliance with Laws ...........   53
   Section 8.04   Enforcement of Company's Obligations under the Agreement ...........   53
   Section 8.05   Further Assurances .................................................   53
   Section 8.06   No Disposition or Encumbrance of City's Interests ..................   53
   Section 8.07   Trustee's Access to Books Relating to Facilities ...................   53
   Section 8.08   Filing of Financing Statements .....................................   53
   Section 8.09   Tax Covenant .......................................................   54
   Section 8.10   Notices by Trustee .................................................   54
   Section 8.11   Ratification of Prior Action .......................................   54
   Section 8.12   No Transfer of Credit Facility .....................................   54

ARTICLE IX DEFEASANCE ................................................................   55

   Section 9.01   Defeasance .........................................................   55
   Section 9.02   Survival of Certain Provisions .....................................   56

ARTICLE X DEFAULTS AND REMEDIES ......................................................   56

   Section 10.01  Events of Default ..................................................   56
   Section 10.02  Remedies ...........................................................   59
   Section 10.03  Restoration to Former Position .....................................   59
   Section 10.04  Owner's Right to Direct Proceedings ................................   59
   Section 10.05  Limitation on Owners' Right to Institute Proceedings ...............   60
   Section 10.06  No Impairment of Right to Enforce Payment ..........................   60
   Section 10.07  Proceeding by Trustee Without Possession of Bonds ..................   60
   Section 10.08  No Remedy Exclusive ................................................   60
   Section 10.09  No Waiver of Remedies ..............................................   60
   Section 10.10  Application of Moneys ..............................................   61
   Section 10.11  Severability of Remedies ...........................................   62
   Section 10.12  Waivers of Events of Default .......................................   62
   Section 10.13  No Obligation of City to Act .......................................   63

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
ARTICLE XI TRUSTEE; PAYING AGENT; REGISTRAR ..................................................  63

   Section 11.01  Acceptance of Trusts .......................................................  63
   Section 11.02  Trustee Not Responsible for Recitals, Maintenance, Insurance, etc ..........  63
   Section 11.03  Limitations on Liability ...................................................  64
   Section 11.04  Compensation, Expenses and Advances ........................................  64
   Section 11.05  Notice of Events of Default ................................................  65
   Section 11.06  Action by Trustee ..........................................................  65
   Section 11.07  Good Faith Reliance ........................................................  65
   Section 11.08  Dealings in Bonds and with the City and the Company ........................  66
   Section 11.09  Several Capacities .........................................................  66
   Section 11.10  Construction of Ordinance ..................................................  66
   Section 11.11  Resignation of Trustee .....................................................  66
   Section 11.12  Removal of Trustee .........................................................  66
   Section 11.13  Appointment of Successor Trustee ...........................................  67
   Section 11.14  Qualifications of Successor Trustee ........................................  67
   Section 11.15  Judicial Appointment of Successor Trustee ..................................  67
   Section 11.16  Acceptance of Trusts by Successor Trustee ..................................  68
   Section 11.17  Successor by Merger or Consolidation .......................................  68
   Section 11.18  Standard of Care ...........................................................  68
   Section 11.19  Notice of Event of Default .................................................  68
   Section 11.20  Intervention in Litigation .................................................  68
   Section 11.21  Paying Agent ...............................................................  68
   Section 11.22  Qualifications of Paying Agent; Resignation; Removal .......................  69
   Section 11.23  Registrar ..................................................................  69
   Section 11.24  Qualifications of Registrar; Resignation; Removal ..........................  70
   Section 11.25  Appointment of Co-Trustee ..................................................  70
   Section 11.26  Notices to Rating Agencies .................................................  71

ARTICLE XII EXECUTION OF INSTRUMENTS BY OWNERS AND PROOF OF OWNERSHIP OF BONDS ...............  71

   Section 12.01  Execution of Instruments; Proof of Ownership ...............................  71

ARTICLE XIII MODIFICATION OF THIS ORDINANCE AND THE AGREEMENT ................................  72

   Section 13.01  Limitations ................................................................  72
   Section 13.02  Supplemental Ordinances without Consent of Owners ..........................  72
   Section 13.03  Supplemental Ordinances with Consent of Owners .............................  73
   Section 13.04  Effect of Supplemental Ordinance ...........................................  74
   Section 13.05  Consent of the Company and the Bank ........................................  74
   Section 13.06  Amendment of Agreement without Consent of Owners ...........................  75
   Section 13.07  Amendment of Agreement with Consent of Owners ..............................  75
   Section 13.08  Issuance of Bonds Under Other Ordinances; Recognition of Prior Pledges .....  75

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
ARTICLE XIV REMARKETING AGENT; TENDER AGENT; PURCHASE AND REMARKETING OF BONDS ....................   76

   Section 14.01  Remarketing Agent and Tender Agent. .............................................   76
   Section 14.02  Qualifications of Remarketing Agent and Tender Agent; Resignation; Removal ......   77
   Section 14.03  Notice of Bonds Delivered for Purchase; Purchase of Bonds .......................   78
   Section 14.04  Remarketing of Bonds; Notice of Interest Rates ..................................   80
   Section 14.05  Delivery of Bonds ...............................................................   80
   Section 14.06  Drawings on Credit Facility .....................................................   81
   Section 14.07  Delivery of Proceeds of Sale ....................................................   82

ARTICLE XV MISCELLANEOUS ..........................................................................   82

   Section 15.01  Ordinance to Bind and Inure to Benefit of Successors to City ....................   82
   Section 15.02  Parties in Interest .............................................................   82
   Section 15.03  Severability ....................................................................   82
   Section 15.04  No Personal Liability of City Officials Under Ordinance .........................   83
   Section 15.05  Bonds Owned by the City or the Company ..........................................   83
   Section 15.06  Governing Law ...................................................................   83
   Section 15.07  Notices .........................................................................   83
   Section 15.08  Non-Business Days ...............................................................   84
   Section 15.09  Opinions ........................................................................   84
   Section 15.10  Headlines; Table of Contents ....................................................   84
   Section 15.11  Acceptance by Trustee ...........................................................   84
   Section 15.12  Declaration of Emergency ........................................................   85

EXHIBIT A.     Bond Form ..........................................................................  A-1

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                                   CERTIFICATE

STATE OF NEW MEXICO   )
                      )
COUNTY OF SAN JUAN    )   SS.
                      )
CITY OF FARMINGTON    )

     I hereby certify that the attached document numbered as pages 1 through __, both inclusive, is a true and correct copy of Ordinance No. ________ adopted by the Governing Body of the City of Farmington, New Mexico at its meeting held in the Council Chamber of City Hall, at ______ on ________, the original of said document being under my care, custody and control and recorded in my office.

     IN WITNESS WHEREOF I have hereunto set my hand and seal of said City of Farmington, New Mexico this ___ day of July, 2002.

SEAL

                                                      __________________________
                                                      __________, City Clerk

                             ORDINANCE NO. 2002-1134

     AN ORDINANCE AUTHORIZING AND PROVIDING FOR THE ISSUANCE BY THE CITY OF FARMINGTON, NEW MEXICO OF AN ISSUE OF ITS REVENUE BONDS DESIGNATED "POLLUTION CONTROL REFUNDING REVENUE BONDS, 2002 SERIES A (EL PASO ELECTRIC COMPANY, FOUR CORNERS PROJECT)" TO BE ISSUED PURSUANT TO THE PROVISIONS OF THE POLLUTION CONTROL REVENUE BOND ACT, CHAPTER 397, LAWS OF 1973 OF THE STATE OF NEW MEXICO, 31ST LEGISLATURE, 1ST SESSION, AS AMENDED, FOR THE PURPOSE OF REFUNDING OUTSTANDING REVENUE BONDS ISSUED UNDER SUCH ACT TO REFUND PREVIOUSLY OUTSTANDING REVENUE BONDS ISSUED UNDER SUCH ACT TO FINANCE PROJECTS CONSISTING OF INTERESTS IN CERTAIN AIR AND WATER POLLUTION CONTROL FACILITIES AT THE FOUR CORNERS GENERATING STATION, ELECTRIC POWER GENERATING PLANT LOCATED IN SAN JUAN COUNTY, NEW MEXICO, INTERESTS IN WHICH ARE OWNED BY EL PASO ELECTRIC COMPANY, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF TEXAS, SAID REVENUE BONDS TO BE PAYABLE BY THE CITY SOLELY FROM THE REVENUES PAYABLE TO THE CITY BY EL PASO ELECTRIC COMPANY PURSUANT TO A CERTAIN AMENDED AND RESTATED INSTALLMENT SALE AGREEMENT BETWEEN THE CITY, AS VENDOR, AND EL PASO ELECTRIC COMPANY, AS VENDEE. AND CERTAIN OTHER MONEYS PLEDGED THEREFOR HEREUNDER, SAID REVENUE BONDS NEVER TO CONSTITUTE AN INDEBTEDNESS OF THE CITY WITHIN THE MEANING OF ANY STATE CONSTITUTIONAL PROVISION OR STATUTORY LIMITATION, AND NEVER TO CONSTITUTE OR GIVE RISE TO ANY PECUNIARY LIABILITY OF THE CITY OR A CHARGE AGAINST ITS GENERAL CREDIT OR TAXING POWERS AND DECLARING THAT EMERGENCY CIRCUMSTANCES EXIST WITH RESPECT THERETO.

          WHEREAS, the City of Farmington, an incorporated municipality, a body politic and corporate, existing under the Constitution and laws of the State of New Mexico (the "City"), is authorized and empowered under the Pollution Control Revenue Bond Act, Chapter 397, Laws of 1973 of the State of New Mexico, 31st Legislature, 1st Session, as amended (the "Act"), to issue revenue bonds for and to acquire, whether by construction, purchase, gift or lease, one or more projects consisting of any land, interest in land, building, structure, facility, system, fixture, improvement, appurtenance, machinery, equipment or any combination thereof, or any interest in any one or more of the foregoing, whether or not presently in existence or under construction, used by an individual, partnership, firm, company, corporation (including a public utility), association, trust, estate, political subdivision, state agency or any legal entity, or its legal representative, agent or assigns, substantially for the reduction, abatement or prevention of pollution, including, but not limited to, the removal of pollutants, contaminants or foreign substances from land, air or water, or for the removal or treatment of any substance in a processed material which would otherwise cause pollution when such material is used, provided that any such project shall be located within the State of New Mexico and within or without or partially within or without the City, but not more than fifteen miles outside of the corporate limits of the City (or that, if there is no municipality within fifteen miles of the project, the City is in the county in which the project is or may be located) and to sell or lease or otherwise dispose of any or all of such projects upon such terms and conditions as the governing body of the City (hereinafter called the "City Council") may deem advisable and as shall not conflict with the provisions of the Act; and

          WHEREAS, the City is authorized and empowered under the Act to issue refunding bonds to refund bonds issued and outstanding under the Act; and

          WHEREAS, the City Council has heretofore on October 23, 1973, adopted a Resolution (the "1973 Resolution") determining to issue, and, subject to certain conditions, agreeing to issue under the Act revenue bonds to finance the cost to El Paso Electric Company, a corporation organized and existing under the laws of the State of Texas (the "Company"), of certain Facilities (the "Facilities") for the abatement, control, reduction or prevention of air and water pollution caused by the operation of Units 4 and 5 at the Four Corners Generating Station, an electric power generating plant (the "Plant") located in San Juan County, New Mexico, and authorizing the Mayor to execute and deliver a preliminary agreement relating thereto and, subject to certain conditions, to take such steps and actions required or necessary in order to issue such revenue bonds, and a Preliminary Agreement dated as of December 28, 1973 (the "1973 Agreement"), in the form contemplated by the 1973 Resolution was executed and delivered by the City and the Company; and

          WHEREAS, the City Council on April 8, 1980, adopted a resolution authorizing the Mayor to execute and deliver an amendment to the 1973 Agreement, and an Amendment to the 1973 Agreement dated as of April 8, 1980, in the form contemplated by said resolution, was executed and delivered by the City and the Company; and

          WHEREAS, the City has heretofore issued and sold $35,440,000 aggregate principal amount of its Pollution Control Revenue Bonds, 1981 Series A (El Paso Electric Company, Four Corners Project) (the "1981 Bonds") the proceeds of which were used to defray a portion of the cost to the Company of acquiring, constructing, reconstructing, improving, maintaining, equipping or furnishing the Facilities; and

          WHEREAS, the City Council has heretofore on November 22, 1983, adopted Resolutions approving and authorizing the execution and delivery by the Mayor and the City Clerk of the City, on behalf of the City, of that certain Installment Sale Agreement, dated as of November 1, 1983, between the City and the Company, and setting forth the undertaking by the City to issue and sell the 1983 Bonds (as hereinafter defined); and

          WHEREAS, the City has heretofore issued and sold $35,805,000 aggregate principal amount of its Annual Tender Pollution Control Revenue Refunding Bonds, 1983 Series A (El Paso Electric Company, Four Corners Project) (the "1983 Bonds") the proceeds of which were used to refund the outstanding 1981 Bonds; and

          WHEREAS, the City Council has heretofore on October 18, 1994, adopted a Resolution approving and authorizing the execution and delivery by the Mayor and the City Clerk of the City, on behalf of the City, of that certain Installment Sale Agreement (the "1994

Agreement"), dated as of November 1, 1994, between the City and the Company, and setting forth the undertaking by the City to issue and sell the 1994 Bonds (as hereinafter defined); and

          WHEREAS, the City has heretofore issued and sold $33,300,000 aggregate principal amount of its Annual Tender Pollution Control Revenue Refunding Bonds, 1994 Series A (El Paso Electric Company, Four Corners Project) (the "1994 Bonds") the proceeds of which were used to refund the outstanding 1983 Bonds; and

          WHEREAS, the Company has advised the City and the Trustee of its election to exercise its option to prepay the unpaid balance of the purchase price of the Project (as hereinafter defined) by taking the actions required by the 1994 Ordinance (as hereinafter defined) to cause to be redeemed the entire principal amount of the 1994 Bonds then outstanding, subject to the Company's right to revoke such election; and

          WHEREAS, the City intends to adopt a resolution approving and authorizing the execution and delivery by the Mayor and the City Clerk of the City, on behalf of the City, of that certain Amended and Restated Installment Sale Agreement (the "Agreement"), to be dated as of a date at or prior to the first issuance of the Bonds (as hereinafter defined), between the City, as Vendor, and the Company, as Vendee (amending and restating the 1994 Agreement), and setting forth the undertaking by the City to issue and sell the Bonds; and

          WHEREAS, JPMorgan Chase, as successor trustee under the 1994 Ordinance and pursuant to instructions from the Company, has called the 1994 Bonds for mandatory tender for purchase pursuant to the 1994 Ordinance; and

          WHEREAS, the Company has requested that the City adopt an ordinance in the following form and containing the following terms and provisions and designating the named parties as Trustee, Registrar, Remarketing Agent and Tender Agent; and

          WHEREAS, in the Agreement the Company will release the City and agree that the City shall not be liable for, and will agree to indemnify and hold the City harmless from, certain matters; and

          WHEREAS, this Ordinance shall serve as an indenture of trust.

          NOW, THEREFORE,

          BE IT ORDAINED BY THE GOVERNING BODY OF THE CITY OF FARMINGTON, NEW MEXICO that the City, in consideration of the covenants herein contained and of the purchase and acceptance of the Bonds by the holders thereof, in order to secure the payment of all Bonds at any time outstanding under this Ordinance, according to their tenor and effect, and the performance and observance of all the covenants and conditions in the Bonds and herein contained, and to declare the terms and conditions upon and subject to which the Bonds are issued and secured, does grant a security interest in and pledge to the Trustee (as hereinafter defined), and to its successors and assigns forever, upon written acceptance of this ordinance by the Trustee, the Trust Estate (as hereinafter defined) for the equal and proportionate benefit, security and protection of all holders and owners of the Bonds issued under and secured by this Ordinance without privilege, priority or distinction as to the lien or otherwise of any of the Bonds over any other of the Bonds, all upon the terms stated in this Ordinance.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Definitions. The terms defined in this Article I shall, for all purposes of this Ordinance, have the meanings herein specified, unless the context clearly requires otherwise. Capitalized terms used herein, defined in the Agreement and not otherwise defined herein, shall have the meaning specified in the Agreement.

          "Act" shall mean the Pollution Control Revenue Bond Act, Chapter 397, Laws of 1973 of the State of New Mexico, 31st Legislature, 1st Session, as amended by Chapter 312, Laws of 1977 of the State of New Mexico, 33rd Legislature, 1st Session, and Chapter 181, Laws of 1978 of the State of New Mexico, 33rd Legislature, 2nd Session, and Chapter 114, Laws of 1983 of the State of New Mexico, 36th Legislature, 1st Session, and all acts supplemental thereto or amendatory thereof.

          "Agreement" shall mean the Amended and Restated Installment Sale Agreement dated as of August 1, 2002 (amending and restating the Amended and Restated Installment Sale Agreement dated as of November 1, 1994), executed and delivered at or prior to the initial issuance of the Bonds, between the City and the Company, relating to the Bonds, and any and all modifications, alterations, amendments and supplements thereto, in accordance with the terms of this Ordinance.

          "Alternate Credit Support" shall mean any letter of credit, credit facility, insurance policy, guarantee or other credit support agreement or security mechanism provided by the Company in accordance with Section 6.08 of the Agreement and any extension thereof.

          "Authorized Company Representative" shall mean each person at the time designated to act on behalf of the Company by written certificate furnished to the City and the Trustee containing the specimen signature of such person and signed on behalf of the Company.

          "Authorized Denominations" shall mean: (i) with respect to any Long-Term Interest Rate Period, $5,000 and any integral multiple thereof; (ii) with respect to any Daily Interest Rate Period, Weekly Interest Rate Period or Short-Term Interest Rate Period, $100,000 and any integral multiple of $5,000 in excess of $100,000.

          "Available Moneys" shall mean (i) with respect to any date occurring during the term of a Credit Facility, (a) proceeds of a drawing under a Credit Facility which have been directly deposited in the Bond Fund or the Purchase Fund, as applicable, (b) moneys deposited in the Bond Fund or the Purchase Fund by or on behalf of the Company and which have been on deposit with the Trustee or the Tender Agent, as applicable, for at least one hundred and twenty-four
(124) days prior to and during which no petition by or against the City or the Company or any affiliate of the Company, under any Bankruptcy Act shall have been filed or any bankruptcy or similar proceeding shall have been commenced, unless such petition or proceeding shall have been dismissed and such dismissal shall be final and not subject to appeal, (c) any other money

(including the proceeds of the sale of refunding obligations of the City) the application of which would not, in the written opinion of Bond Counsel or other nationally recognized counsel experienced in bankruptcy matters and acceptable to the City, the Rating Agencies, if any, and the Trustee and delivered to the Trustee and the Tender Agent, constitute a voidable preference in the case of a filing for protection under the Bankruptcy Act of the City or the Company and
(d) the proceeds from the investment of moneys described above, and (ii) with respect to any date not occurring during the term of a Credit Facility, any moneys furnished to the Trustee or the Tender Agent, as applicable, and the proceeds from the investment thereof.

          "Bank" shall mean the issuer of a Letter of Credit, if any, with respect to the Bonds, and, any subsequently issued Credit Facility, the issuer of such other Credit Facility so long as such other Credit Facility shall be in effect, in its capacity as such issuer, its successors in such capacity and their assigns.

          "Bankruptcy Act" shall mean the United States Bankruptcy Code, any successor act thereto or amendment thereof or any other applicable federal or state bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, now or hereafter in effect.

          "Bond" or "Bonds" shall mean the bonds issued in accordance with this Ordinance as referenced in Article II hereof.

          "Bond Counsel" shall mean any firm of nationally recognized bond counsel which is experienced in the financing of pollution control facilities and acceptable to the City, the Remarketing Agent, the Trustee and the Company hereof.

          "Book Entry Bond" shall mean any Bonds which are then held in book-entry form as provided in Section 2.01(e) hereof.

          "Bond Fund" shall mean the fund created by Section 5.01

          "Bond Interest Term" or "BIT" shall mean, with respect to each Bond bearing interest at a BIT Rate, the period established in accordance with the terms Section 2.01(c) hereof.

          "Bond Interest Term Rate" or "BIT Rate" shall mean, the interest rate on any Bond established in accordance with Section 2.01(c) hereof.

          "Business Day" shall mean a day on which banks located in the cities in which the Principal Offices of the Trustee and the Tender Agent are located, and in the city or cities in which drawings under a Credit Facility are required to be made, are not required or authorized by law or executive order to remain closed and on which the New York Stock Exchange, Inc. is not closed.

          "City" shall mean the City of Farmington, in the County of San Juan, an incorporated municipality, a body politic and corporate, existing under the Constitution and the Laws of the State of New Mexico, and its successors and assigns.

          "City Clerk" shall mean the City Clerk of the City or the officer succeeding to the principal functions of such office.

          "City Council" shall mean the City Council of the City or the board or body in which general legislative powers of the City may subsequently be vested.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference herein to a section of the Code shall be deemed to include the United States Treasury Regulations adopted under the Code, as the same may be in effect from time to time, unless the context clearly requires otherwise.

          "Company" shall mean El Paso Electric Company, a corporation organized and existing under the laws of the State of Texas, and its successors or assigns and any transferee entity to the extent permitted by Section 6.02 of the Agreement.

          "Construction Fund" shall mean the fund created by Section 6.01 hereof.

          "Cost of Construction" shall have the meaning specified in Article I of the Agreement.

          "Credit Facility" shall mean, collectively, the Letter of Credit and any extensions thereof, and, upon the issuance and delivery of any Alternate Credit Support in accordance with Section 6.08 of the Agreement, "Credit Facility" shall mean such Alternate Credit Support.

          "Daily Interest Rate" shall mean the variable interest rate on any Bond established in accordance with Section 2.01(c)(ii) hereof.

          "Daily Interest Rate Period" shall mean each period during which a Daily Interest Rate is in effect.

          "Determination of Taxability" means a determination that, due to the untruth or inaccuracy of any representation or warranty made by the Company in the Agreement or the breach of any covenant or warranty of the Company contained in the Agreement, interest on the Bonds, or any of them, is determined not to be Tax-Exempt by a final administrative determination of the Internal Revenue Service or a final judicial decision of a court of competent jurisdiction in a proceeding of which the Company received notice and in which the Company was afforded an opportunity to participate to the full extent permitted by law. A determination or decision will not be considered final for purposes of the preceding sentence unless (A) the City or the holder or holders of the Bonds involved in the proceeding in which the issue is raised (i) shall have given the Company and the Trustee prompt written notice of the commencement thereof, and
(ii) shall have offered the Company the opportunity to control the proceeding; provided the Company agrees to pay all expenses in connection therewith and to indemnify such holder or holders against all liability for such expenses (except that any such holder may engage separate counsel, and the Company shall not be liable for the fees or expenses of such counsel); and (B) such proceeding shall not be subject to a further right of appeal or shall not have been timely appealed.

          "Electronic" notice shall mean notice by any form of electronic transmission capable of producing a written record and shall constitute written notice as required herein.

          "Facilities" shall mean the pollution control systems and facilities at the Plant, which are described in Exhibit A to the Agreement, as from time to time revised, changed, amended or modified, and related improvements and any substitutions therefor.

          "Favorable Opinion of Bond Counsel" shall mean an opinion of Bond Counsel addressed to the City, the Bank and the Trustee to the effect that the action proposed to be taken (i) is authorized or permitted by the laws of the State of New Mexico and this Ordinance, and all conditions precedent, if any, have been satisfied and (ii) will not adversely affect any exclusion from gross income for federal income tax purposes of interest on the Bonds.

          "Government Obligations" shall mean direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed as to full and timely payment by, the United States of America and which are not subject to prepayment or redemption prior to maturity.

          "Initial Interest Rate Period" shall mean the Interest Rate Period for the Bonds on the date of issuance and delivery of the bonds as specified in
Section 2.01(b) hereof.

          "Initial Long-Term Interest Rate Period" shall mean the period commencing August 1, 2002 and ending July 31, 2005.

          "Interest Accrual Date" shall mean (i) with respect to any Daily Interest Rate Period, the first day thereof and, thereafter, the first day of each calendar month during that Daily Interest Rate Period, (ii) with respect to any Weekly Interest Rate Period, the first day thereof and, thereafter, the first day of each calendar month during that Weekly Interest Rate Period, (iii) with respect to any Long-Term Interest Rate Period, the first day thereof and, thereafter, each Interest Payment Date in respect thereof, other than the last such Interest Payment Date, and (iv) with respect to each Bond Interest Term within a Short Term Interest Rate Period, the first day thereof.

          "Interest Payment Date" shall mean (i) with respect to any Daily Interest Rate Period or Weekly Interest Rate Period, the first Business Day of each calendar month, (ii) with respect to any Long-Term Interest Rate Period, each June 1 and December 1 occurring during such Long-Term Interest Rate Period, and the Business Day next succeeding the last day thereof, (iii) with respect to any Short-Term Interest Rate Period, the Business Day next succeeding the last day thereof, and (iv) in all events, the final maturity date of the Bonds.

          "Interest Rate Period" shall mean any Daily Interest Rate Period, Weekly Interest Rate Period, Short-Term Interest Rate Period or Long-Term Interest Rate Period.

          "Investment Securities" shall mean any of the following obligations or securities (only to the extent investment therein would not violate the laws of the State of New Mexico) on which the Company (or any affiliate) is not the obligor, maturing at such time or times as to enable disbursements to be made from the Bond Fund or Construction Fund in accordance with the terms hereof, or which shall be marketable prior to the maturities thereof:

               (i) direct obligations of, or obligations the principal and interest of which are guaranteed as to the full and timely payment by, the United States of America, which obligations, in either case, are not subject to redemption or prepayment at less than par by anyone other than the holder;

               (ii) obligations issued or guaranteed by an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, including obligations of the Federal National Mortgage Association, Federal Intermediate Credit Banks, Banks for Cooperatives, Federal Land Banks or Federal Home Loan Banks;

               (iii) commercial paper rated at the time of investment in the highest short-term grade by the Rating Agencies;

               (iv) bankers' acceptances drawn on and accepted by commercial banks (including the Trustee, the Paying Agent, and the Bank) having at least $10,000,000 in capital stock, surplus and undivided profits the unsecured, uninsured obligations of which are rated not less than "Prime - 1" or "Aa2" by Moody's and "A-1" or "A+" by S&P;

               (v) certificates of deposit, deposit accounts and savings accounts fully insured by the Federal Deposit Insurance Corporation;

               (vi) repurchase agreements with solvent banking or other financial institutions (including the Trustee, the Paying Agent, and the Bank) rated at the time of investment not less than the then current rating of the Bonds by each of the Rating Agencies;

               (vii) obligations of a state, a Territory, Puerto Rico, or a possession of the United States of America, or any political subdivision of the foregoing, or of the District of Columbia and which are rated at the time of investment not less than the then current rating of the Bonds by each of the Rating Agencies;

               (viii) money market funds registered under the federal Investment Company Act of 1940, whose shares are registered under the federal Securities Act of 1933, and having a rating by S&P of "AAAm-G", "AAAm" or "Aam", and by Moody's of "Ass" or "As";

               (ix) custodial agreements providing for the investment of moneys through a custodian, reverse purchase agreements, option agreements and agreements to lend securities; and

               (x) any other obligations and securities not prohibited by law and which are rated at least "Aaa" or "A8" by Moody's and "AAA" or `AA' by S&P.

          "Issue Date" shall mean August 1, 2002, the date of issuance and delivery of the Bonds.

          "Letter of Credit" shall mean the irrevocable direct-pay letter of credit issued by the Bank and delivered to the Trustee in accordance with
Section 6.08 of the Agreement and any extension thereof.

          "Long-Term Interest Rate" shall mean, with respect to each Bond, a fixed, non-variable interest rate on such bond established in accordance with
Section 2.01(c)(iv) hereof.

          "Long-Term Interest Rate Period" shall mean each period during which a Long-Term Interest Rate is in effect.

          "Maturity Date" shall mean the date as set forth in the resolution adopted prior to the bond issuance which in no event shall exceed 30 years from the Issue Date.

          "Maximum Interest Rate" shall mean fifteen percent (15%) per annum.

          "Mayor" shall mean the Mayor of the City or the officer succeeding to the principal functions of such office.

          "Moody's" shall mean Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with the approval of the Remarketing Agent and the Bank, by notice to the Trustee, the Tender Agent and the City.

          "1983 Bonds" shall mean the City's $35,805,000 aggregate principal amount of Annual Tender Pollution Control Revenue Refunding Bonds, 1983 Series A (El Paso Electric Company Four Corners Project).

          "1994 Bonds" shall mean the City's $33,300,000 aggregate principal amount of Adjustable Tender Pollution Control Revenue Refunding Bonds, 1994 Series A (El Paso Electric Company Four Corners Project).

          "1994 Ordinance" shall mean Ordinance No. 94-1018, as supplemented and amended by Resolution No. 94-798, and Ordinance Nos. 96-1035 and 99-965 creating and securing the 1994 Bonds.

          "Nominee" shall have the meaning specified in Section 2.01(e) hereof.

          "Non-Qualifying Costs" in respect of the Facilities shall mean any Cost of Construction that does not constitute a Qualifying Cost.

          "Ordinance" shall mean this ordinance adopted July 9, 2002, as modified, altered, amended, supplemented or confirmed by any and all ordinances or resolutions supplemental thereto or amendatory thereof adopted pursuant thereto.

          "Outstanding", when used in reference to the Bonds, shall mean, as at any particular date, the aggregate of all Bonds authenticated and delivered in accordance with this Ordinance except:

               1. those cancelled at or prior to such date or delivered to or held by the Trustee at or prior to such date for cancellation;

               2. those deemed to be paid in accordance with Article VIII hereof;

               3. those in lieu of or in exchange, replacement or substitution for which other Bonds shall have been authenticated and delivered in accordance with this Ordinance, unless proof satisfactory to the Trustee and the Company is presented that such Bond is held by a bona fide holder in due course; and

               4.   Bonds deemed purchased pursuant to Section 4.10 hereof.

          "Owner" shall mean the person or entity in whose name any Bond is registered upon the registration books maintained pursuant to Section 2.04 hereof.

          "Paying Agent" shall mean the initial and any successor paying agent or agents appointed in or in accordance with Section 11.21 hereof. "Corporate Trust Office" of the Paying Agent shall mean the Corporate Trust Office of the Trustee (if the Trustee is the Paying Agent) or such other office of the Paying Agent designated in writing to the City, the Trustee, the Bank, the Tender Agent and the Remarketing Agent.

          "Plant" shall mean the Four Corners Generating Station, an electric power generating plant, located within fifteen miles of the corporate limits of the City in San Juan County, New Mexico but not within the corporate limits of any municipality, and portions of such Plant, if any, located in San Juan County, New Mexico, but not located within fifteen miles of the corporate limits of the City, provided there is no incorporated municipality within fifteen miles of such portions of such Plant.

          "Project" shall mean the interest in the Facilities sold by the City to the Company pursuant to Agreement.

          "Purchase Fund" shall mean the fund created by Section 14.01 hereof.

          "Purchase Price of the Project" shall mean the purchase price of the Project determined pursuant to Section 5.02(a) of the Agreement.

          "Qualifying Costs" shall mean any Cost of Construction to the extent payment therefor from the Construction Fund would constitute within the meaning of the Code, the use of proceeds of Bonds to provide Facilities that are air or water pollution control, solid waste disposal and sewage disposal facilities, or other exempt facilities within the meaning of the Code, or facilities functionally related and subordinate thereto.

          "Rating Agencies" shall mean S&P and Moody's.

          "Receipts and Revenues" shall mean (a) the installments of the Purchase Price of the Project, including all moneys drawn by the Trustee under a Credit Facility in satisfaction of the Company's obligations to make installments of the Purchase Price of the Project, (b) all other moneys received or to be received by the Trustee (for the account of the City) pursuant to the Agreement, (c) all moneys and investments in the Bond Fund and (d) all income and profit from the investment of the foregoing moneys. The term "Receipts and Revenues" does not include any moneys or investments in the Purchase Fund or amounts required to be paid to the City pursuant to sections 5.04, 5.08 or 8.05 of the Agreement.

          "Record Date" shall mean (a) with respect to any Interest Payment Date in respect of any Daily Interest Rate Period, the last Business Day of each calendar month or, in the case of the last Interest Payment Date in respect of a Daily Interest Rate Period, the Business Day immediately preceding such Interest Payment Date, (b) with respect to any Interest Payment Date in respect of any Weekly Interest Rate Period or any Bond Interest Term within a Short-Term Interest Rate Period, the Business Day immediately preceding such Interest Payment Date, and (c) with respect to any Interest Payment Date in respect of any Long-Term Interest Rate Period, the fifteenth day of the month immediately preceding such Interest Payment Date or, in the event that an Interest Payment Date shall occur within 16 days after the first day of a Long-Term Interest Rate Period, such first day.

          "Registrar" shall mean the registrar or registrars appointed in or in accordance with Section 11.23 hereof. "Corporate Trust Office" of the Registrar shall mean the Corporate Trust Office of the Trustee (if the Trustee is the Registrar) or such other office of the Registrar designated in writing to the City, the Trustee, the Tender Agent and the Remarketing Agent.

          "Reimbursement Agreement" shall mean the Reimbursement Agreement, between the Company and the Bank issued in connection with the Letter of Credit and delivered to the Trustee in connection with Section 6.08 of the Agreement and any extension thereof.

          "Remarketing Agent" shall mean Salomon Smith Barney and any successor remarketing agent appointed in accordance with Section 14.01(i) hereof. "Corporate Trust Office" of the Remarketing Agent shall mean Salomon Smith Barney, 388 Greenwich Street, 34th Floor, New York, New York 10013, Attention:
Public Finance Department, or such other office thereof designated in writing to the City, the Trustee, the Bank and the Tender Agent.

          "Remarketing Agreement" shall mean the Remarketing Agreement, executed and delivered at or prior to the initial issuance of the Bonds, between the Company and the Remarketing Agent, relating to the Bonds, as supplemented or amended in accordance with the provisions thereof.

          "Representation Letter" shall have the meaning set forth in Section 2.01(e) hereof.

          "S&P" shall mean Standard & Poor's Ratings Group (a Division of McGraw-Hill Inc.), a corporation organized and existing under the laws of the State of New York, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with the approval of the Remarketing Agent and the Bank, by notice to the Trustee, the Tender Agent and the City.

          "Short-Term Interest Rate Period" shall mean, with respect to each Bond bearing interest at a BIT Rate, the period established in accordance with
Section 2.01(c)(v) hereof.

          "Special Record Date" shall mean, with respect to any bond, the date established by the Trustee in connection with the payment of overdue interest on that Bond pursuant to Section 2.01(b) hereof.

          "Supplemental Ordinance" shall mean any Ordinance of the City modifying, altering, amending, supplementing or confirming this Ordinance, in accordance with the terms of this Ordinance, as such Supplemental Ordinance may be amended or supplemented by any and all ordinances and related resolutions of the City Council adopted pursuant thereto.

          "Tax Certificate" shall mean "The Tax Certificate as to Arbitrage and the Provisions of Sections 141-150 of the Internal Revenue Code of 1986", executed by the City in connection with the issuance of the Bonds.

          "Tax Exempt" shall mean, with respect to interest on any obligations of a state or local government, including the Bonds, that such interest is excluded from the gross income of the holders thereof (other than any holder who is a "substantial user" of facilities financed with such obligations or a "related person" within the meaning of Section 147(a) of the Code) for federal income tax purposes, whether or not such interest is includable as an item of tax preference or otherwise includable directly or indirectly for purposes of calculating other tax liabilities, including any alternative minimum tax or environmental tax under the Code.

          "TBMA Municipal Index" means The Bond Market Association Municipal Index as of the most recent date for which such index was published or such other weekly, high-grade index comprised of seven-day, Tax-Exempt variable rate demand notes produced by Municipal Market Data, Inc., or its successor, or as otherwise designated by The Bond Market Association; provided, however, that, if such index is no longer produced by Municipal Market Data, Inc. or its successor, then "TBMA Municipal Index" shall mean such other reasonably comparable index selected by the Company with the advice of the Remarketing Agent, if any.

          "Tender Agent" shall mean Salomon Smith Barney and any successor tender agent appointed in accordance with Section 14.02(ii) hereof. "Corporate Trust Office" of the Tender Agent shall mean the Corporate Trust Office of the Trustee (if the Trustee is the Tender Agent), or such other office thereof designated in writing to the City, the Trustee and the Remarketing Agent.

          "Tender Agreement" shall mean the Tender Agreement, if any, executed and delivered at or prior to the initial issuance of the Bonds, between the Company and the Tender Agent, relating to the Bonds, as supplemented or amended in accordance with the provisions thereof.

          "Treasurer" shall mean the Treasurer of the City or the officer succeeding to the principal functions of such office.

          "Trust Estate" shall mean at any particular time all right, title and interest of the City in and to the Agreement (except its rights under Sections 5.04, 5.08 and 8.05 thereof and any rights of the City to receive notices, certificates, requests, requisitions, directions and other communications thereunder), including without limitation the Receipts and Revenues, all moneys and obligations which at such time are deposited or are required to be deposited with, or are held or are required to be held by or on behalf of, the Trustee or any Paying Agent in trust under any of the provisions of this Ordinance and all other rights, titles and interests which at such time are subject to the lien of this Ordinance, except for moneys or obligations deposited with or paid to the Trustee or any Paying Agent for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article IX hereof and funds held pursuant to Section 5.06 hereof.

          "Trustee" shall mean JPMorgan Chase Bank, as trustee under this Ordinance, and its successor or successors hereunder. "Corporate Trust Office" of the Trustee shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the adoption of this Ordinance, as to the Trustee, is 600 Travis, Suite 1150 Houston, TX 77002, Attention: Corporate Trust Department, Vice President and Trust Officer; except that with respect to the presentation of Bonds for payment or for registration of transfer, exchange or tender, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted.

          "Weekly Interest Rate" shall mean a variable interest rate on the Bonds established in accordance with Section 2.01(c)(iii) hereof.

          "Weekly Interest Rate Period" means each period during which a Weekly Interest Rate is in effect.

     Section 1.02 Number and Gender. The singular form of any word used herein, including the terms defined in Section 1.01, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

     Section 1.03 Articles, Sections, Etc. All references herein to "Articles," "Sections" and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Ordinance as originally executed; and the words "herein," "hereof," "hereunder" and other words of similar import refer to this Ordinance as a whole and not to any particular Article, Section or subdivision hereof. The headings or titles of the several Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Ordinance.

     Section 1.04 Content of Certificates and Opinions. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Ordinance or the Agreement (except for the certificate of cancelled Bonds provided for in Sections 2.05, 2.06 and 4.05 hereof) shall include (a) a statement that the person or persons making or giving such certificate or opinion have read such covenant or condition and the definitions herein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of the signers, they have made or caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether, in the opinion of the signers, such condition or covenant has been complied with.

          Any such certificate or opinion made or given by an officer of the City or the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous. Any such certificate or opinion made or given by counsel may be based, insofar as it relates to factual matters (with respect to which information is in the possession of the City or the Company), upon the certificate or opinion of or representations by an officer of the City or the Company, as applicable, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

     Section 1.05 Findings. It is hereby found and determined that:

          (a) The City is authorized and empowered under the Act to issue and sell the Bonds and to enter into the Amended and Restated Installment Sale Agreement, and the same will further the intent of the Act. The Four Corners Plant is located within 15 miles of the corporate limits of the City and not within the corporate limits of any municipality or, if portions of the Four Corners Plant are not located within 15 miles of the corporate limits of the City, there is no incorporated municipality within 15 miles of such portions of the Four Corners Plant and the City is located in the county in which such portions of the Four Corners Plant are located.

          (b) The amount necessary in each year to pay the principal of, premium, if any, and interest (excluding accrued interest and purchase premium, if any, to be paid by the initial purchasers) on the Bonds is equal to the portion of the purchase price of the applicable Project in each such year required to be paid by the Company to the Trustee by Section 5.02(a) of the Amended and Restated Installment Sale Agreement. The City Council shall determine and set forth in a resolution adopted prior to the first issuance of the Bonds the amount necessary to pay in each year the principal of and interest on the Bonds.

          (c) It is not advisable or necessary to establish any reserve fund in connection with the retirement of the Bonds or the maintenance of the applicable Facilities because the terms of the Amended and Restated Installment Sale Agreement provide that the Company shall maintain the applicable Project and carry all proper insurance with respect thereto, and no reserve fund has been required by the initial purchasers of the Bonds to be established for the Bonds.

          (d) The Bonds shall not be the general obligations of the City within the meaning of Article 9, Sections 12 and 13 of the Constitution of New Mexico, shall be payable by the City solely from the Receipts and Revenues of the City from the Amended and Restated Installment Sale Agreement and other amounts pledged therefor hereunder, and the Bonds shall never constitute an indebtedness of the City within the meaning of any State constitutional provision or statutory limitation, and shall never constitute or give rise to any pecuniary liability of the City or a charge against its general credit or taxing powers, and such fact shall be plainly stated on the face of each of the Bonds.

          (e) In connection with the authorization, issuance and sale of the Bonds pursuant to this Ordinance, it is advantageous that the sale thereof be private rather than public and that the City pay, from the proceeds of the sale of the Bonds, no expenses, attorneys', engineering, and architects' fees, premiums and commissions but that such expenses, attorneys', engineering, and architects' fees, premiums and commissions be paid by the Company.

          (f) The Mayor and the City Clerk are, and each of them is, authorized and directed to cause this Ordinance to be published one time by title and a general summary of the subject matter contained herein in the manner provided by
Section 3-17-5 N.M.S.A. 1978.

          (g) The actions heretofore taken by the Mayor or City Clerk to cause this Ordinance in proposed form to be published by title and subject matter in the manner provided by Section 3-17-3 N.M.S.A. 1978 are hereby confirmed and such publication is hereby adopted, ratified and confirmed.

          (h) The Mayor, the City Clerk and the Treasurer are authorized to take all action necessary or appropriate to effectuate the provisions of this Ordinance, including without limiting the generality of the foregoing, printing of the Bonds, the execution, delivery, and, if required or desirable, the filing and recording of such documents, instruments, financing statements and certificates as are required by this Ordinance and as may reasonably be required by the purchasers of the Bonds, including, without limiting the generality of the foregoing, certificates relating to the signing of the Bonds, the tenure and identity of the municipal officials, the delivery of the Bonds and payment therefor, and, if in accordance with the facts, the absence of litigation, pending or threatened, affecting the validity of the Bonds, and the absence and existence of factors affecting the exclusion from gross income of interest on the Bonds for Federal income tax purposes and, upon or after the effective date of this Ordinance, to execute and deliver the Bonds in accordance with this Ordinance and to do and cause to be done any and all acts and things necessary or proper for carrying out the transaction contemplated by this Ordinance, and all actions taken pursuant to such authorization are hereby ratified, approved and confirmed.

          (j) The issuance of the Bonds and the refunding of the 1994 Bonds is hereby approved, and such approval shall constitute such approval as is required by the Code.

                               (End of Article I)

                                   ARTICLE II
                                    THE BONDS

     Section 2.01 Authorization and Terms.

          (a) Authorization. Bonds designated "Pollution Control Refunding Revenue Bonds, 2002 Series A (El Paso Electric Company, Four Corners Project)" may be issued hereunder. The aggregate principal amount of Bonds which may be issued and Outstanding under this Ordinance shall not exceed $33,300,000 as shall be determined in a resolution of the City Council adopted prior to the initial issuance of the Bonds. The proceeds of such Bonds (other than any accrued interest on the Bonds) will be used by the City to redeem the 1994 Bonds previously issued by the City for the purpose of refunding other bonds previously issued by the City which refunded other bonds issued for the purpose of providing a portion of the moneys necessary to finance the cost of acquisition, construction and installation of the interest of the Company in certain pollution control, solid waste disposal and sewerage disposal facilities by the Company, within the County of San Juan, New Mexico. No other series of Bonds shall be issued under this Ordinance. Prior to the initial issuance of the Bonds the City Council shall determine in a resolution the amount necessary in each year to pay the principal and interest on the Bonds.

          (b) General Terms. The Bonds shall be issued as fully registered Bonds without coupons, in Authorized Denominations and shall be dated as of the Issue Date. The Bonds shall mature, subject to prior redemption upon the terms and conditions hereinafter set forth, on the Maturity Date. The Bond shall bear interest at a Long-Term Interest Rate for a Long-Term Interest Rate Period commencing August 1, 2002 and ending July 31, 2005 (the "Initial Interest Rate Period"). The Initial Long-Term Interest Rate shall be set forth in the resolution adopted prior to issuance of the Bonds.

          The Bonds shall be numbered from R-1 consecutively upwards in order of authentication. Each Bond shall bear interest from the last date to which interest has been paid in full or, if no interest has been paid in full or duly provided on such Bond from the Issue Date. All Bonds shall mature on the date set forth above and shall bear interest at the rates determined from time to time in accordance with the provisions of this Ordinance. Payment of the interest on any Bond shall be made to the person appearing on the bond registration books of the Registrar as the registered holder thereof as of the close of business on the Record Date, such interest to be paid by the Paying Agent to such registered holder (i) in the event such Bond is a Book-Entry Bond, in immediately available funds on the Interest Payment Date in accordance with the Representation Letter, and (ii) in the event such Bond is not a Book-Entry Bond (A) in immediately available funds (by wire transfer or by deposit to the account of the holder of any such Bond if such account is maintained with the Paying Agent), according to the written instructions given by such holder to the Registrar prior to the Record Date or (B) in all other cases, by check mailed by first class mail to the holder at such holder's address as it appears as of the Record Date on the registration books of the Registrar; except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the holders in whose name any such Bonds are registered as of a special record date to be fixed by the Trustee, notice of which shall be given to such holders not less than ten (10) days prior thereto. Both the principal of and premium, if any, on the Bonds shall be payable upon surrender thereof in lawful money of the United States of America at the Corporate Trust Office of the Paying Agent. Notwithstanding the foregoing, interest on any Bond bearing a Short-Term Interest Rate (except any such Bond which is a Book-Entry Bond) shall be paid only upon presentation to the Tender Agent of the Bond on which such payment is due. The Bonds shall be dated as of the date of the Issue Date. The Bonds shall be substantially in the form attached hereto as Exhibit A.

          If and to the extent, however, that the City fails to make payment or provision for payment of interest on any Bond on any Interest Payment Date, that interest shall cease to be payable to the Owner of that Bond on the applicable Record Date. When moneys become available for payment of the interest, (a) the Trustee shall, pursuant to Section 10.10 hereof, establish a Special Record Date for the payment of that interest which shall be not more than 15 nor fewer than 10 days prior to the date of the proposed payment, and (b) the Trustee shall give notice by first-class mail of the proposed payment and of the Special Record Date to each owner not fewer than 10 days prior to the Special Record Date and, thereafter, the interest shall be payable to the owners of the Bonds as of the Special Record Date at the close of business on the Special Record Date.

          (c) Interest Rates and Rate Periods. The Bonds shall bear interest until final payment of the principal or redemption price thereof shall have been made in accordance with the provisions hereof, whether at maturity, upon redemption or otherwise. During Daily Interest Rate Periods, interest on the Bonds shall be computed on the basis of a 365- or 366-day year for the number of days actually elapsed during Daily Interest Rate Periods. During Short-Term Interest Rate Periods or Weekly Interest Rate Periods, interest on the Bonds shall be computed on the basis of a 365- or 366-day year for the number of days actually elapsed based on the calendar year in which the Short-Term Interest Rate Period or Weekly Interest Rate Period commences. During any Long-Term Interest Rate Period, interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months.

               (i)    Rate Periods.

          The Bonds shall initially bear interest as set forth in Section 2.01(b), and shall remain in such Interest Rate Period until adjusted to a different Interest Rate Period as provided herein. After any such adjustment, the term of the Bonds shall be divided into consecutive Interest Rate Periods during which the Bonds may bear interest at the Daily Interest Rate, Weekly Interest Rate, Short-Term Interest Rate or Long-Term Interest Rate. Any Daily Interest Rate Period, Weekly Interest Rate Period or Short-Term Interest Rate Period established with respect to the Bonds shall continue in effect unless and until adjusted to a different Interest Rate Period as provided herein.

               (ii)   Daily Interest Rate.

                         (A) Determination of Daily Interest Rate. During each Daily Interest Rate Period, the Bonds shall bear interest at the Daily Interest Rate determined by the Remarketing Agent on or before each Business Day for such Business Day. The Daily Interest Rate shall be the rate of interest per annum determined by the Remarketing Agent to be the lowest interest rate which would enable the Remarketing Agent to sell the Bonds for delivery on the effective date of such interest rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. The Remarketing Agent shall provide the Trustee and the Company with telephonic or Electronic notice of the Daily Interest Rate determined by 10:30 a.m. (New York City time) on the date of determination. If the Remarketing Agent shall not have determined a Daily Interest Rate for any day by 10:30 a.m. (New York City time) on such day, the Daily Interest Rate shall be the same as the Daily Interest Rate for the immediately preceding day. In no event shall the Daily Interest Rate be greater than the Maximum Interest Rate.

                         (B) Adjustment to Daily Interest Rate Period. At any time, the Company, by written notice to the City, the Trustee, the Bank, the Tender Agent and the Remarketing Agent, may elect that the Bonds shall bear interest at a Daily Interest Rate. Such notice (1) shall specify the effective date of such adjustment to a Daily Interest Rate, which shall be (A) a Business Day not earlier than twenty-five (25) days after delivery of such notice (or such shorter period as shall be acceptable to the Trustee); (B) in the case of an adjustment from a Long-Term Interest Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Company pursuant to Section 4.01(a)(ii)(C) hereof; and (C) in the case of an adjustment from a Weekly Interest Rate Period or a Short-Term Interest Rate Period, an Interest Payment Date on which interest is payable for the Weekly Interest Rate Period or Bond Interest Term from which the adjustment is to be made; provided, however, that if prior to the Company's making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Daily Interest Rate Period shall not precede such redemption date; and (2) if the adjustment is from a Long-Term Interest Rate Period, shall be accompanied by a Favorable Opinion of Bond Counsel to the effect that such adjustment (a) is authorized or permitted by the Ordinance and the Act, and (b) will not adversely affect the Tax-Exempt status of the interest on the Bonds.

                         (C) Notice of Adjustment to Daily Interest Rate. The Trustee shall give notice by first-class mail of an adjustment to a Daily Interest Rate Period to the Owners of the Bonds not less than 15 days (30 days if the then current Interest Rate Period is a Long-Term Interest Rate Period) prior to the effective date of such Daily Interest Rate Period. Such notice shall state (1) that the interest rate on the Bonds will be adjusted to a Daily Interest Rate (subject to the Company's ability to rescind its election as described in
          Section 2.01(c)(viii) hereof), (2) the effective date of the Daily Interest Rate Period, (3) that the Bonds are subject to mandatory tender for purchase on such effective date (except in the case of adjustment between Daily Interest Rate Periods and Weekly Interest Rate Periods), (4) the procedures for such mandatory tender, and (5) the purchase price of the Bonds on such effective date (expressed as a percentage of the principal amount thereof).

               (iii)  Weekly Interest Rate.

                         (A) Determination of Weekly Interest Rate. During each Weekly Interest Rate Period, the Bonds shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent no later than the first day of such Weekly Interest Rate Period and thereafter no later than 10:00 a.m. (New York City time) on Wednesday of each week during such Weekly Interest Rate Period, unless any such Wednesday shall not be a Business Day, in which event the Weekly Interest Rate shall be determined by the Remarketing Agent no later than the Business Day immediately preceding such Wednesday. The Weekly Interest Rate shall be the rate of interest per annum determined by the Remarketing Agent to be the lowest interest rate which would enable the

          Remarketing Agent to sell the Bonds for delivery on the effective date of such interest rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. If for any reason, a Weekly Interest Rate is not so established for any period by the time specified above by the Remarketing Agent, the Weekly Interest Rate shall be the same as the Weekly Interest Rate in effect for the immediately preceding week. In no event shall any Weekly Interest Rate exceed the Maximum Interest Rate. The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Tuesday, unless such Weekly Interest Rate Period shall end on a day other than Tuesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Wednesday preceding the last day of such Weekly Interest Rate Period and ending on such last day. The Remarketing Agent shall provide the Trustee and the Company with written, telephonic or Electronic notice of each Weekly Rate, as determined, by 12:00 noon (New York City time) on the effective date of such Weekly Rate.

                    (B) Adjustment to Weekly Interest Rate. At any time, the Company, by written direction to the City, the Trustee, the Bank, the Tender Agent and the Remarketing Agent, may elect that the Bonds shall bear interest at a Weekly Interest Rate. Such direction (1) shall specify the effective date of such adjustment to a Weekly Interest Rate, which shall be (A) a Business Day not earlier than twenty-five
          (25) days after delivery of such notice (or such shorter period as shall be acceptable to the Trustee), (B) in the case of an adjustment from a Long-Term Interest Rate Period, a day on which the Bonds would otherwise be permitted to be redeemed at the option of the Company pursuant to Section 4.01(a)(ii)(C) hereof; and (C) in the case of an adjustment from a Daily Interest Rate Period or Short-Term Interest Rate Period, an Interest Payment Date on which interest is payable for the Daily Interest Rate Period or Bond Interest Term from which the adjustment is to be made; provided, however, that if prior to the Company's making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Weekly Interest Rate Period shall not precede such redemption date; and (2) if the adjustment is from a Long-Term Interest Rate Period, shall be accompanied by a Favorable Opinion of Bond Counsel addressed to the Trustee to the effect that such adjustment (a) is authorized or permitted by the Ordinance and the Act, and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

                    (C) Notice of Adjustment to Weekly Interest Rate. The Trustee shall give notice by first-class mail of an adjustment to a Weekly Interest Rate Period to the Owners of the Bonds not less than fifteen (15) days (thirty (30) days if the then current Interest Rate Period is a Long-Term Interest Rate Period) prior to the effective date of such Weekly Interest Rate Period. Such notice shall state (1) that the Interest Rate on the Bonds will be adjusted to a Weekly Interest Rate (subject to the Company's ability to rescind its election as provided in Section 2.01(c)(viii) hereof), (2) the effective date of the Weekly Interest Rate Period, (3)
               that the Bonds are subject to mandatory tender for purchase on such effective date (except in the case of adjustments between Daily Interest Rate Periods and Weekly Interest Rate Periods),
               (4) the procedures for such mandatory tender, and (5) the purchase price of such Bonds on such effective date (expressed as a percentage of the principal amount thereof).

                    (iv) Long-Term Interest Rate.

                           (A) Determination of Long-Term Interest Rate. During
               each Long-Term Interest Rate Period, the Bonds shall bear interest at the Long-Term Interest Rate, which shall be determined by the Remarketing Agent on a Business Day selected by the Remarketing Agent but not more than forty (40) days prior to and not later than the effective date of such Long-Term Interest Rate Period. The Long Term Interest Rate shall be the rate of interest per annum determined by the Remarketing Agent on such date, and communicated by the close of business on such date to the Trustee, the Paying Agent and the Company, by written, telephonic or Electronic notice as being the lowest interest rate which would enable the Remarketing Agent to sell the Bonds for delivery on the effective date of such Long-Term Interest Rate Period at a price (without regard to accrued interest) equal to 100% of the principal amount thereof; provided, however, that if, for any reason, a Long-Term Interest Rate for any Long-Term Interest Rate Period shall not be determined or effective or if an adjustment from a Long-Term Interest Rate Period to another Interest Rate Period shall not be effective, the Interest Rate Period for the Bonds shall automatically convert to a Daily Interest Rate Period; provided, further, however, that if the Favorable Opinion of Bond Counsel required by Section 2.01(c)(ii)(B) in connection with an adjustment to a Daily Interest Rate Period from a Long-Term Interest Rate Period cannot be obtained, then the Interest Rate Period for the Bonds shall automatically convert to a Long-Term Interest Rate Period of one year and one day. If a Daily Interest Rate for the first day of such Daily Interest Rate Period is not determined as provided in
               Section 2.01(c)(ii)(A) hereof, the Daily Interest Rate for the first day of such Daily Interest Rate Period shall be equal to the TBMA Municipal Index. In no event shall any Long-Term Interest Rate be greater than the Maximum Interest Rate.

                           (B) Adjustment to or Continuation of Long-Term
               Interest Rate.

                       At any time, the Company, by written notice to the City,
               the Bank, the Trustee, the Tender Agent and the Remarketing Agent, may elect that the Bonds shall bear or continue to bear interest at a Long-Term Interest Rate and if it shall so elect, shall determine the duration of the Long-Term Interest Rate Period during which the Bonds shall bear interest at such Long-Term Interest Rate. Each Long-Term Interest Rate Period shall have a duration such that the last day of such Long-Term Interest Rate Period is (1) a day which both immediately precedes a Business Day and is at least one year after the effective date of such Long-Term Interest Rate Period or (2) if earlier, the day immediately preceding the final maturity date of the Bonds. At the time the Company so elects an adjustment to or continuation of a Long-Term Interest Rate Period, the Company may specify two or more consecutive Long-Term Interest Rate Periods and, if the Company so specifies, shall specify the duration of each such Long-Term Interest Rate Period as provided in this paragraph. Such notice shall specify the effective date of each such Long-Term Interest Rate Period, which shall be (a) a Business Day not earlier than twenty-five (25) days after delivery of such notice (or such shorter period as shall be acceptable to the Trustee); (b) in the case of an adjustment from or continuation of a Long-Term Interest Rate Period, a day on which the Bonds would be permitted to be redeemed by the Company pursuant to Section 4.01(a)(ii)(C) hereof; and (c) in the case of an adjustment from a Daily or Weekly or Short-Term Interest Rate Period, an Interest Payment Date on which interest is payable for the Daily or Weekly Interest Rate Period or Bond Interest Term from which the adjustment is to be made; provided, however, that if prior to the Company's making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Long-Term Interest Rate Period shall not precede such redemption date. In addition, such notice (i) shall specify the last day of such Long-Term Interest Rate Period, and (ii) if the adjustment is from a Daily, Weekly or Short-Term Interest Rate Period, shall be accompanied by a Favorable Opinion of Bond Counsel to the effect that such adjustment (a) is authorized or permitted by the Ordinance and the Act, and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

                       If, by the thirty-fifth day prior to the last day of any
               Long-Term Interest Rate Period, the Trustee shall not have received notice of the Company's election that, during the next succeeding Interest Rate Period, the Bonds shall bear interest at a Daily Interest Rate, a Weekly Interest Rate, a Long-Term Interest Rate, or a Bond Interest Term Rate accompanied by appropriate opinions of Bond Counsel, if required by Section 2.01(c)(ii)(B), (iii)(B), (iv)(B) or (v)(B) hereof, the next succeeding Interest Rate Period for the Bonds shall be a Daily Interest Rate Period; provided, however, that if the opinion of Bond Counsel required by Section 2.01(c)(ii)(B) in connection with an adjustment to a Daily Interest Rate Period from a Long-Term Interest Rate Period cannot be obtained, then the Interest Rate Period for the Bonds shall automatically convert to a Long-Term Interest Rate Period of one year and one day. If a Daily Interest Rate for the first day of such Daily Interest Rate Period is not determined as provided in Section 2.01(c)(ii) hereof, the Daily Interest Rate for the first day of such Daily Interest Rate Period shall be equal to the TBMA Municipal Index.

                       At the same time that the Company elects to have the
               Bonds bear interest at a Long-Term Interest Rate or continue to bear interest at a Long-Term Interest Rate, the Company may also specify to the Trustee optional redemption prices and periods different from (including that there be no such optional redemption) those set out in Section 4.01(a)(ii)(C) during the Long-Term Interest Rate Period(s) with respect to which such election is made; provided, however, that such notice shall be accompanied by a Favorable Opinion of Bond Counsel addressed to the Trustee to the effect that such changes (i) are authorized or permitted by the Act and this Ordinance, and (ii) will not adversely affect the Tax-Exempt status of interest on the Bonds.

                           (C) Notice of Adjustment to or Continuation of a
               Long-Term Interest Rate. The Trustee shall give notice by first-class mail of an adjustment to or continuation of a Long-Term Interest Rate Period to the Owners of the Bonds not less than fifteen (15) days (thirty (30) days if the then current Interest Rate Period is a Long-Term Interest Rate Period) prior to the effective date of such Long-Term Interest Rate Period. Such notice shall state (1) that the interest rate on the Bonds will be adjusted to, or continue to be, a Long-Term Interest Rate (subject to the Company's ability to rescind its election as provided in Section 2.01(c)(viii) hereof), (2) the effective date of such Long-Term Interest Rate Period, (3) that the Bonds shall be subject to mandatory tender for purchase on such effective date (except in the case of the effective date of a Long-Term Interest Rate Period which is preceded by a Long-Term Interest Rate Period of the same duration), (4) the procedures for such mandatory tender, and (5) the purchase price of the Bonds on such effective date (expressed as a percentage of the principal amount thereof).

                     (v) Bond Interest Term Rate.

                           (A) Determination of Bond Interest Terms and Bond
               Interest Term Rates.

                       During each Short-Term Interest Rate Period, each Bond
               shall bear interest during each Bond Interest Term for such Bond at the Bond Interest Term Rate for such Bond. Each Bond Interest Term and Bond Interest Term Rate for any Bond shall be a period of at least one day but not more than the lesser of (x) 270 days or (y) the number of days of interest coverage on the Bonds provided for in any Credit Facility then in effect plus five (5) days. When a Credit Facility, if any, other than a Letter of Credit is in effect with respect to the Bonds or no Credit Facility is in effect with respect to the Bonds, each Bond Interest Term for any Bond shall be a period of at least one day but not more than 270 days. Each Bond Interest Term for any Bond shall be a period determined by the Remarketing Agent to be, in its judgment, the period which, taking into account prevailing market conditions and all other Bond Interest Terms and Bond Interest Term Rates for all Bonds then Outstanding, is likely to result in the lowest overall net interest expense on all such Bonds; provided, however, that any such Bond purchased on behalf of the Company and remaining unsold in the hands of the Remarketing Agent as of 1:00 p.m. (New York City time) on the effective date of the Bond Interest Term for such Bond shall have a Bond Interest Term of one day or, if such Bond Interest Term would not end on a day immediately preceding a Business Day, a Bond Interest Term of more than one day ending on the day immediately preceding the next Business Day; provided, further, however, that (1) each Bond Interest Term shall end on a day which immediately precedes a Business Day and no Bond Interest Term shall extend beyond the day immediately preceding the final maturity date of the Bonds or, if a Credit Facility, if any, is then in effect with respect to the Bonds, the scheduled expiration date of such Credit Facility, and (2) if for any reason the Remarketing Agent fails or is unable to determine a Bond Interest Term on any Bond, the Bond Interest Term for such Bond shall be one day, unless such Bond Interest Term would end on a day which does not precede a Business Day, in which case such Bond Interest Term shall end on the day immediately preceding the next succeeding Business Day.

                       The Bond Interest Term Rate for each Bond Interest Term
               for each Bond shall be the rate of interest per annum determined by the Remarketing Agent no later than 1:00 p.m. (New York City time) on the first day of such Bond Interest Term to be the lowest interest rate which would enable the Remarketing Agent to sell such Bonds on the effective date of such interest rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. The Remarketing Agent shall provide the Trustee and the Company with telephonic or Electronic notice of each Bond Interest Term Rate and Bond Interest Term by 1:00 p.m. (New York City time) on the date of determination. If a Bond Interest Term Rate for a Bond Interest Term of one day is not determined or effective by 1:00 p.m. (New York City time) on such day, the Bond Interest Term Rate for such Bond Interest Term of one day shall be equal to the TBMA Municipal Index. In no event shall any Bond Interest Term Rate exceed the Maximum Interest Rate.

                       Notwithstanding the foregoing, in the event that notice
               of redemption with respect to any Bond in a Short-Term Interest Rate Period shall have been given to the holder of such Bond by the Trustee pursuant to Section 4.03 hereof, no subsequent Bond Interest Terms or Bond Interest Term Rates shall be determined with respect to such Bond.

                         (B) Adjustment to or Continuation of Bond Interest Term
               Rates. At any time, the Company, by written direction to the City, the Trustee, the Bank, if any, the Tender Agent and the Remarketing Agent, may elect that the Bonds shall bear interest at Bond Interest Term Rates. Such direction shall specify the effective date of the Short-Term Interest Rate Period during which the Bonds shall bear interest at Bond Interest Term Rates, which shall be (A) a Business Day not earlier than twenty-five
               (25) days after delivery of such notice (or such shorter period as shall be acceptable to the Trustee), (B) in the case of an adjustment from a Long-Term Interest Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Company pursuant to Section 4.01(a)(ii)(C) hereof; and (C) in the case of an adjustment from a Daily or Weekly Interest Rate Period, an Interest Payment Date on which interest is payable for the Daily or Weekly Interest Rate Period from which the adjustment is to be made; provided, however, that if prior to the Company's making such election any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Short-Term Interest Rate Period shall not precede such redemption date; and (2) shall be accompanied by a Favorable Opinion of Bond Counsel addressed to the Trustee to the effect that such adjustment (a) is authorized or permitted by the Ordinance and the Act and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

                           (C) Notice of Adjustment to Bond Interest Term Rates.
               The Trustee shall give notice by first-class mail of an adjustment to a Short-Term Interest Rate Period to the Owners of the Bonds not less than fifteen (15) days (thirty (30) days if the then current Interest Rate Period is a Long-Term Interest Rate Period) prior to the effective date of such Short-Term Interest Rate Period. Such notice shall state (1) that the interest rate on the Bonds will be adjusted to Bond Interest Term Rates (subject to the Company's ability to rescind its election as provided in Section 2.01(c)(viii) hereof), (2) the effective date of the Short-Term Interest Rate Period, (3) that the Bonds are subject to mandatory tender for purchase on the effective date of such Short-Term Interest Rate Period, (4) the procedures for such mandatory tender, and (5) the purchase price of the Bonds on such effective date (expressed as a percentage of the principal amount thereof).

                           (D) Adjustment from Short-Term Interest Rate Period.
               At any time during a Short-Term Interest Rate Period, the Company may elect that the Bonds shall no longer bear interest at Bond Interest Term Rates and shall instead bear interest as otherwise permitted under this Ordinance. The Company shall give written notice to the City, the Trustee, the Paying Agent and the Remarketing Agent, if any, of such election and shall specify the Interest Rate Period to follow with respect to such Bonds upon cessation of the Short-Term Interest Rate Period and instruct the Remarketing Agent to (1) determine Bond Interest Terms of such duration that, as soon as possible, all Bond Interest Terms shall end on the same date, not earlier than twenty-four (24) days (or such shorter period acceptable to the Trustee) following the delivery by the Company of such written notice, and upon the establishment of such Bond Interest Term the day next succeeding the last day of all such Bond Interest Terms shall be the effective date of the Interest Rate Period elected by the Company; or (2) determine Bond Interest Terms that will best promote an orderly transition to the next succeeding Interest Rate Period to apply to the Bonds, beginning not earlier than twenty-four (24) days (or such shorter period acceptable to the Trustee) following the delivery by the Company of such written notice. If the alternative in clause (2) above is selected, the day next succeeding the last day of the Bond Interest Term for each Bond shall be with respect to such Bond the effective date of the Interest Rate Period elected by the Company. The Remarketing Agent, promptly upon the determination thereof, shall give written notice of such last day and such effective dates to the City, the Company, the Trustee and the Tender Agent. During any transitional period from a Short-Term Interest Rate Period to the next succeeding Interest Rate Period in accordance with clause (2) above, the provisions of this Ordinance shall be deemed to apply to the Bonds as follows: the Bonds continuing to bear interest at Bond Interest Term Rates shall have applicable to them the provisions hereunder theretofore applicable to such Bonds as if all Bonds were continuing to bear interest at Bond Interest Term Rates and the Bonds bearing interest in the Interest Rate Period to which the transition is being made will have applicable to them the provisions hereunder as if all Bonds were bearing interest in such Interest Rate Period.

                   (vi) Terms of Credit Facility, If Any. If a Credit Facility in the form of a letter of credit, municipal bond insurance policy or surety bond is to be held by the Trustee after the effective date of any adjustment from one Interest Rate Period to another Interest Rate Period, such Credit Facility, if any, shall be in an amount sufficient to provide payment of (x) the principal amount of the Outstanding Bonds plus (y) the amount of interest (computed on the basis of a 365-day year in the case of an adjustment to a Daily Interest Rate Period, Weekly Interest Rate Period or Short-Term Interest Rate Period, and on the basis of a 360-day year consisting of twelve 30-day months in the case of an adjustment to a Long-Term Interest Rate Period) which will accrue on the Outstanding Bonds for a period equal to the maximum number of days between Interest Payment Dates during the new Interest Rate Period plus five (5) days. In the case of an adjustment to a Long-Term Interest Rate Period, a Credit Facility, if any, to be in effect after the effective date of such adjustment shall (i) extend for a period ending on a date no earlier than five (5) days after the first date on which the Bonds may be called for redemption pursuant to Section 4.01(a)(ii) and (ii) cover the premium, if any, which would be included in the purchase price upon mandatory purchase of the Bonds pursuant to Section 4.01(b) hereof if the term of such Credit Facility was not extended beyond the expiration date set forth therein.

                   (vii) Determination Conclusive. The determination of any Bond Interest Term Rate, Daily Interest Rate, Weekly Interest Rate and Long-Term Interest Rate and each Bond Interest Term and the calculation of interest payable on the Bonds by the Remarketing Agent shall be conclusive and binding upon such Remarketing Agent, the Trustee, the Tender Agent, the City, the Company, the Bank and the Owners of the Bonds.

                   (viii) Rescission of Election. Notwithstanding anything
               herein to the contrary, the Company may rescind any election by it to adjust to or continue an Interest Rate Period pursuant to
               Section 2.01(c)(ii)(B), (iii)(B), (iv)(B) or (v)(B) hereof prior to the effective date of such adjustment or continuation by giving written notice thereof to the City, the Trustee, the Tender Agent and the Remarketing Agent, if any, prior to such effective date. If the Trustee receives notice of such rescission prior to the time the Trustee has given notice to the Owners of the Bonds pursuant to Section 2.01(c)(ii)(C), (iii)(C), (iv)(C) or (v)(C), as applicable, then the notice of adjustment or continuation previously delivered by the Company shall be of no force and effect. If the Trustee receives notice from the Company of rescission of an adjustment to or continuation of an Interest Rate Period after the Trustee has given notice to the Owners of the Bonds pursuant to Section 2.01(c)(ii)(C), (iii)(C), (iv)(C) or (v)(C), as applicable, then the Interest Rate Period for the Bonds shall automatically adjust to a Daily Interest Rate Period on the date originally scheduled for such adjustment or continuation; provided, however, that if the Bonds are then in a Long-Term Interest Rate Period and the Favorable Opinion of Bond Counsel required by Section 2.01(c)(ii)(B) in connection with an adjustment to a Daily Interest Rate Period from a Long-Term Interest Rate Period cannot be obtained, then the Interest Rate Period for the Bonds shall automatically convert to a Long-Term Interest Rate Period of one year and one day. If a Daily Interest Rate for the first day of such Daily Interest Rate Period is not determined as provided in Section 2.01(c)(ii)(A) hereof, the Daily Interest Rate for the first day of such Daily Interest Rate Period shall be equal to the TBMA Municipal Index.

                   (d) Form of Bonds. The Bonds may be engraved, printed, lithographed or typewritten, shall be in Authorized Denominations and may contain such references to any of the provisions of this Ordinance as may be appropriate. The form of the Bonds, the certificate of authentication to be executed on all the Bonds by the Trustee and the forms for registration of transfer shall be in substantially the forms thereof set forth in Exhibit A hereto, with necessary or appropriate variations, omissions and insertions as permitted or required by this Ordinance. The Bonds and the certificate of authentication to be executed thereon shall be in substantially the form attached hereto as Exhibit A, with such appropriate variations, omissions and insertions as are permitted or required by this Ordinance. Pursuant to recommendations promulgated by the Committee on Uniform Security Identification Procedures, "CUSIP" numbers may be printed on the Bonds. The Bonds may bear such endorsement or legend relating thereto as may be required to conform to usage or law with respect thereto. If appropriate, the Bonds may be printed with a portion of the text printed on the reverse side thereof and with a legend printed on the front referring to such text to the following effect: "Reference is hereby made to the further provisions of this Bond set forth on the back hereof and such further provisions are hereby incorporated by reference as if set forth here in full." Upon adjustment to a Long-Term Interest Rate Period, the form of Bond may include a summary of the mandatory and optional redemption provisions to apply to the Bonds during such Long-Term Interest Rate Period, or a statement to the effect that the Bonds will not be optionally redeemed during such Long-Term Interest Rate Period, provided that the Registrar shall not authenticate such a revised Bond form prior to receiving a Favorable Opinion of Bond Counsel that such Bond form conforms to the terms of the Act and of this Ordinance and that authentication thereof will not adversely affect the Tax-Exempt status of the Bonds.

                   (e) Book-Entry System. Bonds shall be issued in the form of a single certificated fully registered Bond, registered in the name of Cede & Co., as nominee of the Depository Trust Company (such entity and its successors and assigns are referred to herein as "DTC"), or such other name as may be requested by an authorized representative of DTC, or any successor nominee (the "Nominee"). Except as provided in paragraph (C) below, all of the Outstanding Bonds shall be so registered in the registration books kept by the Registrar, and the provisions of this Section 2.01(e) shall apply thereto.

                          (A) The City, the Company, the Remarketing Agent, the
                   Tender Agent, the Trustee, the Registrar, the Paying Agent and any Co-Registrar and Co-Paying Agent shall have no responsibility or obligation to any DTC participant or to any person on behalf of which a DTC participant holds an interest in the Bonds, except as otherwise expressly provided herein. Without limiting the immediately preceding sentence, the City, the Company, the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Remarketing Agent and any Co-Registrar and Co-Paying Agent shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, the Nominee, any DTC participant or any indirect participant with respect to any ownership interest in the Bonds, (ii) the delivery to any DTC participant or any other person, other than an Owner as shown in the registration books kept by the Registrar, of any notice with respect to the Bonds, including any notice of redemption (except that the Trustee and Tender Agent, if any, shall have the obligation to deliver notices of optional and mandatory tender to the Remarketing Agent, if any, as provided herein) or (iii) the payment to any DTC participant or any other person, other than an Owner, as shown in the registration books kept by the Registrar, of any amount with respect to principal or purchase price of, premium, if any, or interest on the Bonds. The Tender Agent shall pay all principal and purchase price of, premium, if any, and interest on the Bonds only to or upon the order of the respective Owners, as shown in the registration books kept by the Registrar, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the City's obligations with respect to payment of principal of, premium, if any, and interest on the Bonds to the extent of the sum or sums so paid. The City, the Company, the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Remarketing Agent and any Co-Registrar and Co-Paying Agent may treat and consider the person in whose name each Bond is registered in the registration books kept by the Registrar as the holder and absolute owner of such Bond for the purpose of payment of principal, purchase price, premium and interest with respect to such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever; provided, however, notwithstanding the foregoing provisions, the Tender Agent, if any, shall accept any notice of optional tender pursuant to Section 4.08(a) from any Owner of any Book-Entry Bond, but shall make payment of the purchase price thereof only to the registered owner of such Bond in the manner provided in the Representation Letter (as defined below); and provided further, that no person other than an Owner, as shown in the registration books kept by the Registrar shall receive a certificated Bond evidencing the obligation of the City to make payments of principal, purchase price, premium, if any, and interest pursuant to this Ordinance.

                           (B) The City, the Paying Agent, the Registrar, the
               Tender Agent and/or the Trustee shall, if not previously on file, execute and deliver to DTC a letter of representation in customary form with respect to the Bonds (the "Representation Letter"), but such Representation Letter shall not in any way limit the provisions of the foregoing paragraph or in any other way impose upon the City any obligation whatsoever with respect to persons having interests in the Bonds other than the Owners, as shown on the registration books kept by the Registrar. The Trustee, the Tender Agent, and the Paying Agent shall take all actions necessary for representations of the City in the Representation Letter with respect to the Trustee, the Tender Agent and the Paying Agent to be complied with at all times.

                           (C) The City, with the consent of the Company, may,
               and upon request of the Company shall, terminate the services of DTC with respect to the Bonds. DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving written notice and all relevant information on the beneficial owners of the Bonds to the City, the Company, the Tender Agent, if any, and the Trustee and discharging its responsibilities with respect thereto under applicable law. Upon the discontinuance or termination of the services of DTC with respect to the Bonds, unless a substitute securities depository is appointed by the City (with the consent, or at the request, of the Company) to undertake the functions of DTC hereunder, the City, at the expense of the Company, is obligated to deliver Bond certificates to the Owners of such Bonds, as described in this Ordinance, and such Bonds shall no longer be restricted to being registered in the registration books kept by the Registrar in the name of the Nominee, but may be registered in whatever name or names Owners transferring or exchanging such Bonds shall designate, in accordance with the provisions of this Ordinance.

                           (D) In connection with any notice or other
               communication to be provided to Owners pursuant to this Ordinance by the City, the Company, the Remarketing Agent, the Tender Agent, the Trustee, the Registrar, the Paying Agent, and any Co-Registrar and Co-Paying Agent with respect to any consent or other action to be taken by the Owners of the Bonds, the City, the Company, the Remarketing Agent, the Tender Agent, the Trustee, the Registrar, the Paying Agent, any Co-Registrar and Co-Paying Agent, as the case may be, the Trustee shall establish a record date for such consent or other action and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.

                           (E) So long as any Bond is registered in the name of
               the Nominee, all payments with respect to principal, purchase price, premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, in the manner provided in the Representation Letter. Owners shall have no lien or security interest in any rebate or refund paid by DTC to the Tender Agent, if any, or the Paying Agent which arises from the payment by the Tender Agent, if any, or Paying Agent of principal of, premium, if any, or interest on the Bonds in immediately available funds to DTC.

     Section 2.02 Execution of Bonds; Limited Obligation. The Bonds shall be executed on behalf of the City by the Mayor and Treasurer and shall have affixed, impressed or reproduced thereon the corporate seal of the City, attested by the City Clerk. Each of the foregoing officers of the City, after filing with the Secretary of State of New Mexico his or her manual signature certified by him or her under oath, may execute or cause to be executed or attest or cause to be attested the Bonds with a facsimile signature in lieu of his or her manual signature; provided that the signature of at least one of the foregoing officers of the City or of a duly authorized representative of the Trustee must be manually subscribed. Except as provided in the preceding sentence, the signatures of the Mayor, the Treasurer and the City Clerk on the Bonds shall be manual signatures.

               In case any officer of the City whose signature or a facsimile of whose signature shall appear on the Bonds shall cease to be such officer before the authentication by the Trustee and delivery of such Bonds, such signature or such facsimile shall nevertheless be valid and sufficient for all purposes, the same as if he had remained in office until delivery; and any Bond may be signed on behalf of the City by such persons as at the time of execution of such Bond shall be the proper officers of the City, even though at the date of such Bond or of the adoption of this Ordinance any such person was not such officer.

                  The Bonds and the interest thereon shall not be general obligations or an indebtedness of the City within the meaning of Article 9, Sections 12 and 13 of the Constitution of New Mexico, but shall be limited obligations of the City the principal of, premium, if any, and interest on which shall be payable solely from and secured by a pledge of the Receipts and Revenues from the Agreement and other moneys pledged therefor under this Ordinance. As additional security for the payment of the principal of, premium, if any, and interest on the Bonds, the City hereby pledges and assigns to the Trustee all its rights and interest under the Agreement except for the City's rights under Sections 5.04, 5.08 and 8.05 thereof. The Bonds shall never constitute an indebtedness of the City within the meaning of any State constitutional provision or statutory limitation, and shall never constitute or give rise to a pecuniary liability of the City or a charge against its general credit or taxing powers, and such fact shall be plainly stated on each Bond.

         The Bonds shall then be delivered to the Trustee for authentication by the Trustee; provided, however, that upon initial issuance the Bonds shall be authenticated by the Registrar. In case any officer who shall have signed any of the Bonds shall cease to be such officer before the Bonds so signed or attested shall have been authenticated or delivered by the Registrar or the Trustee or issued by the City, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issuance, shall be as binding upon the City as though those who signed and attested the same had continued to be such officers of the City. Also, any Bond may be signed on behalf of the City by such persons as on the actual date of the execution of such Bond shall be the proper officers although on the nominal date of such Bond any such person shall not have been such officer.

                  Only such of the Bonds as shall bear thereon a certificate of authentication in the form recited in Exhibit A hereto, manually executed by the Trustee, shall be valid or obligatory for any purpose or entitled to the benefits of this Ordinance, and such certificate of the Trustee, if any, as the case may be, shall be conclusive evidence that the Bonds so authenticated have been duly authenticated and delivered hereunder and are entitled to the benefits of this Ordinance. The Trustee's certificate of authentication on any Bond shall be deemed to have been executed by it if manually signed by an authorized signatory on behalf of the Trustee but it shall not be necessary that the same person sign the certificate of authentication on all of the Bonds issued hereunder.

                  Upon authentication of any Bond, the Registrar or the Tender Agent, if any, as the case may be, shall set forth on such Bond (1) the date of such authentication and (2) in the case of a Bond bearing interest at a Flexible Rate which is not a Book-Entry Bond, such Flexible Rate, the day next succeeding the last day of the applicable Flexible Segment, the number of days comprising such Flexible Segment and the amount of interest to accrue during such Flexible Segment.

         So long as JPMorgan Chase Bank is serving as Trustee hereunder, it shall also serve as Registrar hereunder.

         Section 2.03 Transfer and Exchange of Bonds. Registration of any Bond may, in accordance with the terms of this Ordinance, be transferred, upon the books of the Registrar required to be kept pursuant to the provisions of Section 2.04, by the person in whose name it is registered, in person or by his duly authorized attorney, upon surrender of such Bond for cancellation, accompanied by a written instrument of transfer in a form approved by the Registrar, duly executed. Whenever any Bond shall be surrendered for registration of transfer, the City shall execute and the Trustee shall authenticate and deliver a new Bond or Bonds of the same tenor in Authorized Denominations. No registration of transfer of Bonds upon the books of the Registrar required to be kept pursuant to the provisions of Section 2.04 hereof shall be required to be made during the period after any Record Date and prior to the related Interest Payment Date or during the period of fifteen (15) days immediately preceding the date on which the Trustee mails any notice of redemption, nor shall any registration of transfer of Bonds called for redemption be required.

                  Bonds may be exchanged at the Corporate Trust Office of the Trustee for a like aggregate principal amount of Bonds of the same tenor of Authorized Denominations. The Trustee shall require the payment by the Owner requesting such exchange of any tax or other governmental charge required to be paid with respect to such exchange, and there shall be no other charge to any Owner for any such exchange. Except with respect to Bonds remarketed after being purchased pursuant to Section 4.08 hereof, no exchange of Bonds shall be required to be made during the period after any Record Date and prior to the related Interest Payment Date or during the period of fifteen (15) days immediately preceding the date on which the Trustee gives notice of redemption, nor shall any exchange of Bonds called for redemption be required. If a Bond is presented for transfer or exchange after notice of redemption of such Bond has been given as provided in Section 4.03 hereof, the Registrar shall deliver a copy of such notice of redemption to the new owner of such Bond.

         Section 2.04 Bond Register. The Registrar will keep or cause to be kept at its Principal Office sufficient books for the registration and the registration of transfer of the Bonds, which shall at all times, during regular business hours, be open to inspection by the City, the Trustee and the Company; and, upon presentation for such purpose, the Registrar shall, under such reasonable regulations as it may prescribe, register the transfer or cause to be registered the transfer, on said books, of Bonds as hereinbefore provided.

         Section 2.05 Bonds Mutilated, Lost, Destroyed or Stolen. If any Bond shall become mutilated, the City, upon the request and at the expense of the holder of said Bond, shall execute, and the Trustee shall thereupon authenticate and deliver a new Bond of like tenor and number in exchange and substitution for the Bond so mutilated, but only upon surrender to the Registrar of the Bond so mutilated. Every mutilated Bond so surrendered to the Registrar shall be treated by the Trustee in accordance with its document retention policies (provided that the Trustee shall not be required to destroy such Bonds) and, upon the written request of the City, a certificate evidencing such disposition shall be delivered to the City, with a copy to the Company. If any Bond issued hereunder shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the City, the Company and the Registrar, and if such evidence be satisfactory to them and indemnity satisfactory to them shall be given by or on behalf of the holder of such lost, destroyed or stolen Bond, the City, at the expense of the holder, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured or shall be about to mature, instead of issuing a substitute Bond the Trustee shall, at the direction of the City, pay the same without surrender thereof). The City may require payment of a reasonable fee for each new Bond issued under this Section and payment of the expenses which may be incurred by the City and the Trustee. Any Bond issued under the provisions of this Section in lieu of any Bond mutilated or alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the City whether or not the Bond mutilated or so alleged to be lost, destroyed or stolen shall be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits of this Ordinance with all other Bonds secured by this Ordinance.

                  Every replacement Bond issued pursuant to the provisions of this Section 2.05 by virtue of the fact that any Bond is lost, destroyed or improperly cancelled shall constitute an additional contractual obligation of the City, whether or not the lost, destroyed or improperly cancelled Bond shall be at any time enforceable, and shall be entitled to all the benefits of this Ordinance equally and proportionately with any and all other Bonds duly issued hereunder. All Bonds shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of lost, destroyed or improperly cancelled Bonds, notwithstanding any law or statute now existing or hereafter enacted.

         Section 2.06 Disposition of Bonds. When paid in full, all Bonds shall be delivered to the Trustee, who shall forthwith cancel such Bonds and deliver a certificate evidencing such cancellation to the City, the Paying Agent, the Bank, the Registrar and the Company. The Trustee shall treat such cancelled Bonds in accordance with its document retention policies and shall not be required to destroy such Bonds.

         Section 2.07 CUSIP Numbers. As provided in Section 2.01(d) of this Ordinance, the City in issuing the Bonds may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to holders of Bonds; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers. The City shall promptly notify the Trustee of any changes in the CUSIP number.

         Section 2.08 Other Obligations. The City expressly reserves the right to issue, to the extent permitted by law, obligations under another ordinance or ordinances to provide additional funds or, at the request of the Company, to refund all or any principal amount of the Bonds.

         Section 2.09 Temporary Bonds. Pending the preparation of definitive Bonds, the City may execute and the Trustee shall authenticate and deliver temporary Bonds. Temporary Bonds shall be issuable as fully registered Bonds, of any Authorized Denomination, and substantially in the form of the definitive Bonds but with such omissions, insertions and variations as may be appropriate for temporary Bonds, all as may be determined by the City. Temporary Bonds may contain such reference to any provisions of this Ordinance as may be appropriate. Every temporary Bond shall be executed by the City and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Bonds. As promptly as practicable, the City shall execute and shall furnish definitive Bonds and thereupon temporary Bonds may be surrendered in exchange therefor without charge at the Corporate Trust Office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Bonds a like aggregate principal amount of the definitive Bonds of Authorized Denominations. Until so exchanged the temporary Bonds shall be entitled to the same benefits under this Ordinance as definitive Bonds.

                               (End of Article II)

                                  ARTICLE III

                                ISSUANCE OF BONDS

         Section 3.01 Authentication and Delivery of Bonds. The City shall execute and deliver to the Trustee and the Trustee shall authenticate the Bonds and deliver the Bonds to the initial purchasers thereof as directed hereinafter in this Section 3.01.

                  Prior to the delivery on original issuance by the Trustee of any authenticated Bonds there shall be or have been delivered to the Trustee:

                     (i) a duly certified copy of a resolution of the City authorizing the issuance of the Bonds;

                     (ii) an original duly executed counterpart or a duly certified copy of the Agreement and this Ordinance;

                     (iii) a request and authorization to the Trustee on behalf of the City to authenticate and deliver the Bonds to the purchaser or purchasers therein identified upon payment of the amounts specified in
         Section 6.02 hereof;

                     (iv) a written statement on behalf of the Company (i) approving the issuance and delivery of the Bonds and (ii) consenting to each and every provision of this Ordinance; provided, however, that the execution of the Agreement on behalf of the Company by an authorized officer shall be deemed to be such written statement of approval and consent; and

                     (v) evidence that the 1994 Bonds have been repurchased, in accordance with the 1994 Ordinance, immediately prior to (or on the same date as) the delivery of the Bonds to the initial purchasers and that the principal and interest on the 1994 Bonds has been paid.

         Section 3.02 Payment of Principal and Interest. For the payment of interest on the Bonds, the City shall cause to be deposited in the Bond Fund, on or prior to each Interest

Payment Date, solely out of the Receipts and Revenues, an amount sufficient to pay the interest to become due on such Interest Payment Date. The obligation of the City to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund available on such Interest Payment Date for the payment of interest on the Bonds.

                  For the payment of the principal of the Bonds upon maturity or earlier redemption, the City shall cause to be deposited in the Bond Fund, on or prior to the maturity or redemption date of the Bonds, solely out of the Receipts and Revenues, an amount sufficient to pay the principal of the Bonds then due. The obligation of the City to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund available on the maturity or redemption date for the payment of the principal of the Bonds.

                              (End of Article III)

                                   ARTICLE IV

                        REDEMPTION AND PURCHASE OF BONDS

         Section 4.01 Redemption of Bonds. The Bonds are subject to redemption if and to the extent the Company is entitled or required to make and makes a prepayment pursuant to Article IX of the Agreement. The Trustee shall not give notice of any optional redemption under Section 4.01(a) hereof unless the Company has so directed in accordance with Section 9.02(b) of the Agreement. In the event of a failure by the Company to give a notice of mandatory prepayment under such Section 9.02(a), such notice may be given by the City, the Trustee or any holder or holders of ten percent (10%) or more in aggregate principal amount of the Outstanding Bonds. No Bond shall be subject to optional redemption pursuant to Section 4.01(a)(ii) during the Initial Long-Term Interest Rate Period.

                  The Bonds shall be redeemed upon the following terms:

                  (a) Redemption Upon Optional Prepayment.

                      (i) Extraordinary Events. During any Long-Term Interest Rate Period, the Bonds shall be redeemed prior to maturity in whole or in part, and if in part by lot, at any time at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date, upon receipt by the Trustee of a written notice of the Company and signed by an Authorized Company Representative stating that any of the following events has occurred (which determination shall be in the sole discretion of the Company) and that the Company therefore intends to exercise its option to prepay all payments due under the Agreement in whole or in part pursuant to Section 9.01 of the Agreement and thereby effect the redemption of Bonds in whole or in part to the extent of such prepayments:

                          (A) All or part of the Project or the Plant shall have been damaged or destroyed to such an extent that, in the opinion of the Company, (i) the Project or the Plant or such affected portion could not reasonably be restored within a period of four (4) months to the condition thereof immediately preceding such damage or destruction, and the Company or the operator of the Project or the

               Plant will be prevented, or is likely to be prevented for a period of four (4) consecutive months or more, from carrying on all or substantially all of its normal operation of the Project or the Plant, or (ii) the cost of restoration of the Project or the Plant or such affected portion will be substantially in excess of the net proceeds of insurance thereon.

                           (B) Title to, or the temporary use of, all or a part
               of the Project or the Plant shall have been taken under the exercise of the power of eminent domain.

                           (C) Changes in economic availability of raw
               materials, operating supplies or facilities necessary to operate all or a part of the Project or the Plant, or technological or other changes which make the continued operation of the Project or the Plant or such affected portion uneconomical, in the opinion of the Company, shall have occurred and shall have resulted in a cessation of all or substantially all of the Company's normal operations of either the Project or the Plant.

                           (D) Unreasonable burdens or excessive liabilities
               shall have been imposed upon the City or the Company in respect of all or a part of the Project or the Plant including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Agreement, as well as any statute or regulation enacted or promulgated after the date of the Agreement that prevents the Company from deducting interest in respect of the Agreement for federal income tax purposes.

                           (E) All or substantially all of the property of the
               Company shall be transferred or sold to any entity other than an affiliate of the Company or the Company shall be consolidated with or merged into an entity other than an affiliate of the Company in such manner that the Company is not the surviving entity and the surviving, resulting or transferee entity does not agree to perform the obligations of the Company.

                  (ii) Company Option. The Bonds shall be subject to redemption prior to maturity by the exercise by the Company of any of its options to prepay all or a part of the unpaid balance of the Purchase Price of the Project and cause the Bonds to be redeemed, in whole, or in part by lot, prior to their maturity dates, as follows:

                           (A) During any Short-Term Interest Rate Period, each
               Bond shall be subject to such redemption on the day next succeeding the last day of each Bond Interest Term for such Bond at a redemption price equal to 100% of the principal amount thereof.

                           (B) During any Daily Interest Rate Period or Weekly
               Interest Rate Period, the Bonds shall be subject to such redemption on any Interest Payment Date at a redemption price equal to 100% of the principal amount thereof.

                           (C) On the day next succeeding the last scheduled day
               of any Long-Term Interest Rate Period, the Bonds shall be subject to such redemption at a redemption price of 100% of the principal amount thereof. During any Long-Term Interest Rate Period, the Bonds shall be subject to redemption during the periods specified below, in whole or in part, at the redemption prices (expressed as percentages of principal amount) hereinafter indicated subject to a resolution of the City Council adopted prior to the Issue Date of the Bonds (unless different redemption terms shall be specified by the Company pursuant to Section 2.01(c)(iv)(B)):

                       Length of
              Long-Term Interest Rate Period
                  (expressed in years)                        Redemption Prices
               -----------------------------                  -----------------
              Greater than 17                       After 10 years at 102% declining by
                                                    1% every 12 months to 100%

              Less than or equal to 17 and          After 8 years at 102%, declining by
                 greater than 10                    1% every 12 months to 100%

              Less than or equal to 10 and          After 6 years at 101%, declining by
                 greater than 7                     1/2 of 1% every 6 months to 100%

              Less than or equal to 7 and           After 3 years at 101%, declining by
                 greater than 4                     1/2 of 1% every 6 months to 100%

              Less than or equal to 4 and           After 2 years at 100 1/2%, declining
                 greater than 3                     by 1/2 of 1% after 6 months to 100%

              Less than or equal to 3 and           After 1 year at 100  1/2%, declining
                 greater than 2                     by 1/2 of 1% after 6 months to 100%

              Less than or equal to 2 and           After 1 year at 100%
                 greater than 1

              1 year or less                        Not redeemable

         provided that, notwithstanding the foregoing, other terms and conditions for optional prior redemption of the Bonds during any Long-Term Interest Rate Period may be established in a resolution of the City Council adopted prior to the Issue Date of the Bonds.

                  (iii) Change of Use. Subject to a resolution of the City Council adopted prior to the Issue Date of the Bonds, during any Long-Term Interest Rate Period, the Bonds shall be subject to redemption prior to maturity at the option of the Company in whole or in part by lot on any Interest Payment Date, at a redemption price equal to 100% of the principal amount thereof, if the Company delivers to the Trustee a written or Electronic notice to the effect that either:

                        (A) the Company has determined that some or all of the
             interest payable under the Agreement for any sixty (60) days (which need not be consecutive) within any consecutive twenty-four (24) month period is not or will not be deductible, in whole or in part, for federal income tax purposes by reason of Section 150(b) of the Code (or would not be deductible unless some or all of the Bonds are redeemed) due to a change in use of the Project or any portion thereof, and the Company will not claim deductions for such interest on its federal income tax returns; or

                        (B) the Company after reasonable effort has been unable
             to obtain an opinion of Bond Counsel that it is more likely than not that Section 150 of the Code will not prevent interest payable under the Agreement for any sixty (60) days (which need not be consecutive) within any consecutive twenty-four (24) month period from being deductible, in whole or in part, for federal income tax purposes.

         In either such case, (i) the Company shall only cause the Trustee to redeem Bonds pursuant to this Section 4.01(a)(ii) on or after the Interest Payment Date immediately preceding the date on which, due to a change in use in the Project or any portion thereof, the period of potential interest expense disallowance described above commences, and the Company may only cause the Trustee to redeem such principal amount of Bonds as the Company determines is necessary to assure that the Company retains its right to all such deductions otherwise allowable or, if a partial redemption will not enable the Company to retain the right to deduct such interest, the Company may cause the Trustee to redeem all the Outstanding Bonds.

         Notwithstanding any term or provision of Section 4.01(a)(i) of this Ordinance to the contrary, the Bonds shall not be subject to optional redemption unless (i) the Bank, if any, shall consent thereto in writing and deliver such consent to the Company and the Trustee, (ii) in connection with such redemption, the proceeds of such refunding shall be sufficient to pay, and shall be used to. pay, the redemption price of the Bonds so redeemed or (iii) sufficient Available Moneys (other than proceeds of any drawing under the Letter of Credit) shall have been deposited by the Company with the Trustee for the payment of all amounts due in respect of all Bonds called for redemption pursuant to Section 4.01(a)(i) of this Ordinance. This paragraph shall be inapplicable if at the time of such optional redemption there is no Letter of Credit or other Credit Facility with respect to the Bonds.

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

         (b) Redemption Upon Mandatory Prepayment. The Bonds shall be subject to redemption prior to maturity from amounts which are required to be prepaid by the Company under Section 9.03 of the Agreement, as set forth below.

             (i) The Bonds shall be redeemed in whole on any date at a redemption price equal to the principal amount thereof plus interest accrued to the redemption date upon the occurrence of a Determination of Taxability; provided, however, that if, in the opinion of Bond Counsel delivered to the Trustee, the redemption of a specified portion of such Bonds Outstanding would have the result that interest payable on such Bonds remaining Outstanding after such redemption would remain Tax-Exempt, then such Bonds shall be redeemed in part by lot (in Authorized Denominations), in such amount as Bond Counsel in such opinion shall have determined is necessary to accomplish that result.

             (ii) The Bonds shall be redeemed in whole at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date in the event that as a result of any changes in the Constitution of the United States of America or the Constitution of the State or as a result of any legislative, judicial or administrative action, the Agreement shall have become void or unenforceable or impossible to perform in accordance with the intention and purposes of the parties thereto, or shall have been declared unlawful.

             (iii) The Bonds shall be redeemed in whole at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date in the event that at least thirty-five (35) days prior to the expiration of any Credit Facility, if any, then in effect with respect to the Bonds the Trustee shall not have received (a) a renewal or extension of the existing Credit Facility for a period of at least one (1) year (or, if shorter, the period to maturity of the Bonds) or (b) a substitute Credit Facility meeting the requirements of Section 6.08 of the Agreement. Such redemption shall occur on the last Business Day which is not less than five
     (5) calendar days preceding the expiration date of a Credit Facility, if any, then in effect.

     Section 4.02 Selection of Bonds to be Redeemed. If less than all the Bonds shall be called for redemption the Trustee shall select the Bonds or any given portion thereof to be redeemed, from Outstanding Bonds or any given portion thereof not previously called for redemption, by lot. For the purpose of any such selection the Trustee shall assign a separate number for each minimum Authorized Denomination of each Bond of a denomination of more than such minimum; provided that following any such selection, both the portion of such Bond to be redeemed and the portion remaining shall be in Authorized Denominations. The Trustee shall promptly notify the City and the Company in writing of the numbers of the Bonds or portions thereof so selected for redemption.

     Section 4.03 Notice for Redemption. The Trustee shall give notice, Electronically or by first class mail, in the name of the City, of the redemption of Bonds, not less than thirty (30) nor more than sixty (60) days prior to the redemption date for Bonds bearing interest fixed to maturity or at Daily, Weekly or Long-Term Interest Rates, and at any time not more than sixty
(60) days prior to the redemption date for Bonds bearing interest at Bond Interest Term Rates,

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

provided, however, that any such notice of redemption of Bonds bearing interest at Bond Interest Term Rates may be given at any time not more than sixty (60) days prior to the applicable redemption date. Each notice of redemption shall
(i) specify the Bonds to be redeemed, the redemption date, the redemption price, the place where amounts due upon such redemption will be payable (which shall be the Corporate Trust Office of the Paying Agent) and the source of the funds to be used for such redemption, the principal amount, the CUSIP numbers (if any) of the Bonds to be redeemed and, if less than all, the distinctive certificate numbers of the Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed. Each such notice shall also state that the interest on the Bonds designated for redemption shall cease to accrue from and after such redemption date and that on said date there will become due and payable on each of said Bonds the principal amount thereof to be redeemed, interest accrued thereon, if any, to the redemption date and the premium, if any, thereon (such premium to be specified) and shall require that such Bonds be then surrendered at the address or addresses of the Paying Agent specified in the redemption notice; provided, however, the failure to duly give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of Bonds with respect to which no such failure or defect occurred. In the event that any Bond selected for redemption shall be tendered for purchase pursuant to Section 4.08 hereof, the Tender Agent shall note on each Bond delivered to an Owner pursuant to
Section 14.05 hereof upon the purchase of such tendered Bond that such Bond has been called for redemption and the date of such redemption. Upon presentation and surrender of Bonds so called for redemption at the place or places of payment, such Bonds shall be redeemed and cancelled. Notice of any redemption hereunder shall also be given to the Tender Agent and the Bank.

         With respect to any notice of optional redemption of Bonds pursuant to
Section 4.01(a), unless upon the giving of such notice such Bonds shall be deemed to have been paid within the meaning of Article IX hereof, such notice shall state that such redemption shall be conditional upon the receipt by the Trustee on or prior to the date fixed for such redemption of Available Amounts sufficient to pay the principal of, premium, if any, and interest on, such Bonds to be redeemed, and that if such Available Amounts shall not have been so received said notice shall be of no force and effect and the City shall not be required to redeem such Bonds. In the event that such notice of redemption contains such a condition and such Available Amounts are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, to the persons and in the manner in which the notice of redemption was given, that such Available Amounts were not so received.

         Any notice for the redemption of any Bond mailed as provided herein shall be conclusively deemed to have been duly given whether or not such notice is received. Failure to mail the notices required by this paragraph to any holder of a Bond, or any defect in any notice so mailed, shall not affect the validity of the proceedings for redemption of any Bonds nor impose any liability on the Trustee.

     Section 4.04 Partial Redemption of Bonds. Upon surrender of any Bond redeemed in part only, the Registrar shall exchange the Bond redeemed for a new Bond of like tenor and in an Authorized Denomination without charge to the holder in the principal amount of the portion of the Bond not redeemed. In the event of any partial redemption of a Bond which is registered in the name of the Nominee, DTC may elect to make a notation on the Bond certificate which reflects the date and amount of the reduction in principal amount of said Bond in lieu of surrendering the Bond certificate to the Registrar for exchange. The City, the Trustee and the Registrar shall be fully released and discharged from all liability upon, and to the extent of, payment of the redemption price for any partial redemption and upon the taking of all other actions required hereunder in connection with such redemption.

     Section 4.05 Effect of Redemption. Notice of redemption having been duly given as aforesaid, and moneys for payment of the redemption price being held by the Trustee, the Bonds so called for redemption shall, on the redemption date designated in such notice, become due and payable at the redemption price specified in such notice, interest on the Bonds so called for redemption shall cease to accrue, said Bonds shall cease to be entitled to any lien, benefit or security under this Ordinance, and the holders of said Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof (including interest, if any, accrued to the redemption date), without interest accrued on any funds held after the redemption date to pay such redemption price.

         All Bonds fully redeemed pursuant to the provisions of this Article IV shall upon surrender thereof be cancelled by the Trustee, who shall deliver a certificate evidencing such cancellation to the City and the Company. The Trustee shall treat such cancelled Bonds in accordance with its document retention policies and shall not be required to destroy such Bonds.

     Section 4.06 Payment of Redemption Price.

            (i) For the redemption of any of the Bonds, the City shall cause to be deposited in the Bond Fund, on or prior to the date fixed for redemption, solely out of the Receipts and Revenues, an amount sufficient to pay the principal of and interest and any premium to become due on the date fixed for such redemption on the Bonds; provided that so long as a Credit Facility is in effect with respect to the Bonds and such credit Facility does not cover some or all of the optional or mandatory redemption price, any amount payable as the optional or mandatory redemption price upon redemption of Bonds and not covered by such Credit Facility shall be on deposit in the Bond Fund and constitute Available Moneys prior to the Trustee giving any notice of redemption hereunder.

            (ii) Moneys for payment of the principal of and interest and any premium to the date fixed for redemption on Bonds called for redemption and not presented for payment on the date fixed for redemption shall be set aside by the Trustee in trust for the Owners of such Bonds and shall be held uninvested. Interest on such Bonds shall cease to accrue on the date fixed for redemption.

     Section 4.07 Bank Purchase Option.

            (i) Notwithstanding any term or provision of this Ordinance to the contrary, if a Credit Facility is in effect, (i) if an event of Default shall occur and the Bonds are accelerated or (ii) if any Bonds shall be subject to redemption pursuant to Section 4.01 of this Ordinance, or (iii) if the Remarketing Agent shall be unable to remarket Bonds as provided in
     Article XIV of this Ordinance, then in any of such cases the Bank may from time to time in its discretion (in the manner provided in this Section 4.07) purchase all of the Bonds or the portion thereof that is subject to redemption, acceleration or which the Remarketing Agent has been unable to remarket, on the terms provided herein.

                  (ii) The Bank shall notify the Trustee in writing of its exercise of its purchase option pursuant hereto at or before the time by which payment of any drawing of a Credit Facility is required in respect of the relevant acceleration, redemption or failure to remarket Bonds which gives rise to such purchase option. Such notice may be given after presentation by the Trustee of any document or draft under such Credit Facility with respect to such acceleration, redemption or failure to remarket, in which case purchase of the relevant Bonds by the Bank shall take precedence over such drawing; provided, that if the Bank has not exercised its purchase option and paid the purchase price of the Bonds being purchased by the time by which payment is due under such Credit Facility in respect of such drawing, the Bank shall pay such drawing pursuant to such Credit Facility. If the Trustee shall have presented drafts or documents under such Credit Facility, the Bank's notice of exercise of its purchase option may accompany payment of the purchase price of Bonds being acquired. The purchase price of Bonds purchased by the Bank pursuant hereto shall be paid to the Trustee at such account as it shall specify and shall be distributed by the Trustee to the former owners from which such Bonds shall have been purchased; provided, that in the case of any Bonds purchased upon a failed remarketing pursuant to paragraph (f) of this Section 4.07, the purchase price shall be paid to the Remarketing Agent for distribution to the former Owners of such Bonds which tendered them to the Tender Agent.

                  (iii) No purchase of any Bonds by the Bank in accordance herewith shall cause such Bonds to be extinguished or deemed paid, and upon payment of the purchase price of Bonds by the Bank, the Trustee shall authenticate and deliver to the Bank (or its nominee) as Owner a Bond or Bonds in an aggregate principal amount equal to the aggregate principal amount of Bonds so purchased (which shall be deemed to be in an "Authorized Denomination" for all purposes of this Ordinance), and such Bonds so delivered shall be Outstanding Bonds that are entitled to the benefits of this Ordinance equally and proportionately with all other Bonds; provided that the Trustee shall not make any drawing on a Credit Facility in respect of Bonds known by the Trustee to be held by the Bank (or its nominee) except as provided in paragraph (viii) of this Section 4.07. Bonds purchased by the Bank which are not delivered to the Trustee by the date upon which such Bonds were to have been purchased nonetheless will be deemed to have been purchased by the Bank, and the former Owner or Owners of such Bonds shall have no claim thereon, under this Ordinance or otherwise, for any amount other than the purchase price thereof. Interest accruing after the purchase date of such Bonds shall no longer be payable to the former Owners thereof.

                  (iv)  Bonds called for and subject to redemption pursuant to
         Section 4.01 of this Ordinance may, at the option of the Bank, be purchased by the Bank pursuant to this Section 4.07 in lieu of such redemption on the date upon which such Bonds were to have been redeemed at a purchase price equal to the amount that would have been payable on such Bonds if such Bonds had been so redeemed, except as provided in paragraph (vii) of this Section 4.07; provided, that no Bond called for redemption shall be subject to purchase by the Bank pursuant to this
         Section 4.07 if (i) in connection with such redemption, the proceeds of such refunding shall be sufficient to pay, and shall be used to pay, the redemption price of the Bonds so redeemed or (ii) sufficient Available Moneys (other than proceeds of any drawing under a Credit Facility) shall have been deposited by the Company with the Trustee for the payment of all amounts due in respect of all Bonds called for redemption pursuant to Section 4.01(a) or 4.01(b) of this Ordinance. The Bank shall pay the purchase price for Bonds purchased by the Bank on such redemption date.

                  (v) If an Event of Default occurs and the Bonds are accelerated, the Bank may purchase all Bonds, pursuant to this Section 4.07, for a purchase price equal to the principal amount of such Bonds plus interest accrued thereon to the date of purchase, except as otherwise provided in paragraph (vii) of this Section 4.07.

                  (vi) In the event that the Remarketing Agent shall be unable to remarket any Bonds as provided in Article XIII hereof, the Bank may, at its option, purchase all such unremarketed Bonds pursuant to this
         Section 4.07, at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, on the date on which such Bonds would otherwise be purchased by the Remarketing Agent pursuant to
         Section 14.03(b), except as otherwise provided in paragraph (vii) of this Section 4.07.

                  (vii)  Upon a purchase of Bonds by the Bank pursuant to this
         Section 4.07, the Bank may, in its discretion, purchase all Bonds, if any, then held by the Trustee which have been purchased by or on behalf of the Company with moneys drawn under a Credit Facility as to which drawing the Company has not reimbursed the Bank in accordance with the Reimbursement Agreement without the payment of any cash purchase price therefor, but the Company's reimbursement obligations under the Reimbursement Agreement shall be reduced by an amount equal to the principal amount of such Bonds so deemed purchased. The Bank may exercise its option pursuant to the preceding sentence by a notice to the Trustee given with or included in the relevant notice to the Trustee under paragraph (ii) of this Section 4.07, together with a notice which shall confirm that a Credit Facility has been reinstated in an equal amount.

                  (viii) Notwithstanding any term or provision of this Ordinance to the contrary, the Trustee shall not without the prior written consent of the Bank make any drawing under a Credit Facility with respect to the principal amount of any Bonds known by the Trustee to be held by the Bank or its nominee; provided, that the Trustee shall make drawings of interest under a Credit Facility with respect to the Bonds held by the Bank or its nominee, as provided in this Ordinance.

                  (ix) The purchase price of any Bonds to be purchased by the Bank in accordance with this Section 4.07 shall be paid by the Bank with its general funds and not directly or indirectly from funds or collateral on deposit with or pledged to the Bank for the account of the City or the Company or any affiliate thereof, and such payment by the Bank shall not be deemed to be a draw under a Credit Facility.

                  (x) Notwithstanding any term or provision of this Ordinance or the Bonds to the contrary, if at any time all of the Outstanding Bonds are in aggregate held by the Bank or its nominee (whether pursuant to the provisions hereof or otherwise), the Bank shall not be entitled to exercise its rights under Section 4.08 of this Ordinance or under the Bonds to require that the Bonds be purchased unless either
         (i) the Bank shall have given the Company, the Trustee and the Remarketing Agent at least 30 days prior written notice of its intention to exercise such rights or (ii) the Remarketing Agent shall have received from the Company offering materials relating to the Bonds which are, in the opinion of the counsel to the Company and the counsel to the City, correct and complete in all material respects.

         Section 4.08 Purchase of Bonds.

              (a) Holder's Option to Tender for Purchase.

                  (i) During any Daily Interest Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest from the Interest Accrual Date immediately prior to the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Accrual Date, in which case at a purchase price equal to the principal amount thereof), payable in immediately available funds, upon (A) delivery to the Tender Agent at its Corporate Trust Office, by no later than 11:00 a.m. (New York City time), on such Business Day, of an irrevocable written, telephonic or Electronic notice which states the principal amount of such Bond to be tendered for purchase and the date of purchase, and (B) delivery of such Bond tendered for purchase to the Tender Agent at its Corporate Trust Office on the date of purchase in accordance with
         Section 4.09 hereof. The Tender Agent shall keep a written record of the notice described in Clause (A).

                  (ii) During any Weekly Interest Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, from the Interest Accrual Date immediately prior to the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Accrual Date, in which case at a purchase price equal to the principal amount thereof), payable in immediately available funds, upon (A) delivery to the Tender Agent at its Corporate Trust Office, by no later than 5:00 p.m. (New York City time), on such Business Day at least seven (7) days prior to the date of purchase of an irrevocable written, telephonic or Electronic notice which states the principal amount of such Bond to be tendered for purchase and the date of purchase, and (B) delivery of such Bond tendered for purchase to the Tender Agent at its Corporate Trust Office on the date of purchase in accordance with Section 4.09 hereof. The Tender Agent shall keep a written record of the notice described in Clause (A).

                  (iii) If any Bond is to be purchased in part pursuant to (i) or (ii) above, the amount so purchased and the amount not so purchased must each be an Authorized Denomination.

                  (iv) Any instrument delivered to the Tender Agent in accordance with this Section 4.08 shall be irrevocable with respect to the purchase for which such instrument was delivered and shall be binding upon any subsequent Owner of the Bond to which it relates, including any Bond issued in exchange therefor or upon the registration of transfer thereof, and as of the date of such instrument, the Owner of the Bonds specified therein shall not have any right to optionally tender for purchase such Bonds prior to the date of purchase specified in such notice. The Tender Agent and the Trustee may conclusively assume that any person (other than a holder) providing notice of optional tender pursuant to (i) or (ii) above is the Owner of the Bond to which such notice relates, and neither the Tender Agent nor the Trustee shall assume any liability in accepting such notice from any person whom it reasonably believes to be an Owner of Bonds.

             (b)  Mandatory Tender for Purchase.

                  (i) The Bonds shall be subject to mandatory tender for purchase at a purchase price, except as provided in paragraph (ii) below, equal to 100% of the principal amount thereof, plus accrued interest to the date of purchase described below, upon the occurrence of any of the events stated below:

                           (A) as to any Bond, on the effective date of any
             change in an Interest Rate Period for such Bond, other than the effective date of any change from a Daily Interest Rate Period to a Weekly Interest Rate Period or from a Weekly Interest Rate Period to a Daily Interest Rate Period; or

                           (B) as to each Bond in a Short-Term Interest Rate
             Period, on the day next succeeding the last day of each Bond Interest Term with respect to such Bond; or

                           (C) as to all Bonds, on the effective date of any
             Credit Facility which may be provided with respect to the Bonds pursuant to Section 6.08 of the Agreement or of any substitute Credit Facility provided with respect to the Bonds pursuant to
             Section 6.08 of the Agreement.

                  (ii) In the event that on a date the Bonds are subject to optional redemption pursuant to Section 4.01(a)(ii), the Company elects to change the Interest Rate Period with respect to the Bonds during a Long-Term Interest Rate Period to a different Interest Rate Period or to provide, substitute or terminate a Credit Facility, if any, during a Long-Term Interest Rate Period and thereby causes a mandatory tender of such Bonds as provided in Section 4.08(b)(i)(A) or (C), as the case may be, the Bonds shall be purchased on the applicable mandatory tender date at a purchase price equal to the principal amount thereof plus an amount equal to any premium which would have been payable on such day had the Company directed redemption of the Bonds pursuant to Section 4.01(a)(ii) hereof.

                  (iii) The Trustee shall give notice Electronically or by first class mail of the provision of any Credit Facility with respect to the Bonds or the provision of any substitute Credit Facility with respect to the Bonds to the holders of the Bonds at their addresses shown on the registration books kept by the Registrar, not later than the fifteenth day (thirtieth day if the then current Interest Rate Period is a Long-Term Interest Rate Period) prior to the date on which the Bonds are subject to mandatory tender pursuant to Section 4.08(b)(i)(C), which notice shall (i) state the date of such provision or substitution; and (ii) state that such Bonds shall be subject to mandatory tender for purchase on the effective date of such provision or substitution in accordance with Section 4.08(b)(i)(C) hereof.

          (c) Mandatory Tender for Purchase on Termination or Expiration of Credit Facility. In the event that any Credit Facility either is to terminate or is to expire in accordance with its terms (other than because a final drawing thereunder shall have been made in accordance with its terms), unless the term of the Credit Facility shall be extended or unless the Company shall provide the Trustee, no later than the 35/th/ day preceding the mandatory purchase date set forth herein with a substitute Credit Facility and with written evidence from Moody's, if the Bonds shall be rated and the time by Moody's, and from S&P, if the Bonds shall be rated at the time by S&P, to the effect that such substitute Credit Facility will not, by itself, result in a reduction or withdrawal of the rating on the Bonds by Moody's or S&P, as the case may be (and the Trustee shall have received written notice of such extension or such substitution and evidence thereof prior to giving the notice required in paragraph (b) above), the Bonds shall be subject to mandatory tender for purchase at a purchase price, payable in immediately available funds, of 100% of their principal amount, plus accrued interest, if any, to the mandatory purchase date, on the second Business Day prior to the date of such termination or expiration.

     Section 4.09 Delivery of Tendered Bonds. With respect to any Book-Entry Bond, delivery of such Bond to the Tender Agent in connection with any optional or mandatory tender pursuant to Section 4.08 (a) or (b) hereof shall be effected by the making of, or the irrevocable authorization to make, appropriate entries on the books of DTC or any DTC Participant to reflect the transfer of the beneficial ownership interest in such Bond to the account of the Tender Agent, or to the account of a DTC Participant acting on behalf of the Tender Agent. With respect to any Bond which is not a Book-Entry Bond, delivery of such Bond to the Tender Agent in connection with any optional or mandatory tender pursuant to Section 4.08(a) or (b) hereof shall be effected by physical delivery of such Bond to the Tender Agent at its Principal Office, by 1:00 p.m. (New York City time) on the purchase date, accompanied by a proper instrument of transfer thereof, in a form satisfactory to the Tender Agent, executed in blank by the holder thereof with the signature of such holder guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs.

     Section 4.10 Bonds Deemed Purchased.

                 (i) If moneys sufficient to pay the purchase price of Bonds to be purchased pursuant to Section 4.08(a) or (b) shall be held by the Tender Agent on the date such Bonds are to be purchased, such Bonds shall be deemed to have been purchased for all purposes of this Ordinance, irrespective of whether or not such Bonds shall have been delivered to the Tender Agent, and neither the former holder of such Bonds nor any other person shall have any claim thereon, under this Ordinance or otherwise, for any amount other than the purchase price thereof.

                 (ii) In the event of non-delivery of any Bond to be purchased pursuant to Section 4.08(a) or (b) hereof, the Tender Agent shall segregate and hold uninvested the moneys for the purchase price of such Bonds in trust, without liability for interest thereon, for the benefit of the former holders of such Bonds, who shall, except as provided in the following sentence, thereafter be restricted exclusively to such moneys for the satisfaction of any claim for the purchase price of such Bonds. Any moneys which the Tender Agent shall segregate and hold in trust for the payment of the purchase price of any Bond and remaining unclaimed for two
     (2) years after the date of purchase shall be paid, upon the Company's written request, to the Company. After the payment of such unclaimed moneys to the Company, the former holder of such Bond shall look only to the Company for the payment thereof.

                               (End of Article IV)

                                    ARTICLE V

                                  THE BOND FUND

     Section 5.01 Creation of Bond Fund. There is hereby created by the City and ordered established with the Trustee a trust fund in the name of the City to be designated "Pollution Control Refunding Revenue Bonds, 2002 Series A (El Paso Electric Company, Four Corners Project) Bond Fund" (the "Bond Fund"). The Trustee shall establish one or more accounts within the Bond Fund for the purpose of segregating moneys drawn under a Credit Facility, if any, and Available Moneys from other moneys therein, and may establish one or more accounts within the Bond Fund for other purposes.

     Section 5.02 Deposits into Bond Fund. There shall be deposited in the Bond
Fund:

                 (i) The accrued interest and purchase premium, if any, paid by the initial purchasers of the Bonds;

                 (ii) All installments of the Purchase Price of the Project and all moneys drawn by the Trustee under a Credit Facility for the payment of principal of and interest and any premium on the Bonds, other than moneys paid by the Bank pursuant to Section 4.07 hereof or drawn under a Credit Facility pursuant to subsection (ii) of Section 14.03 hereof or Section
     4.07 hereof;

                 (iii) All other moneys received by the Trustee under and pursuant to any provision of the Agreement, other than Sections 5.04, 5.08 and 8.05 thereof, or from any other source when accompanied by directions by the Company that such moneys are to be paid into the Bond Fund; and

                 (iv) All moneys required to be deposited therein under any other provision of this Ordinance.

     Section 5.03 Use of Moneys in Bond Fund. Except as otherwise provided in Sections 5.05, 5.06, 5.08, 9.01, 10.10 and 11.04 hereof, moneys in the Bond Fund shall be used solely for the payment of the principal of and interest and any premium on the Bonds as the same shall become due and payable on an Interest Payment Date or at maturity, upon redemption or acceleration or otherwise. Funds for such payments of the principal of and interest and any premium on the Bonds shall be derived from the following sources in the order of priority indicated:

                 (i) moneys paid into the Bond Fund pursuant to Section 5.02(i) hereof, which shall be applied to the payment of interest on the Bonds;

                 (ii) proceeds of the sale of refunding obligations and proceeds from the investment thereof, deposited into the Bond Fund which constitute Available Moneys;

                 (iii) moneys furnished by the Company to the Trustee pursuant to the Agreement which have been deposited into the Bond Fund and constitute Available Moneys (other than funds under a Credit Facility) and proceeds from the investment thereof;

                 (iv) moneys paid into the Bond Fund pursuant to Section 6.01(iii) or 6.01(iv) hereof;

                 (v) moneys drawn by the Trustee under a Credit Facility for the payment of the principal of or interest or any premium on the Bonds and deposited into the Bond Fund;

                 (vi) moneys furnished by the Company to the Trustee pursuant to the Agreement and any other moneys available therefor and proceeds from the investment thereof;

                 (vii) In addition to amounts required to be paid into the Bond Fund, the Trustee shall (i) in the case of Bonds to be purchased by the Tender Agent on behalf of the Company pursuant to Article IV hereof, draw moneys under a Credit Facility in accordance with the terms thereof to the extent necessary to make timely payments of the purchase price of the Bonds pursuant to such Article IV, but only to the extent moneys are not available from the sources set forth in clauses (i) and (ii) of Section 14.03(ii) hereof, and furnish said moneys to the Tender Agent and (ii) in connection with the purchase of Bonds by the Trustee on behalf of or for the account of the Bank pursuant to Section 4.07, draw moneys under such Credit Facility in accordance with the terms hereof and of such Credit Facility in amounts sufficient to pay the purchase price of the Bonds so purchased to the extent sufficient funds are not otherwise timely furnished by the Bank to the Trustee; provided, however, that the principal of, premium, if any, and interest on Bonds held by the Company, the Tender Agent or the Trustee on behalf of the Company (or any affiliate thereof), shall not be paid from moneys drawn under such Credit Facility.

     Section 5.04 Credit Facility.

                 (i) A Credit Facility shall be the obligation of a Bank to pay to the Trustee, in accordance with the terms thereof, such amounts as shall be specified therein and available to be drawn thereunder for the timely payment of the principal of and interest and, if permitted by a Credit Facility, any premium on the Bonds (whether at their stated maturity, or upon acceleration or redemption or otherwise), and portions of the purchase price of Bonds corresponding to principal and interest thereon, and, if permitted by a Credit Facility, portions of the purchase price corresponding to premium on the Bonds, required to be made pursuant to, and in accordance with the provisions of this Ordinance. Such Credit Facility shall be reduced to the extent of any drawings thereunder and reinstated in accordance with the terms thereof.

                 (ii) The Trustee shall draw moneys under a Credit Facility in accordance with the terms thereof and the terms of the Tender Agreement to the extent necessary to make timely payments of principal of and interest and any premium, if drawings thereunder shall be available to pay premium, on the Bonds required to be made from the Bond Fund or to enable the Tender Agent to pay the purchase price of Bonds purchased pursuant to Section 14.03(ii) hereof; provided, however, that, anything herein to the contrary notwithstanding, in no event shall the Trustee draw moneys under such Credit Facility in order to make payments of principal of or interest or any premium on, or to enable the Tender Agent to pay the purchase price of, Bonds held of record by the Company (or any affiliate thereof) or held by the Tender Agent or the Trustee for the account of the Company or delivered to and held of record by, or held for the account of, the Bank pursuant to
     Section 14.05(iii) hereof if such Credit Facility prohibits by its terms a drawing thereunder for such purpose; provided, further, however, that the Trustee may draw moneys under such Credit Facility in order to make payment of interest on Bonds held of record by the Company (or any affiliate thereof), the Bank or by the Tender Agent or the Trustee for the account of the Company or the Bank pursuant to Section 14.05(iii) hereof if such Bond was not so held by or for the account of the Company or the Bank on the immediately preceding Record Date. Upon any reduction in the aggregate principal amount of Bonds Outstanding, the Trustee shall request the Bank to permanently reduce the amounts that may be drawn under the applicable Credit Facility to those amounts which are then required pursuant to
     Section 6.08 of the Agreement. For extensions of the term of a Credit Facility, the Trustee shall surrender the applicable Credit Facility to the Bank (if so directed by the Bank) in exchange for a Credit Facility of the Bank conforming in all material respects to the applicable Credit Facility except that the expiration date shall be extended. If at any time there shall cease to be any Bonds Outstanding hereunder, the Trustee shall promptly surrender the applicable Credit Facility to the Bank, in accordance with the terms of the applicable Credit Facility, for cancellation.

                 (iii) If at any time there shall have been delivered to the Trustee, all as described in and in accordance with Section 6.08 of the Agreement, (i) a notice of the Company, (ii) the required opinion of Bond Counsel and (iii) a Credit Facility, if any, described in such notice, then the Trustee shall accept such Credit Facility, if any, and comply with the direction of the Company, if any, contained in such notice. If the delivery of such Credit Facility does not result in a mandatory tender for purchase of all Bonds pursuant to Section 4.01(b)(iii) hereof, the Trustee shall give notice by first-class mail of the delivery of such Credit Facility to the Owners of the Bonds not less than 20 days prior to the date of the expiration or termination of a Credit Facility then in effect. Such notice shall state that the Company has caused to be provided the new Credit

     Facility, shall describe the new Credit Facility (including. its effective date and scheduled expiration date) and shall state that the Company has delivered written evidence from Moody's, if the Bonds are then rated by Moody's and from S&P, if the Bonds are then rated by S&P, that neither Moody's nor S&P will reduce or withdraw its rating then in effect with respect to the Bonds as a result of the proposed delivery of the new Credit Facility.

     Section 5.05 Custody of Bond Fund; Withdrawal of Moneys. The Bond Fund shall be in the custody of the Trustee but in the name of the City and the City hereby irrevocably authorizes and directs the Trustee to withdraw from the Bond Fund and furnish to the Paying Agent funds sufficient to pay the principal of and interest and any premium on the Bonds as the same shall become due and payable, and to withdraw from the Bond Fund funds sufficient to pay any other amounts payable therefrom as the same shall become due and payable. If and to the extent that moneys remain in the Bond Fund after payment of such principal, interest and premium, if any, and are not required to be held therein pursuant to Section 5.06, such moneys shall be paid to the Bank, to the extent that there shall then be amounts due and payable to the Bank pursuant to the Reimbursement Agreement and the Bank has notified the Trustee thereof.

     Section 5.06 Bonds Not Presented for Payment. In the event any Bond shall not be presented for payment when the principal thereof (or any portion of such principal) becomes due, either at maturity or at the date fixed for redemption thereof or otherwise or in the event that any interest payment remains unclaimed, if moneys sufficient to pay such Bonds or portions thereof or such interest are held by the Paying Agent for the benefit of the Owners thereof, the Paying Agent shall segregate and hold such moneys in trust uninvested without liability for interest thereon, for the benefit of Owners of such Bonds, who shall, except as provided in the following paragraph, thereafter be restricted exclusively to such fund or funds for the satisfaction of any claim of whatever nature on their part under this Ordinance or relating to said Bonds.

         Any moneys which the Paying Agent shall segregate and hold in trust for the payment of the principal of or interest or any premium on any Bond and remaining unclaimed for three years after such principal, interest or any premium shall have become due and payable shall be paid to the extent legally permissible (i) if, at the time, there shall be amounts due and payable to the Bank pursuant to the Reimbursement Agreement, to the Bank, or (ii) if no such amounts shall be due and payable, to the Company, with notice to the Trustee of such action. For purposes of this Ordinance, the Paying Agent may conclusively assume that no such indebtedness, liability or obligation is owing to the Bank unless the Bank shall otherwise give written notice to the Paying Agent. After the payment of such unclaimed moneys to the Bank or the Company, the Owner of such Bond shall look only to the Company for the payment thereof.

     Section 5.07 Moneys Held in Trust. All moneys required to be deposited with or paid to the Trustee for deposit into the Bond Fund under any provision hereof and all moneys withdrawn from the Bond Fund and held by the Trustee or the Paying Agent shall be held by the Trustee or the Paying Agent, as the case may be, in trust, and such moneys (other than moneys held pursuant to Section 5.06 hereof) shall, while so held, constitute part of the Trust Estate and be subject to the lien hereof for the benefit of the Owners.

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

     Section 5.08 Payment to the Bank and to the Company. Any moneys remaining in the Bond Fund after the right, title and interest of the Trustee in and to the Trust Estate and all covenants, agreements and other obligations of the City under this Ordinance shall have ceased, terminated and become void and shall have been satisfied and discharged in accordance with Article VIII hereof, shall be paid (a) if, at that time, there shall be amounts due and payable to the Bank pursuant to the Reimbursement Agreement, if any, and the Bank has notified the Trustee thereof, to the Bank, or (b) if no such amounts shall be so due and payable, to the Company.

                               (End of Article V)

                                   ARTICLE VI

                               CONSTRUCTION FUND;
                          APPLICATION OF BOND PROCEEDS

     Section 6.01 Construction Fund.

                 (i) There is hereby created by the City and ordered established with the Trustee a trust fund in the name of the City to be designated "Pollution Control Refunding Revenue Bonds, 2002 Series A (El Paso Electric Company, Four Corners Project) Construction Fund".

                 (ii) The Trustee, in its capacity as Prior Trustee, shall transfer to the Construction Fund all amounts, together with any investment income thereon, on deposit in the 1994 Construction Fund.

                 (iii) Moneys in the Construction Fund shall be expended, and the Trustee is hereby authorized and directed to make such expenditures in accordance with the provisions of the Agreement and particularly Sections
     4.03 and 4.04 thereof.

                 (iv) When the Facilities are completed in their entirety and those portions of the Facilities which reduce, abate or prevent pollution are ready to be placed in service and operated as pollution control facilities at substantially the level for which they were designed, within the meaning of United States Treasury Regulations Section 1.103-8(a)(5)(ii), the Company shall so notify the Trustee by a duplicate original of the certificate executed by an Authorized Company Representative and delivered to the City in accordance with the Agreement. Such certificate shall establish the Completion Date and shall state that, except for any amount retained by the Trustee at the direction of the Company for any Cost of Construction not then due and payable or the liability for payment of which is being contested or disputed by the Company, (i) acquiring, constructing, reconstructing, improving, maintaining, equipping or furnishing the Facilities has been completed and all the Cost of Construction thereof has been paid, (ii) acquiring, constructing, reconstructing, improving, maintaining, equipping or furnishing all other facilities necessary in connection with the Facilities has been completed and all labor, services, materials and supplies used therefor have been paid for, and (iii) the Facilities are suitable for operation for pollution control purposes. Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties which exist at the date thereof or which may subsequently come into being.

                           As soon as practicable and in any event within sixty
         (60) days from the date of said certificate, any balance remaining in the Construction Fund (other than amounts retained by the Trustee referred to in the second sentence of subsection (iv) of this section) shall without further authorization be deposited in the Bond Fund by the Trustee with advice to the City and to the Company of such action. From and after the Completion Date such balance shall be held either uninvested or invested according to the terms of Section 7.01 hereof and applied to pay principal of the Bonds at the earlier of the maturity of such Bonds or redemption on the first date on which Bonds may be redeemed by their terms at the principal amount thereof, without premium, and for which timely notice of redemption may be given under this Ordinance upon receipt from the Company of moneys for the payment of any interest to become due on such Bonds to be redeemed on the date fixed for redemption thereof, unless the Trustee and the City shall receive prior to such redemption date the opinion of Bond Counsel to the effect that failure so to apply such moneys will not adversely affect the exemption of interest on the Bonds from Federal income taxes, in which case such moneys shall be applied to the payment of interest on the Bonds or the payment of principal or premium, if any, or any combination thereof, on Bonds upon redemption or purchase, as the Company shall direct and as such opinion shall indicate will not adversely affect the exemption of interest on the Bonds from Federal income taxes. From time to time as the proper disposition of the amounts retained by the Trustee referred to in the second sentence of subsection (iv) of this Section shall be determined, to the extent that such amounts are not paid out by the Trustee pursuant to Section 6.01(iii) hereof, the Company shall so notify the Trustee and the City by one or more certificates as aforesaid and amounts from time to time no longer to be so retained by the Trustee shall be so deposited in the Bond Fund and applied by the Trustee as aforesaid.

                (v) If the principal of the Bonds shall have become due and payable pursuant to Section 10.01 of this Ordinance, upon the obtaining or entering of a judgment or decree for the payment of the moneys due as hereinafter in Article X provided, any balance remaining in the Construction Fund shall without further authorization be deposited in the Bond Fund by the Trustee with advice to the City and to the Company of such action.

                (vi) In the event the Company shall be required under Section
         9.03 of the Agreement, or in the event the Company elects under Section 9.01(a) of the Agreement, to prepay the unpaid balance of the purchase price of the Project, the Trustee shall deposit in the Bond Fund, on the date on which such prepayment is made, all amounts remaining in the Construction Fund.

                (vii) In paying any requisition in accordance with this Section
         6.01 -the Trustee may rely as to the completeness and accuracy of all statements in such requisition signed by an Authorized Company Representative, and the Company shall indemnify and save harmless the Trustee from any liability incurred in connection with any requisition

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

         so signed by an Authorized Company Representative. If requested by the City, a copy of each requisition submitted to the Trustee for payment in accordance with this Section shall be promptly provided by the Trustee to the City.

                (viii) Amounts in the Construction Fund may be invested at the direction of the Company in Investment Securities subject to the limitations in Section 7.01 hereof.

                (ix) All moneys required to be deposited with or paid to the Trustee for deposit into the Construction Fund under any provision hereof and all moneys withdrawn from the Construction Fund and held by the Trustee or the Paying Agent shall be held by the Trustee or the Paying Agent, as the case may be, in trust, and such moneys shall, while so held, constitute part of the Trust Estate and be subject to the lien hereof for the benefit of the Owners.

         Section 6.02 Application of Proceeds. The proceeds from the issuance and initial sale of the Bonds shall be deposited or paid as follows:

                (i) There shall be deposited in the Bond Fund any accrued interest and purchase premium, if any, paid by the initial purchasers of the Bonds;

                (ii) The balance of such proceeds shall be immediately paid to the Trustee to prepay indebtedness owed by the Company to the City under the Agreement and in turn on the date of the initial issuance of the Bonds to be used by the City to pay principal of 1994 Bonds, on redemption thereof on such date under the 1994 Ordinance.

                               (End of Article VI)

                                   ARTICLE VII

                                   INVESTMENTS

         Section 7.01 Investments. The moneys in the Bond Fund (other than the moneys described in Sections 4.06(ii), 5.04(ii) and 5.06 hereof, which may not be invested) and the Construction Fund shall, but only at the direction of the Company, be invested and reinvested in Investment Securities to the extent not prohibited by applicable law provided, however, that amounts on deposit in the Construction Fund may only be invested and reinvested in Investment Securities of which either (a) the income is exempt from federal taxation pursuant to
Section 103(a) of the Code and which securities do not include "specified private equity bonds" within the meaning of Section 57(a)(5)(C) of the Code or
(b) the yield of each such Investment Security in which moneys in the Construction Fund are invested or reinvested at all times is no greater than that borne by each of the Bonds from time to time. The income from, and any gain or loss from, any investment shall be credited or charged to the Fund from which such investment was made. Investment Securities will be registered in the name of the Trustee or its nominee and held by or under the control of the Trustee. Subject to the further provisions of this Section 7.01, such investment shall be made, and such agreements entered into, by the Trustee as directed and designated by the Company in a certificate of, or telephonic advice promptly confirmed by a certificate of, an Authorized Company Representative. As and when any amounts thus invested (including investments of Available Moneys) may be needed for disbursements from the Bond

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

Fund or the Construction Fund, the Trustee shall cause a sufficient amount of such investments to be sold or otherwise converted into cash to the credit of such Fund. As long as no Event of Default (as defined in Section 10.01 hereof) shall have occurred and be continuing, the Company shall have the right to designate the investments to be sold and to otherwise direct the Trustee in the sale or conversion to cash of the investments made with the moneys in the Bond Fund or the Construction Fund; provided that, the Trustee shall be entitled to conclusively assume the absence of any such Event of Default unless it has notice thereof within the meaning of Section 11.05 hereof. The Trustee shall have no responsibility under this Ordinance with respect to the compliance by the Company or the City with any covenant herein or in the Agreement regarding the yield on, or tax-exempt nature of investments made in accordance with this
Section 7.01, other than to use its best efforts to comply with instructions from the Company or the City regarding such investments and the Trustee shall bear no responsibility for losses incurred from such investments or the sale thereof. Moneys held by the Tender Agent in the Purchase Fund shall not be invested.

                              (End of Article VII)

                                  ARTICLE VIII

                                GENERAL COVENANTS

         Section 8.01 Limited Obligation; Payment of Principal and Interest.

                (i) Each and every covenant herein made, including all covenants made in the various Sections of this Article VIII, is predicated upon the condition that any obligation for the payment of money incurred by the City shall not be the general obligation of the City within the meaning of Article 9, Sections 12 and 13 of the Constitution of New Mexico, and shall never constitute an indebtedness of the City within the meaning of any State constitutional provision or statutory limitation, and shall never constitute or give rise to any pecuniary liability of the City or a charge against its general credit or taxing powers, but shall be payable by the City solely from the Receipts and Revenues from the Agreement, which are required to be set apart and transferred to the Bond Fund, and which, along with the balance of the Trust Estate, are hereby specifically pledged to the payment thereof in the manner and to the extent specified in this Ordinance, and nothing in the Bonds or in this Ordinance shall be considered as pledging or obligating any other funds or assets of the City.

                (ii) The City will in the manner provided herein and in the Bonds, according to the true intent and meaning thereof, promptly cause to be paid, solely from the sources stated herein, at the place and on the dates provided herein, the principal of and premium, if any, and interest on every Bond issued under this Ordinance.

         Section 8.02 Performance of Agreements; Authority. The City will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Ordinance, in any and every Bond executed, authenticated and delivered hereunder, and in all proceedings pertaining thereto. The City represents that it has the authority under the Constitution and laws of the State of New Mexico to issue the Bonds authorized hereby, to enter into the Agreement, and to pledge to the Trustee the Receipts and Revenues from the Agreement and to pledge and assign to the Trustee all or any part of the City's right, title and interest under the Agreement pledged and assigned hereunder, and that the Bonds in the hands of the Owners thereof are and will be valid and enforceable obligations of the City according to the import thereof.

     Section 8.03 Maintenance of Corporate Existence; Compliance with Laws. The City will at all times maintain its corporate existence or assure the assumption of its obligations under this Ordinance by any public body succeeding to its powers under the Act, and it will use its best efforts to maintain, preserve and renew all the rights and powers provided to it by the Act; and it will comply with all valid acts, rules, regulations, orders and directions of any legislative, executive, administrative or judicial body applicable to the Agreement.

     Section 8.04 Enforcement of Company's Obligations under the Agreement. So long as any of the Bonds are outstanding, upon receipt of written notification from the Trustee, the City will, in the manner provided herein and giving due recognition to the role of the Trustee hereunder, enforce the obligation of the Company to pay, or cause to be paid, all the payments and other costs and charges payable by the Company under the Agreement, provided, however, that the City shall not be required to spend any of its own funds in any such enforcement. The City will not enter into any agreement with the Company amending the Agreement without the prior written consent of the Trustee and compliance with Sections 13.06 and 13.07 hereof.

     Section 8.05 Further Assurances. The City will, upon the reasonable request of the Trustee, from time to time execute and deliver such further instruments and take such further action as may be reasonable and as may be required to carry out the purpose of this Ordinance; provided, however, that no such instruments or actions shall give rise to any pecuniary liability of the City or pledge the credit or taxing power of the State of New Mexico, the City or any other political subdivision of said State.

     Section 8.06 No Disposition or Encumbrance of City's Interests. Except as permitted by this Ordinance, the City will not sell, lease, pledge, assign or otherwise dispose of or encumber its interest in the Receipts and Revenues from the Agreement or its rights and interest under the Agreement pledged and assigned hereunder and will promptly pay or cause to be discharged or make adequate provision to satisfy and discharge any lien or charge on any part thereof not permitted by this Ordinance.

     Section 8.07 Trustee's Access to Books Relating to Facilities. All books and documents in the possession of the City relating to the Facilities and the moneys, revenues and receipts derived from the Facilities shall at all reasonable times be open to inspection by such accountants or other agencies as the Trustee may from time to time designate. The Trustee shall permit the Company or its designee reasonable access to records relating to the investment of the proceeds of the Bonds or any other records relating to the Bonds necessary to assure compliance with Section 148 of the Code.

     Section 8.08 Filing of Financing Statements. Appropriate financing statements, naming the-Trustee as secured party with respect to the Receipts and Revenues from the Agreement and the other moneys pledged by the City under this Ordinance for the payment of the principal of and premium, if any, and interest on the Bonds, and as pledgee and assignee of certain of the City's rights and interest under the Agreement, shall be duly filed and recorded in the appropriate state and county offices as required by the provisions of the Uniform Commercial Code or other similar law as adopted in the State of New Mexico, the state in which lies the Corporate Trust Office of the Trustee and any other applicable jurisdiction, as from time to time amended. The Trustee will file and record, with such assistance as necessary from the City and the Company, such necessary continuation statements from time to time as may be required pursuant to the provisions of said Uniform Commercial Code or other similar law to protect the interest of the Trustee.

     Section 8.09 Tax Covenant. The City covenants for the benefit of the purchasers of the Bonds that it will not take any action or fail to take any action reasonably within its control which would, under the Code, Regulations of the Department of the Treasury of the United States of America (including Temporary Regulations and Proposed Regulations) under the Code applicable to the Bonds, rulings and court decisions, cause the interest payable on the Bonds to be includable in the gross income of the holders thereof for Federal income tax purposes (other than a "substantial user" of the Facilities or a "related person" as those terms are used in Section 147(a) of the Code). Pursuant to such covenant, the City obligates itself to comply throughout the term of the issue of the Bonds with the requirements of Section 148 of the Code and any regulations promulgated thereunder.

             The Company by its execution of the Agreement has covenanted to restrict the investment of money in the funds created under this Ordinance in such manner and to such extent, if any, as may be necessary, so that the Bonds will not constitute "arbitrage bonds" under Section 148 of the Code.

     Section 8.10 Notices by Trustee. The Trustee shall give the same notices to the City that it is required to give to the Company, and to the Company that it is required to give to the City, pursuant to the terms of this Ordinance and, additionally, shall give written or Electronic notice to the City, the Company and the Remarketing Agent of any prior redemption pursuant to Section 4.01 hereof.

     Section 8.11 Ratification of Prior Action. All action (not inconsistent with the provisions of this Ordinance) heretofore taken by the City Council and the officers of the City directed toward the refunding of the 1994 Bonds and sale and issuance of the Bonds is ratified, approved and confirmed.

     Section 8.12 No Transfer of Credit Facility. Except as provided in Section
5.04 hereof, the Trustee shall not sell, assign or transfer a Credit Facility except to a successor trustee under this Ordinance and as contemplated by
Section 11.16 hereof.

                              (End of Article VIII)

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

                                   ARTICLE IX

                                   DEFEASANCE

         Section 9.01 Defeasance. If the City shall pay or cause to be paid with Available Moneys to the Owner of any Outstanding Bond secured hereby the principal of and interest and any premium due and payable, and thereafter to become due and payable, on such Bond, or any portion of such Bond in an Authorized Denomination, such Bond or portion thereof shall cease to be entitled to any lien, benefit or security under this Ordinance (except as set forth in Section 9.02 hereof). If the City shall pay or cause to be paid with Available Moneys to the owners of all the Bonds the principal thereof and interest and any premium due and payable and thereafter to become due and payable thereon, and shall pay or cause to be paid all other sums payable hereunder by the City, or payable under the Agreement by the Company, then the right, title and interest of the Trustee in and to the Trust Estate shall thereupon cease, terminate and become void. In such event, the Trustee shall assign, transfer and turn over the Trust Estate, including, without limitation, any surplus in the Bond Fund and any balance remaining in any other fund created under this Ordinance, (i) if, at that time, there shall be amounts due and payable to the Bank pursuant to the Reimbursement Agreement and the Bank has notified the Trustee thereof, to the Bank, or (ii) if no such amounts shall be so due and payable, to the Company.

                All Outstanding Bonds shall, prior to the maturity or redemption date thereof, be deemed to have been paid within the meaning and with the effect expressed in this Article IX (except as set forth in Section 9.02 hereof) when

                  (i) in the event the Bonds are to be redeemed, the Trustee shall have given, or the Company shall have given to the Trustee in form satisfactory to the Trustee irrevocable instruction to give, on a date in accordance with the provisions of Article IV hereof, notice of redemption of the Bonds,

                  (ii) all Outstanding Bonds then bear interest at a Long-Term Interest Rate during a Long-Term Interest Rate Period ending on or after the redemption date or on the day immediately preceding the Maturity Date, as the case may be, or at Bond Interest Term Rates for Bond Interest Terms which end on the redemption date or the day immediately preceding the Maturity Date, as the case may be, and there shall have been deposited with the Trustee either moneys in an amount which shall be sufficient, or fixed rate Government Obligations (i) which shall not contain provisions permitting the redemption or prepayment thereof at the option of the issuer thereof, (ii) which mature no later than the earlier of (A) the date fixed for the redemption of the Bonds and (B) the Maturity Date, and (iii) the principal of and the interest on which, when due, and without any regard to reinvestment thereof, will provide moneys which, together with the moneys, if any, deposited with or held by the Trustee, shall be sufficient, based on the written opinion of a firm of certified public accountants acceptable to the Trustee, delivered to the Trustee, to pay when due the principal of and interest and any premium due and to become due on the Bonds on and prior to the redemption date or Maturity Date, as the case may be; provided, however, that such moneys shall constitute Available Moneys and that such Government Obligations shall have been purchased with Available Moneys, and

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                  (iii) in the event the Bonds do not mature and are not to be redeemed within the next succeeding 60 days, the Company shall have given the Trustee, in form satisfactory to it, irrevocable instructions to give, as soon as practicable in the same manner as a notice of redemption is given pursuant to Section 4.03 hereof, a notice to the Owners that the deposit required by clause (ii) above has been made with the Trustee and that the Bonds are deemed to have been paid in accordance with this Article IX and stating the maturity or redemption date upon which moneys are to be available for the payment of the principal of and interest and any premium on the Bonds.

               Neither the Government obligations nor moneys deposited with the Trustee pursuant to this Article IX nor principal or interest payments on any such Government Obligations shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and interest and any premium on the Bonds; provided that any cash received from such principal or interest payments on such Government Obligations deposited with the Trustee, if not then needed for such purpose, shall be invested, to the extent practicable, at the direction of the Company, in Government Obligations of the type and tenor described in clause (b) of the immediately preceding paragraph, and interest earned from such reinvestment shall be paid as received by the Trustee (i) if, at that time, there shall be amounts due and payable to the Bank pursuant to the Reimbursement Agreement and the Bank has notified the Trustee thereof, to the Bank, or (ii) if no such amounts shall be so due and payable, to the Company.

     Section 9.02 Survival of Certain Provisions. Notwithstanding the foregoing, any provisions of this Ordinance which relate to the payment of the principal of or any premium on Bonds at maturity or pursuant to redemption, as the case may be, interest payments and dates thereof, exchange, transfer and registration of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, non-presentment of Bonds, the holding of moneys in trust and repayments to the Bank or the Company from the Bond Fund, the Construction Fund or the Purchase Fund and the duties of the Trustee, the Registrar, the Remarketing Agent and the Paying Agent in connection with all of the foregoing, shall remain in effect and be binding upon the City, the Trustee, the Remarketing Agent, the Tender Agent, the Registrar, the Paying Agent and Owners notwithstanding the release and discharge of this Ordinance. The provisions of this Section shall survive the release, discharge and satisfaction of this Ordinance provided, however, that the provisions of Section 2.01 hereof, permitting adjustments in the Interest Rate Period with respect to the Bonds, shall not be in effect after the release and discharge of this Ordinance.

                               (End of Article IX)

                                    ARTICLE X

                              DEFAULTS AND REMEDIES

     Section 10.01 Events of Default.

             (a) Each of the following events shall constitute and is referred to in this Ordinance as an "Event of Default":

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

                (i) a failure to pay the principal of or any premium on any of the Bonds when the same shall become due and payable at maturity or upon redemption;

                (ii) a failure to pay an installment of interest on any of the Bonds after such interest has become due and payable;

                (iii) a failure to pay an amount due pursuant to Section 4.08 hereof after such payment has become due and payable;

                (iv)  an "Event of Default" as such term is defined in Section
         8.01 of the Agreement;

                (v) prior to termination or expiration of a Credit Facility, receipt by the Trustee, prior to the date set forth in a Credit Facility for automatic reinstatement of interest following a drawing under a Credit Facility to pay accrued interest on the Bonds, of notice from the Bank in accordance with a Credit Facility that a Credit Facility will not be reinstated in respect of such interest;

                (vi) prior to termination or expiration of a Credit Facility and payment in full of all amounts due under the Reimbursement Agreement, receipt by the Trustee of written notice from the Bank that an "Event of Default" under the Reimbursement Agreement has occurred and is continuing; or

                (vii) a failure by the City to observe and perform any covenant, condition, agreement or provision (other than as specified in clauses
         (i), (ii) and (iii) of paragraph (a) of this Section 10.01) contained in the Bonds or in this Ordinance on the part of the City to be observed or performed, which failure shall continue for a period of 60 days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the City and the Company by the Trustee, which may give such notice in its discretion and shall give such notice at the written request of the Owners of a majority in principal amount of the Bonds then Outstanding, unless the Trustee or the Owners of Bonds then Outstanding in principal amount not less than the principal amount of Bonds the Owners of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Owners of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the City, or the Company on behalf of the City, within such period and is being diligently pursued.

            (b) If:

                (i) (A) a Credit Facility is then in effect and (B) an Event of Default described in clauses (i), (ii) or (iii) of paragraph (a) of this Section 10.01 shall occur and be continuing, the Trustee may, and at the written request of the owners of a majority in principal amount of Bonds then Outstanding, the Trustee shall, or

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

                (ii) (A) a Credit Facility is then in effect and (B) an Event of Default described in clause (iv) of paragraph (a) of this Section 10.01 shall occur and be continuing, at the written request of the Bank, the Trustee shall, or

                (iii) (A) a Credit Facility is then in effect and (B) an Event of Default described in clauses (v) or (vi) of paragraph (a) of this
         Section 10.01 shall occur and be continuing, the Trustee shall, or

                (iv) (A) a Credit Facility is not then in effect or if the Bank shall have wrongfully failed to honor a drawing under such Credit Facility then in effect and (B) an Event of Default described in clauses (i), (ii), (iii), (iv), (v), or (vi) of paragraph (a) of this
         Section 10.01 shall occur and be continuing, the Trustee may, and at the written request of the Owners of a majority in principal amount of Bonds then Outstanding, the Trustee shall, subject to the Bank's right to purchase the Bonds pursuant to Section 4.07 in the circumstances set forth therein, by written notice to the City, the Bank, and the Company, declare the Bonds to be immediately due and payable, whereupon they shall, without further action, become and be immediately due and payable, anything in this Ordinance or in the Bonds to the contrary notwithstanding, and the Trustee shall give notice thereof to the Tender Agent, the Remarketing Agent and the Owners and shall immediately (and in no event later than five (5) days thereafter) draw under a Credit Facility to the extent provided in Section 5.04 hereof. If the principal of all of the Bonds shall have been declared due and payable while a Credit Facility shall be in effect, interest on such Bonds shall cease to accrue on the date of the drawing on a Credit Facility with respect to such declaration unless such drawing is pursuant to the Bank's purchase of the Bonds in accordance with Section
         4.07 hereof. The Trustee shall not be entitled to accelerate the principal of the Bonds upon the occurrence of an Event of Default described in clause (vii) of paragraph (a) of this Section 10.01.

            (c) The provisions of paragraph (b), however, are subject, when no Credit Facility shall be in effect, to the condition that if, after the principal of the Bonds shall have been so declared to be due and payable, and before any judgment or decree-for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the City shall cause to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all Bonds, premium, if any, and the principal of any and all Bonds which shall have become due otherwise than by reason of such declaration (with interest upon such principal and, to the extent permissible by law, on overdue installments of interest, at the rate per annum borne by the Bonds on the date of such declaration) and such amounts as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee, and all Events of Default hereunder other than nonpayment of the principal of Bonds which shall have become due by said declaration shall have been remedied or waived, then, in every such case, such Event of Default shall be deemed waived and such declaration and its consequences rescinded and annulled, and the Trustee shall promptly give written or Electronic notice of such waiver, rescission and annulment to the City, the Company, the Remarketing Agent, and, if notice of the acceleration of the Bonds shall have been given to the Owners, shall give notice thereof to the Owners; but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.

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

             (d) The provisions of paragraph (b) are, further, subject to the condition that (i) if an Event of Default described in clauses (v) or (vi) of paragraph (a) shall have occurred and the Trustee shall thereafter have received written notice from the Bank that the notice of the Bank which caused the occurrence of such Event of Default shall have been withdrawn and (ii) if any drawing under a Credit Facility shall have been made and a Credit Facility shall have been reinstated as to principal to an amount equal to the outstanding principal amount of the Bonds and as to interest to an amount which at least equals, depending on the type of Interest Rate Period then in effect, the coverage required by Section 2.01(c)(iv) hereof to permit such Interest Rate Period to go into effect, and the Trustee shall have received written notice from the Bank of such reinstatement, then such Event of Default shall be waived, and the consequences of such Event of Default rescinded and annulled and the Trustee shall promptly give written notice of such waiver, rescission and annulment to the City, the Company, the Bank, the Tender Agent, the Remarketing Agent, and, if notice of the acceleration of the Bonds shall have been given to the Owners, shall give notice thereof to the owners; but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.

         Section 10.02 Remedies. In addition to the rights conferred, or obligation imposed, upon the Trustee under Section 10.01 hereof to accelerate the principal of the Bonds upon the occurrence and continuance of any Event of Default, then and in every such case the Trustee in its discretion may, and upon the written request of the Bank or the Owners of a majority in principal amount of the Bonds then Outstanding and receipt of indemnity to its satisfaction shall, in its own name and as the Trustee of an express trust:

                (i) by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Owners of the Bonds, and require the City, the Bank, and the Company to carry out any agreements with or for the benefit of the Owners and to perform their duties under the Act, the Agreement, a Credit Facility and this Ordinance;

                (ii)  bring suit upon the Bonds or a Credit Facility; or

                (iii) by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Owners of the Bonds.

         Section 10.03 Restoration to Former Position. In the event that any proceeding taken by the Trustee to enforce any right under this Ordinance shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every case the City, the Trustee and the Owners of the Bonds shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

         Section 10.04 Owner's Right to Direct Proceedings. Subject to the provisions of Section 4.07 hereof relating to the rights of the Bank in the circumstances set forth as described therein, anything in this Ordinance to the contrary notwithstanding, the owners of a majority in principal amount of the Bonds then Outstanding hereunder shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting all

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

remedial proceedings available to the Trustee under this Ordinance or exercising any trust or power conferred on the Trustee by this Ordinance.

     Section 10.05 Limitation on Owners' Right to Institute Proceedings. No owner shall have any right to institute any suit, action or proceedings in equity or at law for the execution of any trust or power hereunder, or any other remedy hereunder or on said Bonds, unless (i) such Owner previously shall have given to the Trustee. written notice of an Event of Default as hereinabove provided, (ii) the owners of a majority in principal amount of the Bonds then Outstanding shall have made written request of the Trustee so to do, after the right to institute said suit, action or proceeding shall have accrued, and shall have afforded the Trustee a reasonable opportunity to proceed to institute the same in either its or their name, (iii) there also shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and (iv) the Trustee shall not have complied with such request within a reasonable time after such notice, request and offer of indemnity; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the institution of said suit, action or proceeding; it being understood and intended that no one or more of the Owners shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Ordinance, or to enforce any right hereunder or under the Bonds, except in the manner herein provided, and that all suits, actions and proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Owners.

     Section 10.06 No Impairment of Right to Enforce Payment. Notwithstanding any other provision in this Ordinance, the right of any Owner to receive payment of the principal of and interest and any premium on such Bond, on or after the respective due dates expressed therein or applicable redemption dates, or to institute suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of such Owner.

     Section 10.07 Proceeding by Trustee Without Possession of Bonds. All rights of action under this Ordinance or under any of the Bonds secured hereby which are enforceable by the Trustee may be enforced by it without the possession of any of the Bonds or the production thereof at the trial or other proceedings relative thereto. Any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the equal and ratable benefit of the Owners subject to the provisions of this Ordinance.

     Section 10.08 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Trustee, the Bank or to the Owners of the Bonds is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or under the Agreement, or now or hereafter existing at lay or in equity or by statute.

     Section 10.09 No Waiver of Remedies. No delay or omission of the Trustee, the Bank or of any Owner of a Bond to exercise any right or power accruing upon any default shall impair any such right or power accruing upon any default or shall be construed to be a waiver of any such default, or an acquiescence therein. Every power and remedy given by this Article X to the

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Trustee, the Bank and to the Owners of the Bonds, respectively, may be exercised from time to time as often as may be deemed expedient.

     Section 10.10 Application of Moneys. Any moneys received by the Trustee, by any receiver or by any Owner of a Bond pursuant to any right given or action taken under the provisions of this Article X (other than moneys received by the Trustee in consequence of the exercise by the Bank of its right to purchase the Bonds pursuant to Section 4.07) or under the provisions of the Agreement after payment of the costs and expenses of the proceedings resulting in the collection of such moneys, including any amounts due to the Trustee pursuant to Section
11.04 hereof and under the Agreement (except that proceeds of a drawing under a Credit Facility and any moneys held pursuant to Section 5.06 hereof may not be so used), shall be deposited in the Bond Fund and all moneys so deposited in the Bond Fund during the continuance of an Event of Default (other than moneys for the payment of Bonds which had matured or otherwise become payable prior to such Event of Default or for the payment of interest due prior to such Event of Default) shall be applied as follows:

                (i) Unless the principal of all the Bonds shall have been declared due and payable, all such moneys shall be applied (i) first, to the payment to the persons entitled thereto of all installments of interest then due on the Bonds, with interest on overdue installments, if lawful, at the rate per annum borne by the Bonds on the date of occurrence of such Event of Default, in the order of maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment of interest, then to the payment ratably, according to the amounts due on such installment, and (ii) second, to the payment to the persons entitled thereto of the unpaid principal of and any premium on any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which money is held pursuant to the provisions of this Ordinance) with interest on such Bonds at their rate on the date of occurrence of such Event of Default from the respective dates upon which they became due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal and interest and any premium due on such date, in each case to the persons entitled thereto, without any discrimination or privilege; provided, however, that moneys derived from the exercise of rights by the Trustee under a Credit Facility shall not be applied to the payment of the principal of or premium or interest on Bonds held of record by the Company or any affiliate thereof or by the Tender Agent for the account of the Company.

                (ii) If the principal of all the Bonds shall have been declared due and payable and the Bank has not exercised its option to direct the Trustee to purchase all Bonds on behalf of the Bank pursuant to Section
         4.07 hereof, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, with interest on overdue interest and principal, as aforesaid, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege; provided, however, that moneys derived from the exercise of rights by the Trustee under a Credit Facility shall not be

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

         applied to the payment of the principal of or premium or interest on Bonds held of record by the Company or any affiliate thereof or by the Tender Agent for the account of the Company.

                (iii) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article X, subject to the provisions of clause (ii) of this Section 10.10 which shall be applicable in the event that the principal of all the Bonds shall later become due and payable, the moneys shall be applied in accordance with the provisions of clause (i) of this Section 10.10.

              Whenever moneys are to be applied pursuant to the provisions of this Section 10.10, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which, while a Credit Facility shall be in effect, shall be within five days of any declaration of acceleration and, if possible, an Interest Accrual Date unless it shall deem another date more suitable) upon which such application is to be made and, upon such application, interest on the amounts of principal, premium and interest to be paid on such dates shall cease to accrue, except that if the principal of all of the Bonds shall have been declared due and payable when a Credit Facility shall be in effect, interest on such amounts shall cease to accrue on the date of the drawing on a Credit Facility with respect to such declaration unless such drawing is pursuant to the Bank's purchase of the Bonds in accordance with
Section 4.07 hereof. The Trustee shall give notice of the deposit with it of any such moneys and of the fixing of any such date to all Owners of Outstanding Bonds, consistent with the requirements of Section 2.01 hereof for the establishment of, and giving of notice with respect to, a Special Record Date for the payment of overdue interest. The Trustee shall not be required to make payment to any Owner of a Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

              Notwithstanding anything in this Section 10.10 to the contrary, moneys received by the Trustee pursuant to draws on a Credit Facility, and moneys held by the Trustee pursuant to Section 4.08 for the payment of Bonds not presented for payment, shall be applied only to the payment of principal, redemption premium (if any) and interest due on the Bonds.

         Section 10.11 Severability of Remedies. It is the purpose and intention of this Article X to provide rights and remedies to the Trustee, the Bank, and the Owners which may be lawfully granted under the provisions of the Act, but should any right or remedy granted herein be held to be unlawful, the Trustee, the Bank, and the Owners shall be entitled, as above set forth, to every other right and remedy provided in this Ordinance and by law.

         Section 10.12 Waivers of Events of Default. The Trustee in its discretion may waive any Event of Default hereunder (other than an Event of Default described in clauses (v) and (vi) of paragraph (a) of Section 10.01 and not waived in accordance with paragraph (d) of Section 10.01) and its consequences and shall in any event do so upon the written request of the Owners of a majority in principal amount of all Bonds then outstanding; provided, however, that there shall not be waived

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                (i)  any Event of Default pertaining to the payment of the principal of any Bond at the Maturity Date or redemption date prior to maturity, or

                (ii) any Event of Default pertaining to the payment when due of the interest on any Bond,

unless, prior to such waiver (A) all arrears of principal (due otherwise than by declaration) and interest, with interest (to the extent permitted by law) at the rate per annum borne by the Bonds in respect of which such Event of Default shall have occurred on overdue installments of principal (due otherwise than by declaration) and interest, shall have been paid or provided for, (B) all expenses of the Trustee in connection with such Event of Default shall have been paid or provided for to the satisfaction of the Trustee, and (C) if a Credit Facility is in effect with respect to the Bonds. the coverage under a Credit Facility shall have been reinstated as to principal to an amount equal to the outstanding principal amount of the Bonds and as to interest to an amount which at least equals, depending on the type of Interest Rate Period then in effect, the coverage required by Section 2.01(c)(iv) hereof to permit such Interest Rate Period to go into effect, and provided further that, in case of any such waiver, or in case any proceeding taken by the Trustee on account of any such Event of Default shall be discontinued or abandoned or determined adversely, then and in every such case the City, the Company, the Trustee, the Bank and the Owners of the Bonds shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon. The Trustee shall not have any discretion to waive any Event of Default hereunder and its consequences except in the manner and subject to the terms expressed above.

         Section 10.13 No Obligation of City to Act. Subject to Sections 8.04 and 8.05, the City shall have no obligation to take any action or pursue any right or remedy of the Trustee or any Owner under this Ordinance or otherwise, including, but not limited to, taking any action in a bankruptcy proceeding.

                               (End of Article X)

                                   ARTICLE XI

                        TRUSTEE; PAYING AGENT; REGISTRAR

         Section 11.01 Acceptance of Trusts. By executing the certificate of authentication endorsed upon the Bonds, the Trustee shall signify its acceptance and agree to execute the trusts hereby created but only upon the additional terms set forth in this Article XI, to all of which the City agrees and the respective owners agree by their acceptance of delivery of any of the Bonds.

         Section 11.02 Trustee Not Responsible for Recitals, Maintenance, Insurance, etc. The recitals, findings and representations in this Ordinance or in the Bonds contained, save only the Trustee's authentication upon the Bonds, shall be taken and construed as made by and on the part of the City, and not by the Trustee, and the Trustee does not assume, and shall not have, any responsibility or obligation for the correctness of any thereof. In addition, the Trustee shall not have any responsibility for monitoring the Company's obligations under Sections 5.06 and 5.07

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of the Agreement to maintain the Facilities or to maintain or cause to be maintained the insurance required thereunder.

         Section 11.03 Limitations on Liability.

                (i) The Trustee may execute any of the trusts or powers hereof and perform the duties required of it hereunder by or through attorneys, agents, receivers or employees, and shall be entitled to advice of counsel concerning all matters of trust and its duty hereunder and shall not be liable for any action taken or omitted to be taken in good faith on the basis of such advice, and the Trustee shall not be answerable for the default or misconduct of any such attorney, agent or employee selected by it with reasonable care. The Trustee shall not be answerable for the exercise of any discretion or power under this Ordinance or for anything whatsoever in connection with the trust created hereby, except only for its own gross negligence or willful misconduct.

                (ii) The permissive rights of the Trustee to do things enumerated in this Ordinance shall not be construed as a duty, and the Trustee shall not be liable for any action reasonably taken or omitted to be taken by it in good faith and reasonably believed by it to be within its discretion or power conferred upon it hereby.

                (iii) Whenever in the administration of this Ordinance the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under the Agreement, the Trustee may, in the absence of bad faith on its part, rely upon a certificate of an Authorized Company Representative.

                (iv) Prior to taking any action under the Agreement or this Ordinance, the Trustee shall be entitled to a certificate of the Authorized Company Representative and/or an opinion of counsel with respect to the proposed action, which certificate and/or opinion shall confirm that all conditions precedent, if any, have been satisfied.

                (v) The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Ordinance.

                (vi) The Trustee shall not be bound to ascertain or inquire as to performance or observance of any covenants, conditions or other agreements on the part of the Company or the City under the Agreement or this Ordinance, as the case may be, except as specifically provided for herein. The Trustee shall have no obligation to perform any of the duties of the City or the Company under the Agreement or this Ordinance.

         Section 11.04 Compensation, Expenses and Advances. The Trustee, the Paying Agent, the Registrar and the Tender Agent under this Ordinance shall be entitled to reasonable compensation for their services rendered hereunder (not limited by any provision of law in regard to the compensation of the trustee of an express trust) and to reimbursement for their actual out-of-pocket expenses (including counsel fees and expenses) reasonably incurred in connection therewith except as a result of their gross negligence or willful misconduct. If the City shall fail to perform any of the covenants or agreements contained in this Ordinance, other than the covenants or agreements in respect of the payment of the principal of and interest on the

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

Bonds, the Trustee may, in its uncontrolled discretion and without notice to the Owners of the Bonds, at any time and from time to time, make advances to effect performance of the same on behalf of the City, but the Trustee shall be under no obligation to do so; but no such advance shall operate to relieve the City from any default hereunder. In Section 5.04 of the Agreement, the Company has agreed that it will pay to the Trustee, the Paying Agent, the Registrar, the Remarketing Agent and the Tender Agent such compensation and reimbursement of expenses and advances, but the Company may, without creating a default hereunder, contest in good faith the reasonableness of any such services, expenses and advances. In Section 5.08 of the Agreement, the Company has agreed to indemnify the Trustee and the Registrar to the extent stated therein. If the Company shall have failed to make any payment to the Trustee under Sections 5.04 or 5.08 of the Agreement and such failure shall have resulted in an Event of Default under the Agreement, the Trustee shall have, in addition to any other rights hereunder, a claim, prior to the claim of the Owners of the Bonds, for the payment of its compensation and the reimbursement of its expenses and any advances made by it, as provided in this Section 11.04, upon the moneys and obligations in the Bond Fund, except for proceeds of drawings under a Credit Facility and except for moneys or obligations deposited with or paid to the Trustee for the purchase of Bonds by the Bank in accordance with Section 4.07 hereof or which are deemed to have been paid in accordance with Article IX hereof and funds held pursuant to Section 5.06 hereof.

     Section 11.05 Notice of Events of Default. The Trustee shall not be required to take notice, or be deemed to have notice, of any default or Event of Default under this Ordinance or the Agreement other than an Event of Default under clauses (i), (ii), (iii) (but only if the Trustee and the Tender Agent are the same entity), (v) or (vi) of paragraph (a) of Section 10.01 hereof, unless specifically notified in writing of such default or Event of Default by Owners of at least a majority in principal amount of the Bonds then Outstanding or by the Bank. The Trustee may, however, at any time, in its discretion, require of the City full information and advice as to the performance of any of the covenants, conditions and agreements contained herein.

     Section 11.06 Action by Trustee. The Trustee shall be under no obligation to take any action in respect of any default or Event of Default hereunder other than pursuant to Section 10.01(b) hereof, or toward the execution or enforcement of any of the trusts hereby created, or to institute, appear in or defend any suit or other proceeding in connection therewith, unless requested in writing to do so by Owners of at least a majority in principal amount of the Bonds then Outstanding or the Bank, and, if in its opinion such action may tend to involve it in expense or liability, unless furnished, from time to time as often as it may require, with security and indemnity satisfactory to it. The foregoing provisions are intended only for the protection of the Trustee, and shall not affect any discretion or power given by any provisions of this Ordinance to the Trustee to take action in respect of any default or Event of Default without such notice or request from Owners or the Bank, or without such security or indemnity. Notwithstanding the foregoing, the Trustee shall submit draw requests under a Credit Facility as provided therein, make payments on the Bonds in accordance with this Ordinance and give notice of acceleration in accordance with Section 10.01(b) hereof, without as a precondition to such action, demanding security and indemnity as hereinbefore provided.

     Section 11.07 Good Faith Reliance. The Trustee shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, request,

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consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document, or upon telephonic instructions to the extent the giving of telephonic instructions is specifically authorized by this Ordinance or the Agreement, in any case which the Trustee shall in good faith believe to be genuine and to have been passed, signed or given by the proper board, body or person or to have been prepared and furnished pursuant to any of the provisions of this Ordinance or the Agreement, or upon the written opinion of any attorney, engineer, accountant or other expert believed by the Trustee to be qualified in relation to the subject matter, and the Trustee shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements. Neither the Trustee, the Paying Agent, the Registrar nor the Tender Agent shall be bound to recognize any person as an Owner or to take any action at his request unless his Bond shall be deposited with such entity or satisfactory evidence of the ownership of such Bond shall be furnished to such entity.

     Section 11.08 Dealings in Bonds and with the City and the Company. The Trustee, the Paying Agent, the Registrar, the Bank, the Tender Agent or the Remarketing Agent, in its individual capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds, and may join in any action which any Owner may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee, the Paying Agent, the Registrar, the Bank, the Tender Agent or the Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the City or the Company, and may act as depositary, trustee or agent for any committee or body of Owners or other obligations of the City as freely as if it did not act in any capacity hereunder.

     Section 11.09 Several Capacities. Anything in this Ordinance to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Paying Agent, the Registrar, the Tender Agent and the Remarketing Agent and in any other combination of such capacities, to the extent permitted by law.

     Section 11.10 Construction of Ordinance. The Trustee may construe any of the provisions of this Ordinance insofar as the same may appear to be ambiguous or inconsistent with any other provision hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the Owners, the City, the Company and the Bank.

     Section 11.11 Resignation of Trustee. The Trustee may resign and be discharged of the trusts created by this Ordinance by executing an instrument in writing resigning such trust and specifying the date when such resignation shall take effect, and filing the same with the City Clerk, the Company, the Tender Agent, the Remarketing Agent, and the Bank, and by giving notice of such resignation to all Owners. Such resignation shall only take effect on the day a successor Trustee shall have been appointed as hereinafter provided and shall have accepted such appointment and agreed to assume all of the obligations as Trustee hereunder.

     Section 11.12 Removal of Trustee. The Trustee may be removed by the City at any time, at the written request of the Company or the Owners of not less than a majority in principal amount of the Bonds then outstanding, by filing with the Trustee so removed, the City, the Company, the Tender Agent, the Remarketing Agent, and the Bank an instrument or instruments in writing appointing a successor in accordance with Section 11.13 hereof. Promptly upon

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delivery of such instrument or instruments to the Trustee, the successor Trustee upon its acceptance of the trusts created hereby shall give notice thereof to all Owners.

     Section 11.13 Appointment of Successor Trustee. If at any time the Trustee shall be removed, be dissolved or its property or affairs shall be taken under the control of any state or federal court or administrative body because of insolvency, bankruptcy or any other reason, a vacancy shall ipso facto be deemed to exist in the office of Trustee and a successor may be appointed, and in case at any time the Trustee shall resign, then a successor may be appointed, by filing with the City Clerk, the Company, the Tender Agent, the Remarketing Agent, and the Bank an instrument of appointment in writing, executed by Owners of not less than a majority in principal amount of Bonds then Outstanding with the consent of the Bank unless the Bank has wrongfully dishonored a draw on a Credit Facility. Copies of such instrument shall be promptly delivered by the City to the predecessor Trustee and to the Trustee so appointed.

              Until a successor Trustee shall be appointed by the Owners of the Bonds as herein authorized with the consent of the Bank unless the Bank has wrongfully dishonored a draw on a Credit Facility, the City, by an instrument authorized by resolution of the City Council, may, but shall have no obligation to, appoint a successor Trustee acceptable to the Company and the Bank. After any appointment by the City, it shall cause notice of such appointment to be given to the Remarketing Agent and to all Owners of the Bonds. Any new Trustee so appointed by the City shall immediately and without further act be superseded by a Trustee appointed by the Owners of the Bonds in the manner above provided. Notwithstanding anything herein to the contrary, no resignation or removal of the Trustee shall be effective until (i) a successor Trustee shall be appointed in accordance with the terms hereof and has accepted such appointment and (ii) each then existing Letter of Credit or other Credit Facility shall have been transferred to such successor in accordance with the terms thereof.

     Section 11.14 Qualifications of Successor Trustee. Every successor Trustee
(a) shall be a bank or trust company (other than the Bank) duly organized under the laws of the United States or any state or territory thereof and authorized by law to perform all the duties imposed upon it by this Ordinance, (b) shall have a combined capital stock, surplus and undivided profits of at least $50,000,000 if there can be located, with reasonable effort, such an institution willing and able to accept the trust on reasonable and customary terms and (c) shall have its obligations rated or be a wholly-owned subsidiary of an entity whose obligations are rated, so long as the Bonds shall be rated by Moody's, at least Baa3/P-3 by Moody's or otherwise qualified by Moody's.

     Section 11.15 Judicial Appointment of Successor Trustee. If at any time the Trustee shall resign and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article XI prior to the date specified in the notice of resignation as the date when such resignation is to take effect, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this
Article XI within six months after a vacancy shall have occurred in the office of Trustee, any Owner of a Bond or the Bank may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

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     Section 11.16 Acceptance of Trusts by Successor Trustee. Any successor
Trustee appointed hereunder shall execute, acknowledge and deliver to the City an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become duly vested with all the estates, property, rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein. Upon request of such Trustee, such predecessor Trustee and the City shall execute and deliver an instrument transferring to such successor Trustee all the estates, property, rights, powers and trusts hereunder of such predecessor Trustee and, subject to the provisions of Section 11.04 hereof and upon payment of its charges, such predecessor Trustee shall (i) pay over to the successor Trustee all moneys and other assets at the time held by it hereunder and (ii) transfer over to the successor Trustee its interest in any Credit Facility.

     Section 11.17 Successor by Merger or Consolidation. Any corporation into which any Trustee hereunder may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party or any corporation to which the corporate trust business of the Trustee shall be sold or transferred, shall be the successor Trustee under this Ordinance, without the execution or filing of any paper or any further act on the part of the parties hereto, anything in this Ordinance to the contrary notwithstanding.

     Section 11.18 Standard of Care. Notwithstanding any other provisions of this Article XI, the Trustee shall, during the existence of an Event of Default of which the Trustee is required to take notice or is deemed to have notice under Section 11.05 hereof, exercise such of the rights and powers vested in it by this Ordinance and use the same degree of skill and care in their exercise as a prudent person would use and exercise under the circumstances in the conduct of his own affairs. Prior to the existence and after the curing or waiving of any such Event of Default, the duties of the Trustee hereunder shall be only such duties as are specifically set forth herein and no implied covenants shall be read into this Ordinance against the Trustee.

     Section 11.19 Notice of Event of Default. If an Event of Default occurs of which the Trustee is required by Section 11.05 hereof to take notice or has notice, or any other Event of Default occurs of which the Trustee has been specifically notified in accordance-with Section 11.05 hereof, and any such Event of Default shall continue for at least five Business Days after the Trustee is required to take, or has received, notice thereof, the Trustee shall give notice thereof to the City, the Remarketing Agent, the Tender Agent, the Bank and the Owners of the Bonds.

     Section 11.20 Intervention in Litigation. In any judicial proceeding to which the City is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Owners of the Bonds, the Trustee may intervene on behalf of the Owners of the Bonds and shall, upon receipt of indemnity satisfactory to it, do so if requested in writing by Owners of at least a majority in principal amount of the Bonds then Outstanding if permitted by the court having jurisdiction in the premises.

     Section 11.21 Paying Agent. The City may at any time or from time to time by resolution, with the approval of the Company, appoint the Paying Agent for the Bonds, subject to the conditions set forth in Section 11.22 hereof. The Trustee is hereby appointed as the initial

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Paying Agent. Each Paying Agent (if not also the Trustee) shall designate to the
Trustee and the Bank its Corporate Trust Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the City, the Company and the Trustee under which such Paying Agent will agree, particularly:

                (i) to hold all sums held by it for the payment of the principal of and interest and any premium on Bonds in trust for the benefit of the Owners until such sums shall be paid to the Owners or otherwise disposed of as herein provided; and

                (ii) to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the City, the Trustee and the Company at all reasonable times.

              The City shall cooperate with the Trustee and the Company to cause the necessary arrangements to be made and to be thereafter continued whereby funds will be made available for the payment when due of the Bonds as presented at the Corporate Trust Office of the Paying Agent.

         Section 11.22 Qualifications of Paying Agent; Resignation; Removal. The Paying Agent shall (i) be a bank, a trust company, national banking association or another corporation duly organized under the laws of the United States of America or any state or territory thereof, (ii) have its obligations rated or be a wholly-owned subsidiary of an entity whose obligations are rated, so long as the Bonds are rated by Moody's, at least Baa3/P-3 by Moody's or otherwise qualified by Moody's, and (iii) be authorized by law to perform all the duties imposed upon it by this ordinance. The Paying Agent may at any time resign and be discharged of the duties and obligations created by this Ordinance by giving at least 60 days' notice to the City, the Company and the Trustee (if no longer the Paying Agent). The Paying Agent shall be removed at any time, other than during the continuance of an Event of Default, at the direction of the Company, by an instrument, signed by the City, filed with the Paying Agent and with the Trustee.

              In the event of the resignation or removal of the Paying Agent, the Paying Agent shall pay over, assign and deliver any moneys held by it in such capacity to its successor or, if there be no successor, to the Trustee.

              In the event that the Paying Agent shall resign, be removed or be dissolved, or if the property or affairs of the Paying Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy, insolvency or any other reason, and the City shall not have appointed its successor as Paying Agent, the Trustee shall facto be deemed to be the Paying Agent for all purposes of this Ordinance until the appointment by the City of the Paying Agent or successor Paying Agent, as the case may be.

         Section 11.23 Registrar. The Trustee hereby is appointed as the initial Registrar. In the event of the resignation or removal of the Registrar, the City shall, at the direction of the Company, appoint the Registrar for the Bonds, subject to the conditions set forth in Section 11.24 hereof. Each Registrar (if not also the Trustee) shall designate to the Trustee its Corporate Trust Office and signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the City, the Company and the Trustee under which such

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Registrar will agree, particularly, to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the City, the Trustee and the Company at all reasonable times.

              The City shall cooperate with the efforts of the Trustee and the Company intended to cause the necessary arrangements to be made and to be thereafter continued whereby Bonds, executed by the City and authenticated by the Trustee, shall be made available for exchange and registration of transfer at the Corporate Trust Office of the Registrar. The City shall cooperate with the efforts of the Trustee, the Registrar and the Company to cause the necessary arrangements to be made and thereafter continued whereby the Paying Agent and the Remarketing Agent shall be furnished such records and other information, at such times, as shall be required to enable the Paying Agent and the Remarketing Agent to perform the duties and obligations imposed upon them hereunder.

         Section 11.24 Qualifications of Registrar; Resignation; Removal. The Registrar shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, authorized by law to perform all the duties imposed upon it by this Ordinance. The Registrar may at any time resign and be discharged of the duties and obligations created by this Ordinance by giving at least 60 days' notice to the City, the Trustee and the Company. The Registrar may be removed at any time, at the direction of the Company (other than during the continuance of an Event of Default), by an instrument, signed by the City, filed with the Registrar and the Trustee.

              In the event of the resignation or removal of the Registrar, the Registrar shall deliver any Bonds held by it in such capacity to its successor or, if there be no successor, to the Trustee.

              In the event that the Registrar shall resign, be removed or be dissolved, or if the property or affairs of the Registrar shall be taken under the control of any state or federal court or administrative body because of bankruptcy, insolvency or any other reason, and the City shall not have appointed its successor as Registrar, the Trustee shall de facto be deemed to be the Registrar for all purposes of this Ordinance until the appointment by the City of the Registrar or successor Registrar, as the case may be.

         Section 11.25 Appointment of Co-Trustee. It is the purpose of this Ordinance that there shall be no violation of any law of any jurisdiction (including particularly the law of the State of New Mexico) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Ordinance or the Agreement, and in particular in the case of the enforcement thereof on default, or in the case the Trustee deems that by reason of airy present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee.

              In the event that the Trustee shall appoint an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action,

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immunity, estate, title, interest and lien expressed or intended by this
Ordinance to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee, but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

          Should any reasonable instrument in writing from the City be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such estates, property, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the City. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate or co-trustee or a new separate or co-trustee.

     Section 11.26 Notices to Rating Agencies. The Trustee shall provide Moody's, if the Bonds are then rated by Moody's, or S&P, if the Bonds are then rated by S&P, as appropriate, with prompt written notice of (i) the appointment of any successor Trustee, Paying Agent, Remarketing Agent or Tender Agent (ii) any amendments to this Ordinance or the Agreement, (iii) the payment (or provision for payment) in whole of the Bonds, (iv) the adjustment of any Bonds to a Short-Term or Long-Term Interest Rate Period, (v) the extension, expiration or termination of a Credit Facility or (vi) any amendment to the Reimbursement Agreement or a Credit Facility of which the Trustee has actual knowledge.

                               (End of Article XI)

                                  ARTICLE XII

                           EXECUTION OF INSTRUMENTS BY
                     OWNERS AND PROOF OF OWNERSHIP OF BONDS

     Section 12.01 Execution of Instruments; Proof of Ownership. Any request, direction, consent or other instrument in writing, whether or not required or permitted by this Ordinance to be signed or executed by Owners of the Bonds, may be in any number of concurrent instruments of similar tenor and may be signed or executed by Owners of the Bonds in person or by agent appointed by an instrument in writing. Proof of the execution of any such instrument and of the ownership or former ownership of Bonds shall be sufficient for any purpose of this Ordinance and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

               (i) The fact and date of the execution by any person of any such instrument may be proved by the certificate of any officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments within such jurisdiction, to-the effect that the person signing such instrument acknowledged before him the execution thereof, or by an affidavit of a witness to such execution, or in any other manner reasonably acceptable to the Trustee.

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               (ii)   The ownership or former ownership of Bonds shall be proved by the registration books kept under the provisions of Section 2.04 hereof and the records kept by the Trustee pursuant to Section 14.03(iii) hereof.

               (iii) While the Bonds are in book-entry only form, the beneficial ownership or former ownership of Bonds shall be proved by an instrument in writing signed by such beneficial owner and acceptable to the Trustee.

          Nothing contained in this Article XII shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of matters herein stated which it may deem to be sufficient. Any request or consent of any Owner of a Bond shall bind every future Owner of any Bond or Bonds issued in lieu thereof or upon registration of transfer or in exchange thereof in respect of anything done by the Trustee or the City in pursuance of such request or consent.

                              (End of Article XII)

                                  ARTICLE XIII

                MODIFICATION OF THIS ORDINANCE AND THE AGREEMENT

     Section 13.01 Limitations. This Ordinance and the Agreement shall not be modified or amended in any respect subsequent to the initial issuance of the Bonds, except as provided in and in accordance with and subject to the provisions of this Article XIII.

     Section 13.02 Supplemental Ordinances without Consent of Owners. The City may, from time to time and at any time, without the consent of or notice to the Owners of the Bonds, adopt, and the Trustee shall accept, subject to Section
13.05 hereof, Supplemental Ordinances as follows:

               (i) to cure any formal defect, omission, inconsistency or ambiguity in this Ordinance;

               (ii) to grant to or confer upon the Trustee for the benefit of the Owners of the Bonds any additional rights, remedies, powers, authority or security which may lawfully be granted or conferred and which are not contrary to or inconsistent with this Ordinance as theretofore in effect;

               (iii) to add to the covenants and agreements of, and limitations and restrictions upon, the City in this Ordinance other covenants, agreements, limitations and restrictions to be observed by the City which are not contrary to or inconsistent with this Ordinance as theretofore in effect;

               (iv) to confirm, as further assurance, any pledge or assignment under, and the subjection to any claim, lien, pledge or assignment created or to be created by this Ordinance, of the Receipts and Revenues or of any other moneys, securities or funds;

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               (v)    to authorize different Authorized Denominations of the
     Bonds and to make correlative amendments and modifications to this Ordinance regarding exchangeability of Bonds of different Authorized Denominations, redemptions of portions of Bonds of particular Authorized Denominations and similar amendments and modifications of a technical nature;

               (vi) to modify, alter, supplement or amend this Ordinance in such manner as shall permit the qualification hereof under the Trust Indenture Act of 1939, as from time to time amended;

               (vii)  to increase or decrease the number of days specified in
     Section 2.01(c) hereof and to make corresponding changes to Section 4.03 hereof; provided that no decreases in any such number of days shall become effective except during a Daily Interest Rate Period or a Weekly Interest Rate Period and until 30 days after the Trustee shall have given notice to the Owners;

               (viii) to provide for the procedures required to permit or implement an uncertificated system of registration of the Bonds;

               (ix) to modify, alter, amend or supplement this Ordinance in any other respect which is not materially adverse to the Owners and which does not involve a change described in the provisions of Section 13.03(i) hereof; and

               (x) to modify, alter, supplement or amend this Ordinance to comply with changes in the Code affecting the status of interest on the Bonds as excluded from gross income for federal income tax purposes or the obligations of the City or the Company in respect of Section 148 of the Code.

          Before the City shall adopt any Supplemental Ordinance pursuant to this Section 13.02, there shall have been filed with the City and the Trustee a Favorable Opinion of Bond Counsel.

     Section 13.03 Supplemental Ordinances with Consent of Owners.

               (i) Except for any Supplemental Ordinance entered into pursuant to Section 13.02 hereof, subject to the terms and provisions contained in this Section 13.03, the Owners of not less than a majority in aggregate principal amount of the Bonds shall have the right from time to time to consent to and approve the adoption by the City of any Supplemental Ordinance deemed necessary or desirable by the City for the purposes of modifying, altering, amending, supplementing or rescinding, in any particular, any of the terms or provisions contained in this Ordinance; provided, however, that, unless approved in writing by the Owners of all the Bonds, nothing herein contained shall permit, or be construed as permitting, (i) a change in the times, amounts or currency of payment of the principal of or interest or any premium on any Bond, a change in the terms of the purchase of Bonds pursuant to Section 4.06 hereof (other than as permitted by Section 13.02(viii) hereof), or a reduction in the principal amount or redemption price of any Bond or a change in the method of determining the rate of interest thereon, or (ii) the creation of a claim or lien upon, or a pledge or assignment of, the Receipts and Revenues

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     ranking prior to or on a parity with the claim, lien, pledge or assignment created by this Ordinance, or (iii) a preference or priority of any Bond or Bonds over any other Bond or Bonds, or (iv) a reduction in the aggregate principal amount of Bonds the consent of the Owners of which is required for any such Supplemental Ordinance under Section 13.07 hereof, for any modification, alteration, amendment or supplement to the Agreement.

               (ii) If at any time the City shall determine to adopt any Supplemental Ordinance for any of the purposes of this Section 13.03, the Trustee shall cause notice of the proposed Supplemental Ordinance to be given to all Owners of the Bonds. Such notice shall briefly set forth the nature of the proposed Supplemental Ordinance and shall state that a copy thereof is on file at the Corporate Trust Office of the Trustee for inspection by all Owners of the Bonds.

               (iii) Within two years after the date of the giving of such notice, the City may adopt (the date of adoption shall be the date of passage and not the effective date) such Supplemental Ordinance in substantially the form described in such notice, but only if there shall have first been filed with the Trustee (i) the required consents, in writing, of the Owners of the Bonds and (ii) a Favorable Opinion of Bond Counsel stating that such Supplemental Ordinance is authorized or permitted by this Ordinance and the Act, complies with their respective terms, and, upon the adoption thereof, will be valid and binding upon the City in accordance with its terms and will not adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds.

               (iv) If Owners of not less than the percentage of Bonds required by this Section 13.03 shall have consented to and approved the adoption thereof as herein provided, no Owner shall have any right to object to the adoption of such Supplemental Ordinance, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution and delivery thereof, or to enjoin or restrain the City from enacting the same or from taking any action pursuant to the provisions thereof.

     Section 13.04 Effect of Supplemental Ordinance. Upon the adoption of any Supplemental Ordinance pursuant to the provisions of this Article XIII, this Ordinance shall be, and be deemed to be, modified and amended in accordance therewith, and the respective rights, duties and obligations under this Ordinance of the City, the Trustee and all Owners of Bonds then outstanding shall thereafter be determined, exercised and enforced under this Ordinance subject in all respects to such modifications and amendments.

     Section 13.05 Consent of the Company and the Bank. Anything herein to the contrary notwithstanding, if a Credit Facility is in effect, the Trustee (i) shall not accept any Supplemental Ordinance under this Article XIII which affects any rights, powers and authority of the Company under the Agreement, the Tender Agreement or the applicable Credit Facility or requires a revision of the Agreement, the Tender Agreement or the applicable Credit Facility unless and until the Company and the Bank shall have consented to such Supplemental Ordinance and (ii) need not accept any Supplemental Ordinance which affects its rights, duties and responsibilities hereunder.

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     Section 13.06 Amendment of Agreement without Consent of Owners. Without the consent of or notice to the Owners of the Bonds but with the consent of the Company and the Bank, the City may modify, alter, amend or supplement the Agreement, and the Trustee may consent thereto, (a) as may be required by the provisions of the Agreement and this Ordinance, (b) for the purpose of curing any formal defect, omission, inconsistency or ambiguity therein, or (c) in connection with any other change therein which is not materially adverse to the Owners. No extension, termination or provision of any substitute Credit Facility in accordance with the provisions of the Agreement shall be deemed a modification, alteration, amendment or supplement to the Agreement, or to this Ordinance, for any purpose of this Ordinance.

          Before the City shall enter into, and the Trustee shall consent to, any modification, alteration, amendment or supplement to the Agreement, pursuant to this Section 13.06, there shall have been delivered to the City and the Trustee, a Favorable Opinion of Bond Counsel.

     Section 13.07 Amendment of Agreement with Consent of Owners. Except in the cases of modifications, alterations, amendments or supplements referred to in Sections 13.02 and 13.06 hereof, the City shall not enter into, and the Trustee shall not consent to, any modification, alteration, amendment or supplement of the Agreement, without the written approval or consent of the Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding but with the consent of the Company and the Bank, given and procured as provided in Sections 13.03 and 13.05 hereof; provided, however, that, unless approved in writing by the Owners of all Bonds then Outstanding, nothing in this Section
13.07 shall permit, or be construed as permitting, a change in the obligations of the Company under Section 5.02 or 10.01 of the Agreement. If at any time the City or the Company shall request the consent of the Trustee to any such proposed modification, alteration, amendment or supplement, the Trustee shall cause notice thereof to be given in the same manner as provided by Section 13.03 hereof with respect to Supplemental Ordinances. Such notice shall briefly set forth the nature of such proposed modification, alteration, amendment or supplement and shall state that copies of the instrument embodying the same are on file at the Corporate Trust office of the Trustee for inspection by all Owners of Bonds Outstanding. The City may enter into, and the Trustee may consent to, any such proposed modification, alteration, amendment or supplement of the Agreement, subject to the same conditions and with the same effect as provided in Section 13.03 hereof with respect to Supplemental Ordinances.

     Section 13.08 Issuance of Bonds Under Other Ordinances; Recognition of Prior Pledges. The City hereby expressly reserves the right to issue, to the extent permitted by law, bonds in accordance with other ordinances for one or more purposes permitted by the Act. The City hereby recognizes and protects any prior pledge or mortgage made to secure any prior issue of bonds.

                              (End of Article XIII)

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                                  ARTICLE XIV

                        REMARKETING AGENT; TENDER AGENT;
                        PURCHASE AND REMARKETING OF BONDS

     Section 14.01 Remarketing Agent and Tender Agent.

                 (i) The Company shall appoint a Remarketing Agent for the Bonds, subject to the conditions set forth in Section 14.02(i) hereof. The Remarketing Agent shall designate its Corporate Trust Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the City, the Trustee, the Tender Agent and the Company under which the Remarketing Agent will agree, particularly, to keep such books and records with respect to the Bonds as shall be consistent with prudent industry practice and to make such books and records available for inspection by the City, the Trustee, the Tender Agent and the Company at all reasonable times.

                 (ii) The Company shall appoint a Tender Agent for the Bonds; subject to the conditions set forth in Section 14.02(ii) hereof. The Tender Agent shall designate its Corporate Trust Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the City, the Trustee, the Company, the Bank, and the Remarketing Agent. By acceptance of its appointment hereunder, the Tender Agent agrees:

                         (A)  to hold all Bonds delivered to it pursuant to
               Section 4.06 hereof, as agent and bailee of, and in escrow for the benefit of, the respective Owners which shall have so delivered such Bonds until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Owners;

                         (B) to establish and maintain, and there is hereby established with the Tender Agent, a separate segregated trust fund designated as the "Pollution Control Revenue Refunding Bonds, 2002 Series A (El Paso Electric Company, Four Corners Project) Purchase Fund" (the "Purchase Fund") until such time as it has been discharged from its duties as Tender Agent hereunder;

                         (C) to hold all moneys (without investment thereof) delivered to it hereunder in the Purchase Fund for the purchase of Bonds pursuant to Section 4.06 hereof, other than moneys delivered to it by the Company during the term of a Credit Facility, as agent and bailee of, and in escrow for the benefit of, the person or entity which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity;

                         (D) to hold all moneys delivered to it by the Company for the purchase of Bonds pursuant to Section 4.04 hereof, as agent and bailee of, and in escrow for the benefit of, the Owners or former Owners who shall deliver Bonds

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

               to it for purchase until the Bonds purchased with such moneys shall have been delivered to or for the account of the Company; provided, however, that if the bonds shall at any time become due and payable, the Tender Agent shall cause such moneys (other than moneys held pursuant to Section 14.03(iii) hereof) to be deposited into the Bond Fund;

                         (E) to hold all Bonds registered in the name of the new Owners thereof which have been delivered to it by the Trustee for delivery to the Remarketing Agent in accordance with the Tender Agreement;

                         (F) to hold Bonds for the account of the Company as contemplated by Section 14.05(iii) hereof, such Bonds to be released to or upon the order of the Company upon receipt by the Tender Agent from the Bank of a notice to the effect that the Trustee is entitled to draw under a Credit Facility to pay principal of the Bonds and to pay the purchase price of Bonds tendered under Section 4.08 hereof and not remarketed in an amount equal to the amount that could be drawn under a Credit Facility if the drawing made to purchase such Bonds were disregarded;

                         (G) to hold Bonds for the account of the Bank (or its nominee), or to deliver Bonds to the Bank, as contemplated by
               Section 14.05(iii) hereof; and

                         (H) to keep such books and records with respect to the Bonds as shall be consistent with prudent industry practice and to make such books and records available for inspection by the City, the Trustee, the Company and the Remarketing Agent at all reasonable times.

               The City shall cooperate with the Company and the Trustee to cause the necessary arrangements to be made and to be thereafter continued to enable the Tender Agent to perform its duties and obligations described above.

     Section 14.02 Qualifications of Remarketing Agent and Tender Agent; Resignation; Removal.

               (i) The Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc., having a combined capital stock, surplus and undivided profits of at least $15,000,000 and authorized by law to perform all the duties imposed upon it by this Ordinance and the Remarketing Agreement. Any successor Remarketing Agent shall have its obligations rated or be a wholly-owned subsidiary of an entity whose obligations are rated, so long as the Bonds shall be rated by Moody's, at least Baa3/P-3 by Moody's or otherwise qualified by Moody's. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Ordinance by giving notice to the City, the Trustee, the Tender Agent, the Bank and the Company. Such resignation shall take effect on the earlier of: (i) the day a successor Remarketing Agent shall have been appointed by the Company and shall have accepted such appointment or (ii) the 45th day after the receipt by the City and the Company of the notice of resignation. The Remarketing Agent may be removed at any time, by an

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

     instrument signed by the Company and filed with the Remarketing Agent, the City, the Trustee, the Tender Agent and the Bank.

               (ii) The Tender Agent shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, and, if not a bank or trust company, for so long as the Bonds shall be rated by Moody's, shall have its obligations rated at least Baa3/P-3 by Moody's or otherwise qualified by Moody's, and in any case having a combined capital stock, surplus and undivided profits of at least $25,000,000 and authorized by law to perform all the duties imposed upon it by this Ordinance and the Tender Agreement. The Tender Agent may at any time resign and be discharged of the duties and obligations created by this Ordinance by giving at least 30 days' notice to the City, the Trustee, the Company, the Remarketing Agent and the Bank. Such resignation shall take effect on the day a successor Tender Agent shall have been appointed by the Company and shall have accepted such appointment. The Tender Agent may be removed at any time by an instrument signed by the Company, filed with the Tender Agent, the City, the Trustee, the Remarketing Agent and the Bank.

          In the event of the resignation or removal of the Tender Agent, the Tender Agent shall deliver any Bonds and moneys held by it in such capacity to its successor, or if there is no successor, to the Trustee.

     Section 14.03 Notice of Bonds Delivered for Purchase; Purchase of Bonds.

               (i) The Tender Agent shall determine timely and proper delivery of Bonds pursuant to this Ordinance and the proper endorsement of such Bonds. Such determination shall be binding on the Owners of such Bonds, the City, the Company, the Remarketing Agent, the Trustee and the Bank absent manifest error. As promptly as practicable, the Tender Agent shall give telephonic or Electronic notice, promptly confirmed by a written notice, to the Bank, the Trustee, the Remarketing Agent and the Company specifying the principal amount of Bonds, if any, as to which it shall have received notice of tender for purchase in accordance with Section 4.08(a)(i) or 4.08(a)(ii) hereof.

               (ii)   Bonds required to be purchased in accordance with Section
     4.08 hereof shall be purchased from the Owners thereof by the Tender Agent, on the date and at the purchase price at which such Bonds are required to be purchased if the Bank shall not have exercised its option to purchase such Bonds pursuant to Section 5.05 hereof. Funds for the payment of such purchase price by the Tender Agent from the Owners of Bonds shall first be derived from any moneys furnished by the Trustee to the Remarketing Agent pursuant to Section 6.01(iii) or 6.01(iv) of this Ordinance, and thereafter shall be derived from the following sources in the order of priority indicated:

                         (A) moneys furnished to the Tender Agent for deposit into the Purchase Fund representing moneys provided by the Company pursuant to Section 10.02 of the Agreement, which constitute Available Moneys;

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

                      (B) proceeds of the sale of such Bonds remarketed to any person, other than the City, the Company or an affiliate thereof, pursuant to Section 14.04 hereof and furnished to the Tender Agent by the Remarketing Agent for deposit into the Purchase Fund;

                      (C) moneys furnished to the Tender Agent by the Trustee for deposit into the Purchase Fund representing the proceeds of a drawing under a Credit Facility; and

                      (D) moneys furnished to the Tender Agent representing moneys provided by the Company (or any affiliate thereof) pursuant to
          Section 10.01 or 10.02 of the Agreement or otherwise available for such purpose.

          Moneys described in clause (C) may not be used to purchase Bonds held of record by the Company (or any affiliate thereof) or by the Tender Agent for the account of the Company.

          The Tender Agent shall establish separate accounts or subaccounts within the Purchase Fund for each deposit made into the Purchase Fund so that
(1) the Tender Agent may at all times ascertain the date of deposit of the funds in each account or subaccount, and (2) the amounts derived from the source described in clause (C) may be segregated from other sources and such amounts shall not be commingled with any funds from the sources described in clause (D).

               (iii) The Trustee shall authenticate a new Bond or Bonds in an aggregate principal amount equal to the principal amount of Bonds purchased in accordance with Section 14.03(ii), whether or not the Bonds so purchased are presented by the owners thereof, bearing a number or numbers not contemporaneously outstanding. Every Bond authenticated and delivered as provided in this Section 14.03(iii) shall be entitled to all the benefits of this Ordinance equally and proportionately with any and all other Bonds duly issued hereunder, except as provided in Section 5.04(ii) hereof. The Trustee shall maintain a record of the Bonds purchased as provided in this
     Section 14.03, together with the names and addresses of the former Owners thereof.

          In the event any Bonds purchased as provided in this Section 14.03 shall not be presented to the Tender Agent, the Tender Agent shall segregate and hold the moneys for the purchase price of such Bonds in trust for the benefit of the former Owners of such Bonds, who shall, except as provided in the following sentence, thereafter be restricted exclusively to such moneys for the satisfaction of any claim for the purchase price of such Bonds. Any moneys which the Tender Agent shall segregate and hold in trust for the payment of the purchase price of any Bond and remaining unclaimed for two years after the date of purchase shall, to the extent legally permissible, upon the Company's written request to the Tender Agent, be paid to the Bank, if the Company then owes funds under the Reimbursement Agreement or otherwise to the Company. After the payment of such unclaimed moneys to the Company, the former Owner of such Bond shall look only to the Company for the payment thereof.

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     Section 14.04 Remarketing of Bonds; Notice of Interest Rates.

               (i) Upon notice of the tender for purchase of Bonds in accordance with Section 4.08 hereof, the Remarketing Agent shall offer for sale and use its best efforts to sell such Bonds (other than Bonds purchased with moneys derived from the source described in clause (i) of
     Section 14.03(ii) hereof, if so directed by the Company), any such sale to be made on the date of such purchase in accordance with Section 4.06 at the best price available in the marketplace; provided, however, that, if a Credit Facility shall be in effect, the Remarketing Agent shall not sell any of such Bonds at a price below the principal amount thereof plus accrued interest thereon, if any. Any Bond which is tendered for purchase, pursuant to Section 4.01 hereof, and any Bond that has become subject to mandatory tender for purchase pursuant to Section 4.08 hereof, shall be sold only to a purchaser who agrees to refrain from selling that Bond other than under the terms of this Ordinance and hold that Bond only to the date of mandatory purchase.

               (ii) The Remarketing Agent shall determine the rate of interest to be borne by the Bonds during each Interest Rate Period and by each Bond during each Bond Interest Term for such Bond and the Bond Interest Terms for each Bond during each Short-Term Interest Rate Period as provided in
     Section 2.01 hereof and shall furnish to the Trustee, the Tender Agent, the Company and the Bank on the Business Day of determination each rate of interest and Bond Interest Term so determined.

               (iii) The Remarketing Agent shall give telephonic or telegraphic notice, promptly confirmed by a written notice, to the Trustee and the Tender Agent on each date on which Bonds shall have been purchased pursuant to Section 14.03(ii) hereof, specifying the principal amount of Bonds, if any, sold by it pursuant to Section 14.04(i) hereof.

     Section 14.05 Delivery of Bonds.

               (i)    Bonds purchased with moneys described in clause (A) of
     Section 14.03(ii) hereof shall be delivered to the Company and shall be registered in accordance with instructions from the Company.

               (ii)   Bonds purchased with moneys described in clause (B) of
     Section 14.03(ii) hereof shall be delivered by the Trustee to the Tender Agent or the Remarketing Agent for delivery to the purchasers thereof against payment therefor in accordance with the Tender Agreement.

               (iii)  Bonds purchased with moneys described in clause (C) of
     Section 14.03(ii) hereof shall be:

                         (A)  except as otherwise provided in Section
          14.05(iii)(B) or (C) hereof, held by the Tender Agent for the account of the Company, if a Credit Facility provides for reinstatement in respect of the drawings for the purchase of Bonds tendered pursuant to
          Section 4.08 hereof and not remarketed by reimbursement to the Bank of the amount of such drawing together with interest thereon;

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

                      (B) delivered to the Bank, as applicable, if a Credit
            Facility provides for immediate reinstatement in respect of drawings for the purchase of Bonds tendered pursuant to Section 4.08 hereof and not remarketed by the delivery to the Bank of such Bonds or otherwise requires that Bonds be delivered to the Bank;

                      (C) held by the Tender Agent. for the account of the Bank, if a Credit Facility provides for immediate reinstatement in respect of drawings for the purchase of Bonds tendered pursuant to Section
            4.08 hereof and not remarketed by the holding for the account of the Bank of such Bonds or otherwise requires that Bonds be held for the account of the Bank; or

                      (D) delivered to the Trustee for cancellation, if a Credit
            Facility does not provide for reinstatement in respect of drawings for the purchase of Bonds tendered pursuant to Section 4.08 hereof and not remarketed.

Upon delivery to the Bank, or to the Tender Agent for the account of the Bank, of the Bonds in accordance with clause (B) or (C) above, the Trustee shall deliver any certificate evidencing such reimbursement or delivery of Bonds to or for the account of the Bank, as applicable, required for reinstatement, in whole or in part, of any Credit Facility. Bonds held pursuant to clauses (A), (B) and
(C) above shall be released for the purpose of remarketing or released to or upon the order of the Company only upon receipt by the Tender Agent from the Bank of a written notice to the effect that the Trustee is entitled to draw under a Credit Facility to pay principal of and interest on the Bonds and to pay the purchase price of Bonds purchased pursuant to Section 4.08 hereof and not remarketed in an amount equal to the amount that could be drawn under a Credit Facility if the drawing made to purchase such Bonds were disregarded.

               (iv) Bonds purchased with moneys described in clause (D) of
         Section 14.03(ii) hereof shall, at the direction of the Company, be (i) held by the Tender Agent for the account of the Company, (ii) delivered to the Trustee for cancellation or (iii) delivered to the Company; provided, however, that any Bonds so purchased after the selection thereof by the Trustee for redemption shall be delivered to the Trustee for cancellation.

               (v) Bonds delivered as provided in this Section 14.05 shall be registered in the manner directed by the recipient thereof.

               (vi) Bonds purchased by the Trustee on behalf of or for the account of the Bank (or its nominee) pursuant to Section 4.08 shall be delivered promptly to the Bank (or its nominee, as the case may be), or as the Bank shall otherwise direct and thereafter, if requested by the Bank, remarketed in accordance with the provisions of Section 14.04 hereof and the Remarketing Agreement.

         Section 14.06 Drawings on Credit Facility. In accordance with the provisions of the Tender Agreement, on each day on which Bonds are to be purchased pursuant to Section 4.01 hereof, except to the extent that (i) moneys described in Section 14.03(ii)(A) hereof shall be available for the purchase of such Bonds, or (ii) the Trustee shall have received telephonic or

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

Electronic notification from the Remarketing Agent or the Tender Agent that such Bonds shall have been remarketed pursuant to Section 14.04 hereof and that the moneys described in Section 14.03(ii)(B) or 6.01(iii) hereof will be sufficient to pay the purchase price of such Bonds or (iii) the Bank shall have purchased the Bonds pursuant to Section 4.08 hereof, the Trustee promptly shall draw under a Credit Facility, in accordance with its terms, an amount sufficient to make timely payment of the purchase price of such Bonds and furnish the proceeds of such drawing to the Tender Agent. Following payment of all amounts payable in respect of the purchase of Bonds pursuant to Section 4.08 hereof, the Trustee shall remit to the Bank any amount drawn under a Credit Facility in excess of the amount sufficient to make timely payment of the purchase price of such Bonds.

         Section 14.07 Delivery of Proceeds of Sale. The proceeds of the sale by the Remarketing Agent of any Bonds delivered to it by, or held by it for the account of, the Company or the Bank, or delivered to it by the Bank or any other Owner, shall be turned over to the Company, the Bank or such other Owner, as the case may be. If the applicable Credit Facility provides for reinstatement in respect of the drawings for the purchase of Bonds tendered pursuant to Section
4.08 hereof by reimbursement to the Bank of the amount of such drawing, the Trustee shall deliver the proceeds of such remarketing to the Bank to the extent the Bank has not been reimbursed, and in connection therewith, the Trustee shall deliver any certificate required for reinstatement, in whole or in part, of any Credit Facility.

                              (End of Article XIV).

                                   ARTICLE XV

                                  MISCELLANEOUS

         Section 15.01 Ordinance to Bind and Inure to Benefit of Successors to City. In the event of the dissolution of the City, all the covenants, stipulations, promises and agreements in this Ordinance contained, by or on behalf of, or for the benefit of, the City, shall bind or inure to the benefit of the successors of the City from time to time and any entity, officer, board, commission, agency or instrumentality to whom or to which any power or duty of the City shall be transferred.

         Section 15.02 Parties in Interest. Except as herein otherwise specifically provided, nothing in this Ordinance expressed or implied is intended or shall be construed to confer upon any person, firm or corporation, other than the City, the Company, the Trustee, the Bank and the Owners, any right, remedy or claim under or by reason of this Ordinance, this Ordinance being intended to be for the sole and exclusive benefit of the City, the Company, the Trustee, the Bank and the Owners of the Bonds. Nothing in this Ordinance is intended to create in the Company any interest in the Bond Fund or the moneys or Investment Securities therein.

         Section 15.03 Severability. In case any one or more of the provisions of this Ordinance or of the Bonds issued hereunder shall, for any reason, be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Ordinance, the Agreement, the Tender Agreement or said Bonds, and this Ordinance, the Agreement, the Tender Agreement and

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the Bonds shall be construed and enforced as if such illegal or invalid provisions had not been contained herein or therein.

         Section 15.04 No Personal Liability of City Officials Under Ordinance. No covenant or agreement contained in the Bonds or in this Ordinance shall be deemed to be the covenant or agreement of any official, officer, agent, or employee of the City in his individual capacity, and neither the members of the City Council nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

         Section 15.05 Bonds Owned by the City or the Company. In determining whether Owners of the requisite aggregate principal amount of the Bonds have concurred in any direction, consent or waiver under this Ordinance, Bonds which are owned by the City or the Company or by any affiliate of the Company (unless the City, the Company and such persons own all Bonds which are then Outstanding, determined without regard to this Section 15.05) shall be disregarded and deemed not to be Outstanding for purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds which the Trustee knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the City or the Company or any affiliate of the Company. Bonds delivered to the Bank or held by the Tender Agent for the account of the Bank pursuant to Section 14.05(iii) hereof shall be regarded as Outstanding for purposes of this Section 15.05 and shall be owned by the Bank for purposes of this Section 15.05.

         Section 15.06 Governing Law. The laws of the State of New Mexico shall govern the construction of this Ordinance and of all Bonds issued hereunder.

         Section 15.07 Notices. Except as otherwise provided in this Ordinance, all notices, certificates, requests, requisitions or other communications by the City, the Company, the Trustee, the Tender Agent, the Paying Agent, the Registrar, the Remarketing Agent, Moody's, S&P and the Bank pursuant to this Ordinance shall be in writing and shall be sufficiently given and shall be deemed given when mailed by first-class mail, postage prepaid, addressed as follows: If to the City, at City of Farmington, City Hall, 800 Municipal Drive, Farmington, New Mexico 87401, Attention: Treasurer; if to the Company, at 303 North Oregon, El Paso, Texas 79901, Attention: Treasurer; if to the Trustee, at 600 Travis, Suite 1150, Houston, Texas 77002, Attention: Corporate Trust Department; if to Moody's, at Moody's Investors Service, Structured Transactions Croup, 99 Church St., New York, New York 10007; if to S & P, at Standard & Poor's Corporation, 25 Broadway, New York, New York 10004; and if to the Company, the Paying Agent, the Registrar, the Tender Agent, the Remarketing Agent, or the Bank, at the address designated herein or designated to the City, the Company and the Trustee. Any of the foregoing may, by notice given hereunder to each of the others, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent hereunder.

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         Section 15.08 Non-Business Days. If the last day of any period of grace, or the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Ordinance, is not a Business Day, the last day of such period of grace shall be deemed to be, any such payment may be made or act performed or right exercised, with the same force and effect as if done on the nominal date provided in this Ordinance, on the next succeeding Business Day, and no interest shall accrue for the period after such nominal date.

         Section 15.09 Opinions. Each opinion with respect to the validity of documents or Bonds may be qualified to the extent of the application of bankruptcy, insolvency, moratorium or reorganization laws or laws affecting the remedies for the enforcement of the rights and security provided therein and need not pass on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy.

         Section 15.10 Headlines; Table of Contents. The division of this Ordinance into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

         Section 15.11 Acceptance by Trustee. The execution by the party designated and appointed Trustee of the acceptance set forth at the end of this Ordinance certified by the City Clerk shall be sufficient to constitute said party as Trustee hereunder in accordance with the provisions hereof without the execution of any other instrument.

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

         Section 15.12 Declaration of Emergency. The City Council declares that emergency circumstances exist which are of an immediate danger to the public health, safety and welfare of the City and that this Ordinance shall therefore take effect immediately.

                               (End of Article XV)

        Passed, Adopted, Signed and Approved this 9/th/ day of July, 2002


                                       /s/ William E. Standley
                                       ----------------------------------
                                       William E. Standley, Mayor

SEAL

ATTEST:

/s/ Dianne Fuhrman
---------------------------------
Dianne Fuhrman, Deputy City Clerk

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

         I, William E. Standley, Mayor of the City of Farmington. New Mexico, do hereby declare that, pursuant to Section 3-17-3 N.M.S.A. 1978, this Ordinance deals with an emergency of an immediate danger to the public health, safety and welfare of the City, and any publication of such Ordinance prior to its adoption is hereby declared to be unnecessary.


                                       /s/ William E. Standley
                                       -----------------------------------
                                       William E. Standley, Mayor

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

                                                                       EXHIBIT A

                                 (Form of Bond)

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE CITY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE, BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         AS PROVIDED IN THE ORDINANCE REFERRED TO HEREIN, UNTIL THE TERMINATION OF THE SYSTEM OF BOOK-ENTRY ONLY TRANSFERS THROUGH DTC, AND NOTWITHSTANDING ANY OTHER PROVISION OF THE ORDINANCE TO THE CONTRARY, A PORTION OF THE PRINCIPAL AMOUNT OF THIS BOND MAY BE PAID OR REDEEMED WITHOUT SURRENDER HEREOF TO THE PAYING AGENT. DTC OR A NOMINEE, TRANSFEREE OR ASSIGNEE OF DTC AS OWNER OF THIS BOND MAY NOT RELY UPON THE PRINCIPAL AMOUNT INDICATED HEREON AS THE PRINCIPAL AMOUNT HEREOF OUTSTANDING AND UNPAID. THE PRINCIPAL AMOUNT HEREOF OUTSTANDING AND UNPAID SHALL FOR ALL PURPOSES BE THE AMOUNT DETERMINED IN THE MANNER PROVIDED IN THE ORDINANCE AND INDICATED ON THE BOOKS OF THE TRUSTEE.

No.                                                                      $

                         CITY OF FARMINGTON, NEW MEXICO

                            Pollution Control Revenue
                          Refunding Bond, 2002 Series A
                (El Paso Electric Company, Four Corners Project)


Maturity Date                 Original Issue Date                          CUSIP


Registered Owner.

Principal Sum:

               The City of Farmington, an incorporated municipality, a body politic, and corporate, existing under the Constitution and laws of the State of New Mexico, United States of America (the "City"), for value received, hereby promises to pay (but only from the source and in the manner provided herein) to the registered owner named above, or registered assigns, on the Maturity Date specified above upon the presentation and surrender hereof, the Principal Sum specified above and to pay (but only out of the Receipts and Revenues from the Agreement and other moneys pledged therefor) interest on said Principal Sum, from and including the date of authentication hereof until payment of said Principal Sum has been made or duly provided for, at the rates and on the dates determined as described herein and in the Ordinance (as hereinafter defined). The principal of and any premium on this Bond are payable at the principal corporate trust office of JPMorgan Chase Bank, as Trustee and Paying Agent. Interest on this Bond is payable (i) by check mailed on the Interest Payment Date to the owner hereof at the registered address of the registered owner of this Bond as of the close of business on the Record Date (as defined in the Ordinance) in respect of such interest, or (ii) except for interest in respect of a Long-Term Interest Rate Period (described herein), upon the written request of the owner hereof, by deposit on the Interest Payment Date of immediately available funds to the account of the owner maintained with the Paying Agent or transmitted by wire transfer to such registered owner at an account maintained at a commercial bank located within the United States of America; provided that the owner hereof shall have provided deposit or transfer instructions to the Paying Agent at least two Business Days (hereinafter defined) prior to the applicable Record Date; provided further, that interest payable in respect of a Bond Interest Term (described herein) is payable only upon presentation of this Bond to the Tender Agent (hereinafter identified). Payment of the principal of and interest and any premium on this Bond shall be in such coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

               Unless otherwise defined herein, all terms herein shall have the same meanings, respectively, as such terms are given in the Ordinance.

               THE BONDS AND INTEREST THEREON ARE LIMITED OBLIGATIONS OF THE CITY, ISSUED UNDER AND SECURED AND ENTITLED EQUALLY AND RATABLY TO THE PROTECTION GIVEN BY THE ORDINANCE. NEITHER THE GENERAL CREDIT NOR THE TAXIING POWER OF THE CITY OF FARMINGTON OR OF THE STATE OF NEW MEXICO OR OF ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED FOR THE PAYMENT OF THE BONDS, THE BONDS SHALL NEVER CONSTITUTE AN INDEBTEDNESS OF THE CITY OF FARMINGTON WITHIN THE MEANING OF ANY STATE CONSTITUTIONAL PROVISION OR STATUTORY LIMITATION AND SHALL NEVER GIVE RISE TO A PECUNIARY LIABILITY OF THE CITY OF FARMINGTON OR A CHARGE AGAINST ITS GENERAL CREDIT OR TAXING POWER; NOR SHALL THE BONDS AND INTEREST THEREON BE DEEMED A GENERAL OBLIGATION OF THE CITY OF FARMINGTON OR OF THE STATE OF NEW MEXICO OR OF ANY POLITICAL SUBDIVISION THEREOF.

               This Bond is one of the duly authorized Pollution Control Refunding Revenue Bonds, 2002 Series A (El Paso Electric Company, Four Comers Project), of the City, aggregating __________ Dollars ($-__________) in principal amount (the "Bonds"), issued or to be issued under and pursuant to the Constitution and the laws of the State of New Mexico, particularly the Pollution Control Revenue Bond Act, Chapter 397, Laws of 1973 of the State of New Mexico, 31st Legislature, 1st Session, as amended (the "Act"), and Ordinance No. ________ of the City adopted ________ ___, 2002 by the City Council of the City (collectively, the "Ordinance"), to prepay indebtedness owed by the El Paso Electric Company (the "Company") to the City under that certain Installment Sale Agreement dated as of November 1, 1994 and in turn used by the City to redeem prior bonds previously issued by the City for the purpose of providing a portion of the moneys necessary to finance the cost of acquisition, construction and installation of the interest of the Company in certain pollution control, solid waste disposal and sewerage disposal facilities by the Company, within the County of San Juan, New Mexico. Pursuant to the Amended and Restated Installment Sale Agreement, executed and delivered at or prior to the initial issuance of the Bonds (the "Agreement"), between the City and the Company, and the Company will agree to operate and maintain the Facilities and to make installments of the Purchase Price of the Project in the amount of the principal of and interest and any premium on the Bonds.

               Concurrently with the initial delivery of the Bonds, the Company has caused to be delivered to the Trustee an irrevocable, direct-pay letter of credit (the "Letter of Credit") of Citibank, N.A., (the "Bank"), which will expire on the earlier of November 15, 1995 or the occurrence of certain events specified therein, pursuant to that certain Letter of Credit and Reimbursement Agreement (the "Reimbursement Agreement"), between the Company and the Bank. The Letter of Credit is an obligation of the Bank to pay to the Trustee, in accordance with the terms thereof, such amounts as are specified therein and available to be drawn thereunder, for the timely payment of the principal of and interest on the Bonds, and the purchase price of the Bonds, required to be made pursuant to and in accordance with the provisions of the Ordinance.

               The Letter of Credit is referred to herein, along with any Alternate Credit Support delivered in accordance with the Ordinance, as the "Credit Facility".

               The Bonds are equally and ratably secured, to the extent provided in the Ordinance, by the assignment thereunder of the "Receipts and Revenues," and which as therein defined means the installments of the Purchase Price of the Project, including all moneys drawn by the Trustee under a Credit Facility in satisfaction of the Company's obligation to make installments of the Purchase Price of the Project, all other moneys received or to be received by the Trustee (for the account of the City) pursuant to the Agreement, all moneys in the Bond Fund and the Construction Fund created under and held by the Trustee pursuant to the Ordinance and all income and profit from the investment of the foregoing moneys. The City has also assigned to the Trustee as security for the Bonds all other rights and interests of the City under the Agreement (other than its rights to indemnification and to reimbursement of certain administrative expenses and certain other rights), including (with certain exceptions) the moneys and obligations held by or on behalf of the Trustee or any Paying Agent under the Ordinance.

               In the manner hereinafter provided, the term of this Bond will be divided into consecutive Interest Rate Periods during each of which this Bond shall bear interest at a Daily Interest Rate (a "Daily Interest Rate Period"), a Weekly Interest Rate (a "Weekly Interest Rate Period"), a Long-Term Interest Rate or Rates (a "Long-Term Interest Rate Period"), or each Bond may bear interest at a Bond Interest Term Rate during one or more consecutive Bond Interest Terms (a "Short-Term Interest Rate Period"). The first Interest Rate Period shall be the Interest Rate Period as specified in the Ordinance.

               This Bond shall bear interest from and including the Interest Accrual Date (as hereinafter defined) to which interest has been paid in full or duly provided for immediately preceding the date of authentication hereof, or, if such date of authentication shall be an Interest Accrual Date to which interest on this Bond has been paid in full or duly provided for, or the date of initial authentication hereof, from its date of authentication; provided, however, that if, as shown by the records of the Trustee, interest on this Bond shall be in default, any Bond issued in exchange for this Bond if it is surrendered for registration of transfer or exchange shall bear interest from the date to which interest has been paid in full on this Bond or duly provided for or, if no interest has been paid on this Bond or duly provided for, the date of the first authentication of this Bond under the provisions of the Ordinance. For any Daily Interest Rate Period and any Weekly Interest Rate Period, interest on this Bond shall be payable on each Interest Payment Date for the period commencing on the preceding Interest Accrual Date (unless such Interest Payment Date does not fall on an Interest Accrual Date, in which case on the second preceding Interest Accrual Date) and ending on the day immediately preceding the Interest Accrual Date on which such Interest Payment Date falls (unless such Interest Payment Date does not fall on an Interest Accrual Date, in which case on the day immediately preceding the immediately preceding Interest Accrual
Date). For any Short-Term Interest Rate Period or Long-Term Interest Rate Period, interest on this Bond shall be payable on each Interest Payment Date for the period commencing on the immediately preceding Interest Accrual Date and ending on the day immediately preceding such Interest Payment Date. In any event, interest on this Bond shall be payable for the final Interest Rate Period to the date on which this Bond shall have been paid in full. Interest shall be computed, in the case of a Long-Term Interest Rate Period, on the basis of a 360-day year consisting of twelve 30-day months, and in the case of any other Interest Rate Period, on the basis of a 365- or 366-day year, as appropriate, and the actual number of days elapsed. The Bonds shall be issuable in the form of registered Bonds without coupons in the denomination of (i) $5,000 and any integral multiple thereof, during any Long-Term Interest Rate Period, (ii) 5100,000 and any integral multiple of $100,000 (and provided that one Bond in excess of $100,000 may be in an integral multiple of S5,000), during any Daily Interest Rate Period or Weekly Interest Rate Period, and (iii) $100,000 and any integral multiple of $5,000 in excess of $100,000 during any Short-Term Interest Rate Period (such denominations referred to herein as "Authorized Denominations").

               The term "Interest Accrual Date" shall mean (i) with respect to any Daily Interest Rate Period, the first day thereof and, thereafter, the first day of each calendar month during that Daily Interest Rate Period, (ii) with respect to any Weekly Interest Rate Period, the first day thereof and, thereafter, the first day of each calendar month during that Weekly Interest Rate Period, (iii) with respect to any Long-Term Interest Rate Period, the first day thereof and, thereafter, each Interest Payment Date in respect thereof, other than the last such Interest Payment Date, and (iv) with respect to each Bond Interest Term within a Short Term Interest Rate Period, the first day thereof. The Term "Interest Payment Date" shall mean (i) with respect to any Daily or Weekly Interest Rate Period, the first Business Day of each calendar month, (ii) with respect to any Long-Term Interest Rate Period, each June 1 and December 1 occurring during such Long-Term Interest Rate Period, and the Business Day next succeeding the last day thereof, (iii) with respect to any Short-Term Interest Rate Period, the Business Day next succeeding the last day thereof, and (iv) in all events, the final maturity date of the Bonds. The term "Business Day" shall mean a day on which banks located in the cities in which the Principal Offices of the Trustee and the Tender Agent are located, and in the city or cities in which drawings under a Credit Facility are required to be made, are not required or authorized by law or executive order to remain closed and on which the New York Stock Exchange, Inc. is not closed.

              (1)  Daily Interest Rate

         (i) Determination of Daily Interest Rate. During each Daily Interest Rate Period, the Bonds shall bear interest at the Daily Interest Rate determined by the Remarketing Agent on or before each Business Day for such Business Day. The Daily Interest Rate shall be the rate of interest per annum determined by the Remarketing Agent to be the lowest interest rate which would enable the Remarketing Agent to sell the Bonds for delivery on the effective date of such interest rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. The Remarketing Agent shall provide the Trustee and the Company with telephonic or Electronic notice of the Daily Interest Rate determined by 10:30 a.m. (New York City time) on the date of determination. If the Remarketing Agent shall not have determined a Daily Interest Rate for any day by 10:30 a.m. (New York City time) on such day, the Daily Interest Rate shall be the same as the Daily Interest Rate for the immediately preceding day. In no event shall the Daily Interest Rate be greater than the Maximum Interest Rate.

         (ii) Adjustment to Daily Interest Rate Period. At any time, the Company, by written notice to the City, the Trustee, the Bank, the Tender Agent and the Remarketing Agent, may elect that the Bonds shall bear interest at a Daily Interest Rate. Such notice (1) shall specify the effective date of such adjustment to a Daily Interest Rate, which shall be (A) a Business Day not earlier than twenty-five (25) days after delivery of such notice (or such shorter period as shall be acceptable to the Trustee); (B) in the case of an adjustment from a Long-Term Interest Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Company pursuant to
         Section 3.01(b) hereof; and (C) in the case of an adjustment from a Weekly Interest Rate Period or a Short-Term Interest Rate Period, an Interest Payment Date on which interest is payable for the Weekly Interest Rate Period or Bond Interest Term from which the adjustment is to be made; provided, however, that if prior to the Company's making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Daily Interest Rate Period shall not precede such redemption date; and (2) if the adjustment is from a Long-Term Interest Rate Period, shall be accompanied by a Favorable Opinion of Bond Counsel to the effect that such adjustment (a) is authorized or permitted by the Ordinance and the Act, and (b) will not adversely affect the Tax-Exempt status of the interest on the Bonds.

         (2)  Weekly Interest Rate.

         (i) Determination of Weekly Interest Rate. During each Weekly Interest Rate Period, the Bonds shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent no later than the first day of such Weekly Interest Rate Period and thereafter no later than 10:00 a.m. (New York City time) on Wednesday of each week during such Weekly Interest Rate Period, unless any such Wednesday shall not be a Business Day, in which event the Weekly Interest Rate shall be determined by the Remarketing Agent no later than the Business Day immediately preceding such Wednesday. The Weekly Interest Rate shall be the rate of interest per annum determined by the Remarketing Agent to be the lowest interest rate which would enable the Remarketing Agent to sell the Bonds for delivery on the effective date of such interest rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. If for any reason, a Weekly Interest Rate is not so established for any period by the time specified above by the Remarketing Agent, the Weekly Interest Rate shall be the same as the Weekly Interest Rate in effect for the immediately preceding week. In no event shall any Weekly Interest Rate exceed the Maximum Interest Rate. The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Tuesday, unless such Weekly Interest Rate Period shall end on a day other than Tuesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Wednesday preceding the last day of such Weekly Interest Rate Period and ending on such last day. The Remarketing Agent shall provide the Trustee and the Company with written, telephonic or Electronic notice of each Weekly Rate, as determined, by 12:00 noon (New York City time) on the effective date of such Weekly Rate.

         (ii) Adjustment to Weekly Interest Rate. At any time, the Company, by written direction to the City, the Trustee, the Bank, the Tender Agent and the Remarketing Agent, may elect that the Bonds shall bear interest at a Weekly Interest Rate. Such direction (1) shall specify the effective date of such adjustment to a Weekly Interest Rate, which shall be (A) a Business Day not earlier than twenty-five (25) days after delivery of such notice (or such shorter period as shall be acceptable to the Trustee), (B) in the case of an adjustment from a Long-Term Interest Rate Period, a day on which the Bonds would otherwise be permitted to be redeemed at the option of the Company pursuant to Section 3.01(b) hereof; and (C) in the case of an adjustment from a Daily Interest Rate Period or Short-Term Interest Rate Period, an Interest Payment Date on which interest is payable for the Daily Interest Rate Period or Bond Interest Term from which the adjustment is to be made; provided, however, that if prior to the Company's making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Weekly Interest Rate Period shall not precede such redemption date; and (2) if the adjustment is from a Long-Term Interest Rate Period, shall be accompanied by a Favorable Opinion of Bond Counsel addressed to the Trustee to the effect that such adjustment (a) is authorized or permitted by the Ordinance and the Act, and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

         (3)  Long-Term Interest Rate.

         (i) Determination of Long-Term Interest Rate. During each Long-Term Interest Rate Period, the Bonds shall bear interest at the Long-Term Interest Rate, which shall be determined by the Remarketing Agent on a Business Day selected by the Remarketing Agent but not more than forty
         (40) days prior to and not later than the effective date of such Long-Term Interest Rate Period. The Long Term Interest Rate shall be the rate of interest per annum determined by the Remarketing Agent on such date, and communicated by the close of business on such date to the Trustee, the Paying Agent and the Company, by written, telephonic or Electronic notice as being the lowest interest rate which would enable the Remarketing Agent to sell the Bonds for delivery on the effective date of such Long-Term Interest Rate Period at a price (without regard to accrued interest) equal to 100% of the principal amount thereof; provided, however, that if, for any reason, a Long-Term Interest Rate for any Long-Term Interest Rate Period shall not be determined or effective or if an adjustment from a Long-Term Interest Rate Period to another Interest Rate Period shall not be effective, the Interest Rate Period for the Bonds shall automatically convert to a Daily Interest Rate Period; provided, further, however, that if the opinion of Bond Counsel required by Section [2.01(4)(b)] in connection with an adjustment to a Daily Interest Rate Period from a Long-Term Interest Rate Period cannot be obtained, then the Interest Rate Period for the Bonds shall automatically convert to a Long-Term Interest Rate Period of one year and one day. If a Daily Interest Rate for the first day of such Daily Interest Rate Period is not determined as provided in
         Section 2.01(4) hereof, the Daily Interest Rate for the first day of such Daily Interest Rate Period shall be equal to the TBMA Municipal Index. In no event shall any Long-Term Interest Rate be greater than the Maximum Interest Rate.

         (ii) Adjustment to or Continuation of Long-Term Interest Rate. At any time, the Company, by written notice to the City, the Bank, the Trustee, the Tender Agent and the Remarketing Agent, may elect that the Bonds shall bear or continue to bear interest at a Long-Term Interest Rate and if it shall so elect, shall determine the duration of the Long-Term Interest Rate Period during which the Bonds shall bear interest at such Long-Term Interest Rate. Each Long-Term Interest Rate Period shall have a duration such that the last day of such Long-Term Interest Rate Period is (1) a day which both immediately precedes a Business Day and is at least one (1) year after the effective date of such Long-Term Interest Rate Period or (2) if earlier, the day immediately preceding the final maturity date of the Bonds. At the time the Company so elects an adjustment to or continuation of a Long-Term Interest Rate Period, the Company may specify two or more consecutive Long-Term Interest Rate Periods and, if the Company so specifies, shall specify the duration of each such Long-Term Interest Rate Period as provided in this paragraph (1). Such notice shall specify the effective date of each such Long-Term Interest Rate Period, which shall be (a) a Business Day not earlier than twenty-five (25) days after delivery of such notice (or such shorter period as shall be acceptable to the Trustee); (b) in the case of an adjustment from or continuation of a Long-Term Interest Rate Period, a day on which the Bonds would be permitted to be redeemed by the Company pursuant to Section 3.01(b) hereof; and (c) in the case of an adjustment from a Daily or Weekly or Short-Term Interest Rate Period, an Interest Payment Date on which interest is payable for the Daily or Weekly Interest Rate Period or Bond Interest Term from which the adjustment is to be made; provided, however, that if prior to the Company's making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Long-Term Interest Rate Period shall not precede such redemption date. In addition, such notice (i) shall specify the last day of such Long-Term Interest Rate Period, and (ii) if the adjustment is from a Daily, Weekly or Short-Term Interest Rate Period, shall be accompanied by a Favorable Opinion of Bond Counsel to the effect that such adjustment

         (a) is authorized or permitted by the Ordinance and the Act, and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

         (4)  Bond Interest Term Rate.

         (i) Determination of Bond Interest Terms and Bond Interest Term Rates. During each Short-Term Interest Rate Period, each Bond shall bear interest during each Bond Interest Term for such Bond at the Bond Interest Term Rate for such Bond. Each Bond Interest Terms and Bond Interest Term Rates for any Bond shall be a period of at least one day but not more than the lesser of (x) 270 days or (y) the number of days of interest coverage on the Bonds provided for in any Credit Facility then in effect plus five (5) days. When a Credit Facility, if any, other than a letter of credit is in effect with respect to the Bonds or no Credit Facility is in effect with respect to the Bonds, each Bond Interest Term for any Bond shall be a period of at least one day but not more than 270 days. Each Bond Interest Term for any Bond shall be a period determined by the Remarketing Agent to be, in its judgment, the period which, taking into account prevailing market conditions and all other Bond Interest Terms and Bond Interest Term Rates for all Bonds then Outstanding, is likely to result in the lowest overall net interest expense on all such Bonds; provided, however, that any such Bond purchased on behalf of the Company and remaining unsold in the hands of the Remarketing Agent as of 1:00 p.m. (New York City time) on the effective date of the Bond Interest Term for such Bond shall have a Bond Interest Term of one day or, if such Bond Interest Term would not end on a day immediately preceding a Business Day, a Bond Interest Term of more than one day ending on the day immediately preceding the next Business Day; provided, further, however, that (1) each Bond Interest Term shall end on a day which immediately precedes a Business Day and no Bond Interest Term shall extend beyond the day immediately preceding the final maturity date of the Bonds or, if a Credit Facility, if any, is then in effect with respect to the Bonds, the scheduled expiration date of such Credit Facility, and (2) if for any reason the Remarketing Agent fails or is unable to determine a Bond Interest Term on any Bond, the Bond Interest Term for such Bond shall be one day, unless such Bond Interest Term would end on a day which does not precede a Business Day, in which case such Bond Interest Term shall end on the day immediately preceding the next succeeding Business Day.

                   The Bond Interest Term Rate for each Bond Interest Term for each Bond shall be the rate of interest per annum determined by the Remarketing Agent no later than 1:00 p.m. (New York City time) on the first day of such Bond Interest Term to be the lowest interest rate which would enable the Remarketing Agent to sell such Bonds on the effective date of such interest rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. The Remarketing Agent shall provide the Trustee and the Company with telephonic or Electronic notice of each Bond Interest Term Rate and Bond Interest Term by 1:00 p.m. (New York City time) on the date of determination. If a Bond Interest Term Rate for a Bond Interest Term of one day is not determined or effective by 1:00 p.m. (New York City time) on such day, the Bond Interest Term Rate for such Bond Interest Term of one day shall be equal to the TBMA Municipal Index. In no event shall any Bond Interest Term Rate exceed the Maximum Interest Rate.

                   Notwithstanding the foregoing, in the event that notice of redemption with respect to any Bond in a Short-Term Interest Rate Period shall have been given to the holder of such Bond by the Trustee pursuant to Section 3.03 hereof, no subsequent Bond Interest Terms or Bond Interest Term Rates shall be determined with respect to such Bond.

         (ii) Adjustment to Bond Interest Term Rates. At any time, the Company, by written direction to the City, the Trustee, the Bank, the Tender Agent and the Remarketing Agent, may elect that the Bonds shall bear interest at Bond Interest Term Rates. Such direction shall specify the effective date of the Short-Term Interest Rate Period during which the Bonds shall bear interest at Bond Interest Term Rates, which shall be
         (A) a Business Day not earlier than twenty-five (25) days after delivery of such notice (or such shorter period as shall be acceptable to the Trustee), (B) in the case of an adjustment from a Long-Term Interest Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Company pursuant to Section 3.01(b) hereof; and (C) in the case of an adjustment from a Daily or Weekly Interest Rate Period, an Interest Payment Date on which interest is payable for the Daily or Weekly Interest Rate Period from which the adjustment is to be made; provided, however, that if prior to the Company's making such election any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Short-Term Interest Rate Period shall not precede such redemption date; and (2) shall be accompanied by a Favorable Opinion of Bond Counsel addressed to the Trustee to the effect that such adjustment (a) is authorized or permitted by the Ordinance and the Act and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

         (iii) Adjustment from Short-Term Interest Rate Period. At any time during a Short-Term Interest Rate Period, the Company may elect that the Bonds shall no longer bear interest at Bond Interest Term Rates and shall instead bear interest as otherwise permitted under this Ordinance. The Company shall give written notice to the City, the Trustee, the Paying Agent and the Remarketing Agent, if any, of such election and shall specify the Interest Rate Period to follow with respect to such Bonds upon cessation of the Short-Term Interest Rate Period and instruct the Remarketing Agent to (1) determine Bond Interest Terms of such duration that, as soon as possible, all Bond Interest Terms shall end on the same date, not earlier than twenty-four
         (24) days (or such shorter period acceptable to the Trustee) following the delivery by the Company of such written notice, and upon the establishment of such Bond Interest Term the day next succeeding the last day of all such Bond Interest Terms shall be the effective date of the Interest Rate Period elected by the Company; or (2) determine Bond Interest Terms of that will best promote an orderly transition to the next succeeding Interest Rate Period to apply to the Bonds, beginning not earlier than twenty-four (24) days (or such shorter period acceptable to the Trustee) following the delivery by the Company of such written notice. If the alternative in clause (2) above is selected, the day next succeeding the last day of the Bond Interest Term for each Bond shall be with respect to such Bond the effective date of the Interest Rate Period elected by the Company. The Remarketing Agent, promptly upon the determination thereof, shall give written notice of such last day and such effective dates to the City, the Company, the Trustee and the Tender Agent. During any transitional period from a Short-Term Interest Rate Period to the next succeeding Interest Rate Period in accordance with clause (2) above, the provisions of this Ordinance shall be deemed to apply to the Bonds as follows: the Bonds continuing to bear interest at Bond Interest Term Rates shall have applicable to them the provisions hereunder theretofore applicable to such Bonds as if all Bonds were continuing to bear interest at Bond Interest Term Rates and the Bonds bearing interest in the Interest Rate Period to which the transition is being made will have applicable to them the provisions hereunder as if all Bonds were bearing interest in such Interest Rate Period.

         (5) Limitation on Adjustment of Interest Rate Periods. In connection with any adjustment of Interest Rate Periods, the Company may not, if a Credit Facility is to be in effect with respect to the Bonds, adjust to an Interest Rate Period unless a Credit Facility shall be in effect providing for sufficient coverage of principal and interest on the Bonds in respect of such Interest Rate Period to permit the Bonds to continue to be rated in a rating category reflecting the corresponding rating of the obligor on a Credit Facility by both Moody's and S&P. Notwithstanding any term or provision of this Ordinance to the contrary, without the prior written consent of the Bank, the Company may not elect that the Bonds bear interest at a Bond Interest Term Rate or a Long-Term Interest Rate Period. Any such consent of the Bank may be limited to a Bond Interest Term or a Long-Term Interest Rate Period of a specified maximum duration.

         (6) Notice of Adjustment to Daily. Weekly or Long-Term Interest Rate or Bond Interest Terms Rates: Bonds Counsel Opinions: Remarketing Agent: Tender Agent.

             (i) Except as otherwise provided in the Ordinance, the Trustee shall give notice by first-class mail of an adjustment to a Daily, Weekly, Short-Term or Long-Term Interest Rate Period, as the case may be, to the Owners of the Bonds not less than fifteen (15) days (thirty (30) days if the then current Interest Rate Period is a Long-Term Interest Rate Period) prior to the effective date of such Daily, Weekly, Short-Term or Long-Term Interest Rate Period.

             (ii) Adjustment to a Daily, Weekly, Short-Term or Long-Term Interest Rate Period, except for successive Long-Term Interest Rate Periods, requires a contemporaneous Favorable Opinion of Bond Counsel. "Favorable Opinion of Bond Counsel" means an opinion of Bond Counsel to the effect that the action proposed to be taken is authorized by the laws of the State of New Mexico and the Ordinance and will not adversely affect any exclusion from gross income for federal income tax purposes of interest on the Bonds.

             (iii) The initial Remarketing Agent appointed under the Ordinance shall be Salomon Smith Barney

             (iv) The initial Tender Agent appointed under the Ordinance shall be Salomon Smith Barney

         (7) (i)   Purchase of Bonds During Daily Interest Rate Period. During
any Daily Interest Rate Period, this Bond or any portion hereof in an Authorized Denomination shall be purchased from its Owner at the option of the Owner on any Business Day at a purchase price equal to the principal amount hereof plus accrued interest from the Interest Accrual Date immediately preceding the date of purchase through the day immediately preceding the date of purchase, unless the date of purchase shall be an Interest Accrual Date, in which case at a purchase price equal to the principal amount hereof, payable in immediately available funds, upon delivery to the Tender Agent at its principal office, by no later than 10:30 a.m., New York time, on such Business Day, of an irrevocable written notice or an irrevocable telephonic notice, promptly confirmed by tested telex, telecopy or other writing, which states the principal amount of this Bond or such portion hereof and the date of purchase. For payment of such purchase price on the date specified in such notice, this Bond must be delivered, at or prior to 1:00 p.m., New York time, on such Business Day, to the Tender Agent at its principal office, accompanied by an instrument of transfer hereof, in form satisfactory to the Tender Agent, executed in blank by the owner hereof or his duly authorized attorney, with such signature guaranteed by a bank, trust company or member firm of the New York Stock Exchange, Inc.

             (ii) Purchase of Bonds During Weekly Interest Rate Period. During any Weekly Interest Rate Period, this Bond or any portion hereof in an Authorized Denomination shall be purchased from its Owner at the option of the Owner on any Business Day at a purchase price equal to the principal amount hereof plus accrued interest, if any, from the Interest Accrual Date immediately preceding the date of purchase through the day immediately preceding the date of purchase, unless the date of purchase shall be an Interest Accrual Date, in which case at a purchase price equal to the principal amount hereof, payable in immediately available funds, upon delivery to the Tender Agent at its principal office of an irrevocable written notice or an irrevocable telephonic notice, promptly confirmed by tested telex, telecopy or other writing, which states the principal amount of this Bond or such portion hereof and the date on which the same shall be purchased, which date shall be a Business Day not prior to the seventh day next succeeding the date of the delivery of such notice to the Tender Agent. For payment of such purchase price on the date specified in such notice, this Bond must be delivered, at or prior to 10:00 a.m., New York time, on the date specified in such notice, to the Tender Agent at its principal office, accompanied by an instrument of transfer hereof, in form satisfactory to the Tender Agent, executed in blank by the owner hereof or his duly authorized attorney, with such signature guaranteed by a bank, trust company or member firm of the New York Stock Exchange, Inc.

             (iii) Mandatory Tender for Purchase On Day Next Succeeding the Last Day of Each Bond Interest Term. On the day next succeeding the last day of each Bond Interest Term for this Bond, unless such day is the first day of a new Interest Rate Period (in which event Paragraph 7(iv) hereof shall be applicable), this Bond shall be purchased from its Owner, at a purchase price equal to the principal amount hereof, payable in immediately available funds. The purchase price of this Bond if so purchased shall be payable only upon surrender of this Bond to the Tender Agent at its principal office, accompanied by an instrument of transfer hereof, in form satisfactory to the Tender Agent, executed in blank by the Owner hereof or his duly authorized attorney, with such signature guaranteed by a bank, trust company or member firm of the New York Stock Exchange, Inc.

             (iv) Mandatory Tender for Purchase on First Day of Each Interest Rate Period. This Bond shall be subject to mandatory tender for purchase, at the purchase price, payable in immediately available funds, specified in the Ordinance, on the first day of each Interest Rate Period if the Interest Rate Period immediately preceding such Interest Rate Period was different than that of the Interest Rate Period becoming effective.

             (v) Mandatory Tender for Purchase on First Day of Long-Term Interest Rate Period Following Prior Long-Term Interest Rate Period. This Bond shall be subject to mandatory tender for purchase, at the purchase price, payable in immediately available funds, specified in the Ordinance, on the first day of each Long-Term Interest Rate Period which was preceded by a Long-Term Interest Rate Period.

             (vi) Mandatory Tender for Purchase on Termination or Expiration of Credit Facility. This Bond shall be subject to mandatory tender for purchase on the date and at the purchase price, payable in immediately available funds, specified in the Ordinance in the event that any Credit Facility either is to terminate or is to expire in accordance with its terms (other than because a final drawing thereunder shall have been made in accordance with its terms), unless the term of a Credit Facility shall be extended or unless the Company shall provide the Trustee with a substitute Credit Facility with evidence from the rating agency or agencies rating the Bonds to the effect that such substitute Credit Facility will not, by itself, result in a reduction or withdrawal of the rating on the Bonds by such rating agency or agencies.

             (vii) Notice of Mandatory Tender for Purchase. In connection with any mandatory tender for purchase of this Bond in accordance with paragraph 7(iii), (iv), (v) or (vi) above, the Trustee shall give notice by first-class mail to the Owner of this Bond at the time and in the form specified in the Ordinance.

             (viii) Irrevocable Notice Deemed to be Tender of Bond: Undelivered Bonds.

             (y) The giving of notice by an Owner of this Bond as provided in paragraph 7(i) or (ii) hereof, shall constitute the irrevocable tender for purchase of this Bond with respect to which such notice shall have been given, irrespective of whether this Bond shall be delivered as provided in such Paragraph.

             (z) The Tender Agent may refuse to accept delivery of any Bonds for which a proper instrument of transfer has not been provided. In the event that any Owner of a Bond who shall have given notice of tender of purchase pursuant to paragraph 7(i) or (ii) hereof or shall have been sent a notice of mandatory tender pursuant to paragraph 7(vii) hereof shall fail to deliver such Bond to the Tender Agent at the place and on the applicable date and time specified, or shall fail to deliver such Bond properly endorsed, such Bond shall constitute an Undelivered Bond. If funds in the amount of the purchase price of the Undelivered Bond are available for payment to the Owner thereof on the date at the time specified, from and after the date and time of that required delivery, (A) the Undelivered Bond shall no longer be deemed to be outstanding pursuant to the Ordinance entitled to be paid with the proceeds of a Credit Facility, (B) interest shall no longer accrue thereon; and (C) funds in the amount of the purchase price of the Undelivered Bond shall be held by the Tender Agent for the benefit of the owner thereof (provided that the Owner shall have no right to any investment proceeds derived from such funds), to be paid on delivery (or proper endorsement) of the Undelivered Bond to the Tender Agent. Any funds held by the Tender Agent as described in clause (C) of the preceding sentence shall be held uninvested.

         (8) Redemption Provisions. The Bonds shall be subject to redemption prior to maturity as follows:

             (i) On any Business Day during a Daily Interest Rate Period or a Weekly Interest Rate Period, the Bonds shall be subject to optional redemption by the City, upon the exercise by the Company of any of its options to prepay all or a part of the unpaid balance of the purchase price of the Project and cause the Bonds to be redeemed, in whole or in part, at 100% of the principal amount thereof, plus accrued interest, if any, to the redemption date.

             (ii) On the day succeeding the last day of any Bond Interest Term with respect to any Bond, such Bond shall be subject to optional redemption by the City, upon the exercise by the Company of any of its options to prepay all or a part of the unpaid balance of the purchase price of the Project and cause the Bonds to be redeemed, in whole or in part, at 100% of the principal amount thereof.

             (iii) During any Long-Term Interest Rate Period, the Bonds shall be subject to optional redemption by the City, upon the exercise by the Company of any of its options to prepay all or a part of the unpaid balance of the purchase price of the Project and cause the Bonds to be redeemed, on the first day thereof, in whole or in part, at the redemption price of 100% of the principal amount thereof, and thereafter, during the periods specified below (or such longer or shorter periods as may be specified in accordance with the Ordinance) in whole at any time or in part on any Interest Payment Date from time to time, at the redemption prices (expressed as percentages of principal amount) hereinafter indicated (or such redemption prices as may be specified in accordance with the Ordinance), plus accrued interest, if any, to the redemption date:

                     Length of
           Long-Term Interest Rate Period
                (expressed in years)                 Redemption Prices
           ------------------------------            -----------------
           Greater than 17                    After 10 years at 102% declining by
                                              1% every 12 months to 100%

           Less than or equal to 17 and       After 8 years at 102%, declining by
              greater than 10                 1% every 12 months to 100%

           Less than or equal to 10 and       After 6 years at 101%, declining by
              greater than 7                  1/2 of 1% every 6 months to 100%

           Less than or equal to 7 and        After 3 years at 101%, declining by
              greater than 4                  1/2 of 1% every 6 months to 100%

           Less than or equal to 4 and        After 2 years at 100 1/2%, declining
              greater than 3                  by 1/2 of 1% after 6 months to 100%

           Less than or equal to 3 and        After 1 year at 100 1/2%,

            greater than 2                  declining by 1/2 of 1% after 6
                                            months to 100%

         Less than or equal to 2 and        After 1 year at 100%
            greater than 1

         1 year or less                     Not redeemable

             (iv) The Bonds shall be subject to extraordinary optional redemption by the City, in whole or in part, at the redemption price of 100% of the principal amount thereof plus accrued interest, if any, to the redemption date, upon the exercise by the Company of its option to prepay all, or part of, the unpaid balance of the loan in accordance with Section 9.01 of the Agreement if the Company determines that the continued operation of the Facilities, or any part thereof is impractical, uneconomical or undesirable for any reason including, but not limited to, damage to, or destruction or condemnation of, the Facilities, or a portion thereof.

             (v) The Bonds shall be subject to mandatory redemption by the City, in whole, or in part, at the redemption price of 100% of the principal amount thereof plus accrued interest, if any, to the redemption date, on the 180th day (or such earlier date as may be designated by the Company) after a final determination by a court of competent jurisdiction or an administrative agency (following all permitted administrative or judicial appeals or the expiration of the time for commencing any such appeal), to the effect that, as a result of the failure by the Company to observe or perform any covenant or agreement in the Agreement, the interest payable on the Bonds is included for federal income tax purposes in the gross income of the owners thereof, other than any owner of a Bond who is a "substantial user" of the Facilities or a "related person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").

        (9) Selection of Bonds for Partial Redemption. I If less than all the Bonds shall be called for redemption the Trustee shall select the Bonds or any given portion thereof to be redeemed, from Outstanding Bonds or any given portion thereof not previously called for redemption, by lot. For the purpose of any such selection the Trustee shall assign a separate number for each minimum Authorized Denomination of each Bond of a denomination of more than such minimum; provided that following any such selection, both the portion of such Bond to be redeemed and the portion remaining shall be in Authorized Denominations. The Trustee shall promptly notify the City and the Company in writing of the numbers of the Bonds or portions thereof so selected for redemption.

        (10) Miscellaneous.

             (i) The transfer of this Bond shall be registered upon the registration books kept at the principal corporate trust office of the Trustee, as Registrar, at the written request of the Owner hereof or his attorney duly authorized in writing, upon surrender of this Bond at said office, together with the attached instrument of transfer duly executed by the Owner or his duly authorized attorney.

             (ii) The Owner of this Bond shall have no right to enforce the provisions of the Ordinance, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Ordinance, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Ordinance.

         (iii) With certain exceptions as provided therein, the Ordinance and the Agreement may be modified or amended only with the consent of the owners of not less than a majority in aggregate principal amount of all Bonds outstanding under the Ordinance.

         (iv) Reference is hereby made to the Ordinance and the Agreement, copies of which are on file with the Trustee, and to a Credit Facility which is held by the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the City, the Company, the Trustee, the Tender Agent and the Remarketing Agent appointed pursuant to the Ordinance and the Owners of the Bonds. The owner of this Bond, by the acceptance hereof, is deemed to have agreed and consented to the terms and provisions of the Ordinance, the Agreement and a Credit Facility.

         (v) The City, the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Remarketing Agent and the Bank may deem and treat the person in whose name this Bond is registered on the registration books of the City maintained by the Registrar as the absolute owner hereof for all purposes, whether or not this Bond is overdue, and neither the City, the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Remarketing Agent nor the Bank shall be affected by any notice to the contrary.

         (vi) No covenant or agreement contained in this Bond or the Ordinance shall be deemed to be the covenant or agreement of any elected or appointed commissioner, official, officer, agent, servant or employee of the City in his individual capacity, and neither the members of the City Council of the City, nor any official executing this Bond, shall he liable personally on this Bond or be subject to any personal liability or accountability by reason of the issuance of this Bond.

         IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required by the Constitution and the statutes of the State of New Mexico, the governing rules and procedures of the City and the Ordinance to exist, to have happened and to have been performed precedent to and in the issuance of this Bond, do exist, have happened and have been performed.

         No officer or official of the City shall be individually or personally liable for payment of the Bonds or the interest thereon or be subject to any personal liability or accountability by reason of the issuance thereof.

         This Bond shall not be entitled to any right or benefit under the Ordinance, or be valid or become obligatory for any purpose, until this Bond shall have been authenticated by the manual execution by the Trustee, or its successor as Trustee, of the certificate of authentication inscribed hereon.

          IN WITNESS WHEREOF, the City of Farmington, New Mexico has caused this Bond to be authenticated by its Mayor and its Treasurer, each by his or her manual or facsimile signature and has caused the corporate seal of the City to be affixed, impressed, or reproduced hereon and attested by the City Clerk with his or her manual or facsimile signature, one of the foregoing signatures being manual.

Dated as of the Original
Issue Date set forth above.

                                                     CITY OF FARMINGTON,
                                                        NEW MEXICO


                                                     By: _______________________
                                                         Mayor


                                                     By: _______________________
                                                         Treasurer


SEAL

ATTEST:

_________________________
City Clerk

               (Form of Trustee's Certificate of Authentication).

                          CERTIFICATE OF AUTHENTICATION

          This is to certify that this Bond is one of the Bonds described in the within-mentioned Ordinance.

                                      TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                        as Trustee

                                      By: ______________________________________
                                          Authorized Signature


                                      Date of Authentication: __________________

                               (Form for Transfer)

                         COMPLETE AND SIGN THIS FORM FOR
                      REGISTRATION OF TRANSFER OR TRANSFER

          For value received __________ hereby sells, assigns and transfers unto __________ this Bond and hereby irrevocably constitutes and appoints
____________________ Attorney to register such transfer on the books of registration in the office of the Registrar with full power of substitution in the premises.

Dated: ___________________________             _________________________________


Signatures Guaranteed by.                      NOTE: The signatures on this
                                               assignment must correspond with
                                               the names as written on the face
                                               of this Bond in every particular,
                                               without  alteration, enlargement
                                               or any change whatsoever.

__________________________________
Signatures must be guaranteed in
accordance with the terms of one of
the nationally recognized medallion
signature guarantee programs.

                         ACCEPTANCE OF DUTIES BY TRUSTEE

          JPMorgan Chase Bank, as Trustee, hereby accepts as of August 1, 2002 the trust imposed under the foregoing Ordinance and the duties and obligations imposed on the Trustee thereby.

                                                 By: /s/ Cary W. Gilliam
                                                     ---------------------------
                                                     Title: Vice President